Exhibit 10

Execution Version

SERIES A PREFERRED UNIT PURCHASE AGREEMENT
among
NEXTERA ENERGY PARTNERS, LP
and
THE PURCHASERS PARTY HERETO
JUNE 20, 2017

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SCHEDULE A - Purchaser Allocations
SCHEDULE B - Material Subsidiaries
SCHEDULE C - Subsidiaries
SCHEDULE D - Financing Agreements
SCHEDULE E - Tax
SCHEDULE F - Covered Affiliates
SCHEDULE G - Terms of Amendment to the Amended and Restated Master Services Agreement

EXHIBIT A - Form of Opinion of Squire Patton Boggs (US) LLP
EXHIBIT B - Form of Statement of Preferences
EXHIBIT C - Form of Registration Rights Agreement
EXHIBIT D - Form of General Partner Waiver
EXHIBIT E - Form OpCo Partnership Agreement Amendment

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SERIES A PREFERRED UNIT PURCHASE AGREEMENT
This SERIES A PREFERRED UNIT PURCHASE AGREEMENT, dated as of June 20, 2017 (this “Agreement”), is entered into by and among NEXTERA ENERGY PARTNERS, LP, a Delaware limited partnership (the “Partnership”), and the purchasers set forth in Schedule A hereto (the “Purchasers”).
WHEREAS, the Partnership desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Partnership, the Purchased Units (as defined below), in accordance with the provisions of this Agreement; and
WHEREAS, the Partnership has agreed to provide the Purchasers with certain registration rights with respect to the Conversion Units (as defined below).
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS

Section 1.01.    Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Additional Preferred Units” means, with respect to each Purchaser, a number of additional Series A Preferred Units such that, when multiplying the number of such Series A Preferred Units by the Series A Preferred Unit Purchase Price, the result is less than or equal to the amount under the “Remaining Unfunded Commitment Amount” column set forth opposite such Purchaser’s name on Schedule A, with any fractional Series A Preferred Units being rounded to the nearest whole number of Series A Preferred Units.
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, (a) the Partnership Entities, on the one hand, and any Purchaser, on the other, shall not be considered Affiliates and (b) any fund or account managed, advised or subadvised, directly or indirectly, by a Purchaser or its Affiliates shall be considered an Affiliate of such Purchaser.
“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.
“Anti-Corruption Laws” has the meaning specified in Section 3.32.
“Base Preferred Units” means, with respect to each Purchaser, the number of Series A Preferred Units set forth opposite such Purchaser’s name on the notice delivered by the Partnership to the Purchasers in connection with the Initial Closing, which notice shall be delivered not less than twelve (12) Business Days prior to the Initial Closing, with any fractional Series A Preferred Units being rounded to the nearest whole number of Series A Preferred Units; provided that, with respect to each Purchaser, when multiplying the number of such Series A Preferred Units by the Series A Preferred Unit Purchase Price, the result shall not exceed the amount under the “Commitment Amount” column set forth opposite such Purchaser’s name on Schedule A.
“BlackRock Purchaser” means Nasa A Holdings LP, a Delaware limited partnership.
“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Florida are authorized or required by Law or other governmental action to close.
“Closing” means the Initial Closing or a Subsequent Closing, as applicable.

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“Closing Date” means the date on which a Closing occurs.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commission” means the United States Securities and Exchange Commission.
“Commitment Amount” means, with respect to each Purchaser, the amount set forth opposite such Purchaser’s name on Schedule A.
“Common Units” means common units representing limited partner interests in the Partnership.
“Confidentiality Agreements” means the confidentiality agreements entered into by the Partnership and each of the Purchasers or their Affiliates, as applicable, in connection with the transactions contemplated hereby, as may be amended from time to time.
“Consent” has the meaning specified in Section 3.14.
“Contract” means any contract, agreement, indenture, note, bond, mortgage, deed of trust, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, or obligation, whether written or oral.
“Conversion Units” means the Common Units issuable upon conversion of the Purchased Units or PIK Units.
“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.
“Drop-Dead Date” means December 31, 2017.
“Environmental Law” has the meaning specified in Section 3.24.
“ERISA” has the meaning specified in Section 3.25.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Funding Obligation” means, with respect to a particular Purchaser, an amount equal to the Series A Preferred Unit Purchase Price multiplied by the number of Purchased Units to be purchased by such Purchaser on a Closing Date pursuant to Section 2.01.
“GAAP” means generally accepted accounting principles in the United States of America as of the date hereof; provided that for the financial statements of the Partnership prepared as of a certain date, GAAP referenced therein shall be GAAP as of the date of such financial statements.
“General Partner” means NextEra Energy Partners GP, Inc., a Delaware corporation and the general partner of the Partnership.
“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Partnership mean a Governmental Authority having jurisdiction over the Partnership Entities or any of their respective Properties.
“Hazardous Materials” has the meaning specified in Section 3.24.

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“Indemnified Party” has the meaning specified in Section 6.03(b).
“Indemnifying Party” has the meaning specified in Section 6.03(b).
“Initial Closing” means the consummation of the purchase and sale of the Base Preferred Units.
“Initial Closing Date” means the date the Initial Closing is consummated pursuant to Section 2.02(a).
“Knowledge” means, with respect to the Partnership or the NEP Parties, the actual knowledge of Mark Patten and Daniel Lotano in their capacity as employees of NextEra Energy Resources, LLC.
“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law (including common law), rule or regulation.
“Letter Agreement” means the letter agreement, dated as of the date of this Agreement, among the Partnership and the Purchasers.
“Lien” means any mortgage, pledge, lien (statutory or otherwise), encumbrance, security interest, security agreement, conditional sale, trust receipt, charge or claim or a lease, consignment or bailment, preference or priority, assessment, deed of trust, easement, servitude or other encumbrance upon or with respect to any property of any kind.
“Management Services Agreement” means the Amended and Restated Management Services Agreement, dated as of March 10, 2017, among the NEP OpCo, the Partnership, NEP OpCo GP and NextEra Energy Management Partners, LP, as amended.
“Material Adverse Effect” means any change, event or effect that, individually or together with any other changes, events or effects, has had or would reasonably be expected to have a material adverse effect on (a) the business, Properties, assets, liabilities, financial condition, or results of operations of the NEP Entities, taken as a whole or (b) the ability of any of the Partnership Entities, as applicable, to perform its obligations under the Transaction Documents; provided, however, that a Material Adverse Effect shall not include any adverse effect on the foregoing to the extent such adverse effect results from, arises out of, or relates to (i) a general deterioration in the economy or changes in the general state of the markets or industries in which any of the Partnership Entities operates (including, for the avoidance of doubt, adverse changes (A) in commodity prices, (B) in capital spending by participants or their customers in the renewable energy or natural gas energy sector, and (C) otherwise associated with changes in the renewable or natural gas energy sector and the resulting effect on the Partnership Entities, taken as a whole), except, with respect to this clause (i), to the extent that such NEP Entities, taken as a whole, are adversely affected in a disproportionate manner as compared to other industry participants, (ii) any deterioration in the condition of the capital markets or any inability on the part of the NEP Entities to access the capital markets, (iii) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency, acts of war (whether or not declared) or the occurrence of any other calamity or crisis, including acts of terrorism, hurricane, flood, tornado, earthquake or other natural disaster, (iv) any change in accounting requirements or principles imposed upon the NEP Entities or their respective businesses or any change in applicable Law, or the interpretation thereof, (v) any change in the credit rating and/or outlook of any of the NEP Entities or any of their securities (except that the underlying causes of any such changes may be considered in determining whether a Material Adverse Effect has occurred), (vi) changes in the market price or trading volume of the Common Units (except that the underlying causes of any such changes may be considered in determining whether a Material Adverse Effect has occurred) or (vii) any failure of the Partnership to meet any internal or external projections, forecasts or estimates of revenue or earnings for any period (except that the underlying causes of any such failures may be considered in determining whether a Material Adverse Effect has occurred).
“Material Subsidiaries” means the Subsidiaries of the Partnership listed on Schedule B attached hereto.\
“Money-Laundering Laws” has the meaning specified in Section 3.33.

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“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act (or any successor to such Section) and any other securities exchange (whether or not registered with the Commission under Section 6(a) (or successor to such Section) of the Securities Exchange Act) that the General Partner shall designate as a National Securities Exchange for purposes of this Agreement.
“NEP Entities” means, collectively, the Partnership and the NEP Subsidiaries.
“NEP Execution Date SEC Documents” means the NEP SEC Documents publicly available and filed with or furnished to the Commission after January 1, 2017 and prior to the date of this Agreement.
“NEP OpCo” means NextEra Energy Operating Partners, LP, a Delaware limited partnership.
“NEP OpCo GP” means NextEra Energy Operating Partners GP, LLC, a Delaware limited liability company.
“NEP Parties” means, collectively, the General Partner and the Partnership.
“NEP SEC Documents” means the Partnership’s forms, registration statements, reports, schedules, statements, and exhibits filed by it under the Exchange Act or the Securities Act, as applicable.
“NEP Subsidiaries” means, collectively, the Subsidiaries listed on Schedule C attached hereto.
“NYSE” means the New York Stock Exchange.
“OpCo Partnership Agreement Amendment” has the meaning specified in Section 2.06(a)(iii).
“Organizational Documents” means, as applicable, an entity’s agreement or certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other similar organizational documents.
“Partnership” has the meaning set forth in the introductory paragraph of this Agreement.
“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 1, 2014, as amended from time to time in accordance with the terms thereof (including, as the context requires, by the Statement of Preferences).
“Partnership Entities” means, collectively, the General Partner and the NEP Entities.
“Partnership Related Parties” has the meaning specified in Section 6.02.
“Permits” has the meaning specified in Section 3.27.
“Permitted Loan” means any bona fide loans or other extensions of credit entered into by a holder of record of Series A Preferred Units or any of its affiliates with one or more financial institutions and secured by a pledge, hypothecation or other grant of security interest in Series A Preferred Units, Conversion Units, Common Units, and/or related assets and/or cash, cash equivalents and/or letters of credit.
“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.
“Piggyback Registration” has the meaning given such term in the Registration Rights Agreement.
“PIK Units” means any additional Series A Preferred Units issued by the Partnership to the Purchasers as in-kind distributions pursuant to the Statement of Preferences.

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“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible (including intellectual property rights).
“Purchased Units” means, collectively, any Base Preferred Units and Additional Preferred Units that the Partnership requires the Purchasers to purchase on any Closing Date pursuant to Section 2.01.
“Purchaser Related Parties” has the meaning specified in Section 6.01.
“Purchasers” has the meaning specified in the introductory paragraph of this Agreement.
“Registration Rights Agreement” means the Registration Rights Agreement, to be entered into at the Initial Closing, between the Partnership and the Purchasers, substantially in the form attached hereto as Exhibit C.
“Representatives” means, with respect to a specified Person, the investors, officers, directors, managers, employees, agents, advisors, counsel, accountants, investment bankers and other representatives of such Person.
“Rights-of-Way” has the meaning specified in Section 3.30.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Series A Preferred Unit Purchase Price” means $39.2253.
“Series A Preferred Units” means the Partnership’s Series A Convertible Preferred Units, as more fully described in the Statement of Preferences.
“Special Voting Units” has the meaning specified in Section 3.02(a).
“Statement of Preferences” has the meaning specified in Section 2.06(a)(ii).
“Subsequent Closing” has the meaning specified in Section 2.02(b).
“Subsidiary” means, as to any Person, any corporation or other entity of which: (a) such Person or a Subsidiary of such Person is a general partner or, in the case of a limited liability company, the managing member or manager thereof; (b) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (c) any corporation or other entity as to which such Person consolidates for accounting purposes.
“Tax Return” means any return, report or similar filing (including the attached schedules) filed or required to be filed with respect to Taxes (and any amendments thereto), including any information return, claim for refund or declaration of estimated Taxes.
“Taxes” means any and all domestic or foreign, federal, state, local or other taxes, customs, duties, levies, governmental fees or other like assessments or charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added, and including any liability in respect of any items described above as a transferee or successor, pursuant to Section 1.1502-6 of the Treasury Regulations (or any similar provisions of state, local or foreign Law), or as an indemnitor, guarantor, surety or in a similar capacity under any Contract.

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“Third-Party Claim” has the meaning specified in Section 6.03(b).
“Total Funding Obligation” means the aggregate amount of Funding Obligations of all of the Purchasers participating in a Closing.
“Trading Day” means a day on which the principal National Securities Exchange on which the Common Units are listed or admitted to trading is open for the transaction of business or, if such Common Units are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.
“Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Statement of Preferences, the OpCo Partnership Agreement Amendment, the Letter Agreement and any and all other agreements or instruments executed and delivered to the Purchasers by the Partnership or the General Partner hereunder or thereunder, as applicable.
“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provisions of succeeding, similar or substitute temporary or final Treasury Regulations.
Section 1.02 Accounting Procedures and Interpretation. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements of the Partnership and certificates and reports as to financial matters required to be furnished to the Purchasers hereunder shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II
AGREEMENT TO SELL AND PURCHASE

Section 2.01 Sale and Purchase.

(a)Subject to the terms and conditions hereof, at the Initial Closing, each Purchaser hereby agrees to purchase from the Partnership a number of Series A Preferred Units equal to the Base Preferred Units for such Purchaser.

(b)Subject to the terms and conditions hereof, at the Initial Closing, the Partnership hereby agrees to issue and sell to each Purchaser no less than the Base Preferred Units for such Purchaser. Following the Initial Closing, Schedule A shall be revised to reflect the remaining unfunded Commitment Amount, if any, of each Purchaser.

(c)The Purchasers shall purchase each Purchased Unit for a cash purchase price equal to the Series A Preferred Unit Purchase Price per Series A Preferred Unit.

(d)If following the Initial Closing, there remains any unfunded Capital Commitment, at any time prior to the date twelve (12) Business Days prior to the Drop-Dead Date, the Partnership shall request in writing (such request, a “Funding Call”) that the Purchasers purchase and the Purchasers shall (subject to the terms and conditions hereof) so purchase, all Additional Preferred Units for a cash purchase price per Series A Preferred Unit equal to the Series A Preferred Unit Purchase Price, which shall equal the total unfunded Commitment Amount of each Purchaser. Such Funding Call shall be irrevocable and delivered to the Purchasers not less than twelve (12) Business Days in advance of the date the Purchasers are requested to purchase the Additional Preferred Units. Notwithstanding anything to the contrary in this Agreement, in no event shall any Purchaser be required to purchase Additional Preferred Units if the aggregate amount paid by such Purchaser for all Series A Preferred Units purchased by such Purchaser pursuant to this Agreement (taking into account the Additional Preferred Units subject to the pending Funding Call) exceeds or would exceed the sum of such Purchasers’ Commitment Amount.

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(e)    Notwithstanding anything herein to the contrary, prior to a Closing, a Purchaser may assign its rights and obligations hereunder to one or more Affiliates of such Purchaser and each such Affiliate shall be deemed to be a Purchaser hereunder and Schedule A shall be revised to reflect any changes resulting from such assignment; provided that the foregoing shall not relieve a Purchaser from any of its obligations hereunder to the extent not fulfilled by the Affiliate to which such rights and obligations are assigned.

Section 2.02 Closing.

(a)    The Initial Closing shall take place (i) on a date specified by the Partnership in a notice to the Purchaser on a date following the satisfaction or waiver of the conditions set forth in Section 2.03, Section 2.04 and Section 2.05 (other than those conditions that by their nature are to be satisfied at the Initial Closing, but subject to the fulfillment or waiver of those conditions at the Initial Closing) but shall take place (A) no earlier than twelve (12) Business Days after receipt by the Purchasers of such notice and (B) no later than the Drop-Dead Date or (ii) at such other time and place as the Partnership and the Purchasers may agree.

(b)    The consummation of any subsequent purchases of Additional Preferred Units contemplated by Section 2.01(d) of this Agreement (each, a “Subsequent Closing”) shall take place at a time and on a date not later than the Drop-Dead Date specified by the Partnership, which shall be no earlier than twelve (12) Business Days after the date the applicable Funding Call is delivered to the Purchasers and later than the second Business Day after the conditions set forth in Section 2.03, Section 2.04 and Section 2.05 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing) shall be satisfied or waived in accordance with this Agreement. For the avoidance of doubt, the Partnership may not require more than one Subsequent Closing hereunder.

(c)    The Parties agree that the Partnership shall be required to deliver a Funding Call for the Purchasers’ full unfunded Commitment Amount no later than twelve (12) Business Days prior to the Drop-Dead Date (or if the Initial Closing has not yet occurred, a notice of the type specified in the definition of Base Preferred Units for the full Commitment Amount of the Purchasers), and to the extent such Funding Call or notice has not been delivered by such date, such Funding Call or notice shall be deemed to have been given) and the Closing shall occur on the Drop Dead Date subject to the satisfaction or waiver of the conditions set forth in Section 2.03, Section 2.04 and Section 2.05 on such date.

(d)    Each Closing shall take place at the offices of Squire Patton Boggs (US) LLP, 4900 Key Tower, 127 Public Square, Cleveland, Ohio 44114 (or such other location as agreed to by the Partnership and the Purchasers).

Section 2.03 Mutual Conditions. The respective obligations of each party to consummate the purchase and sale of the Purchased Units at a Closing shall be subject to the satisfaction, on or prior to each applicable Closing Date, of each of the following conditions (any or all of which may be waived by a party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(a)no statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal; and

(b)there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.

Section 2.04 Conditions to Each Purchaser’s Obligations. The obligation of a Purchaser to consummate its purchase of Purchased Units at a Closing shall be subject to the satisfaction on or prior to the applicable Closing Date of each of the following conditions (any or all of which may be waived by the applicable Purchaser with respect to itself in writing, in whole or in part, to the extent permitted by applicable Law):

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(a)the representations and warranties of the Partnership contained in this Agreement shall be true and correct in all material respects (other than those representations and warranties contained in Section 3.01, Section 3.02, Section 3.03, Section 3.13, Section 3.16 or Section 3.17 or other representations and warranties that are qualified by materiality or Material Adverse Effect, which, in each case, shall be true and correct in all respects) when made and as of the applicable Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only);

(b)the Partnership shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or prior to the applicable Closing Date;

(c)the NYSE shall have authorized, upon official notice of issuance, the listing of the Conversion Units;

(d)no notice of delisting from NYSE shall have been received by the Partnership with respect to the Common Units;

(e)there shall not have occurred a Material Adverse Effect; and

(f)the Partnership shall have delivered, or caused to be delivered, to the Purchaser the Partnership’s closing deliveries described in Section 2.06(a), as applicable.

Section 2.05 Conditions to the Partnership’s Obligations. The obligation of the Partnership to consummate the sale and issuance of the Purchased Units to each Purchaser at a Closing shall be subject to the satisfaction on or prior to such applicable Closing Date of each of the following conditions (any or all of which may be waived by the Partnership in writing, in whole or in part, to the extent permitted by applicable Law):

(a)    the representations and warranties of such Purchaser contained in this Agreement shall be true and correct in all material respects (other than those representations and warranties that are qualified by materiality, which, in each case, shall be true and correct in all respects) when made and as of the applicable Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only);

(b)    such Purchaser shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or prior to the applicable Closing Date; and

(c)    such Purchaser shall have delivered, or caused to be delivered, to the Partnership the Purchaser’s closing deliveries described in Section 2.06(b), as applicable.

Section 2.06 Deliveries at the Closing.

(a)    Deliveries of the Partnership. At each Closing (except as otherwise indicated), the Partnership shall deliver, or cause to be delivered, to the Purchasers with respect to the Series A Preferred Units to be sold and purchased on such Closing Date:

(i)An opinion from Squire Patton Boggs (US) LLP, counsel for the Partnership, in substantially the form attached hereto as Exhibit A, which shall be addressed to the Purchasers and dated the applicable Closing Date;
(ii)At the Initial Closing, a fully executed copy of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, substantially in the form attached hereto as Exhibit B (the “Statement of Preferences”);

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(iii)    At the Initial Closing, a fully executed copy of the Series A Convertible Preferred Units Amendment to First Amended and Restated Agreement of Limited Partnership of NEP OpCo, substantially in the form attached hereto as Exhibit E (the “OpCo Partnership Agreement Amendment”);

(iv)    At the Initial Closing, a fully executed copy of an amendment, or amendment and restatement, as applicable, of the Management Services Agreement, which incorporates the terms set forth on Schedule G hereto;

(v)    At the Initial Closing, an executed counterpart of the Registration Rights Agreement;

(vi)    A fully executed “Supplemental Listing Application” approving the Conversion Units relating to the Purchased Units for listing by NYSE;

(vii)    A fully executed waiver of the General Partner with respect to certain of its and its Affiliates’ rights under the Partnership Agreement, in substantially the form attached hereto as Exhibit D;

(viii)    Evidence of issuance of the Purchased Units credited to book-entry accounts maintained by the transfer agent of the Partnership, bearing a restrictive notation meeting the requirements of the Partnership Agreement, free and clear of any Liens, other than transfer restrictions under this Agreement, the Partnership Agreement or the Delaware LP Act and applicable federal and state securities Laws and those created by the Purchasers;

(ix)    An officer’s certificate of the Partnership, dated the applicable Closing Date, certifying as to and attaching (A) the certificate of limited partnership of the Partnership, (B) the Partnership Agreement, (C) resolutions authorizing the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby, including the issuance of the Purchased Units, the PIK Units and the Conversion Units and (D) the incumbency of the officers authorized to execute the Transaction Documents on behalf of the Partnership or the General Partner, as applicable, setting forth the name and title and bearing the signatures of such officers;

(x)    A certificate of the Secretary of State of each applicable state, dated within ten Business Days prior to the applicable Closing Date, to the effect that the General Partner, the Partnership and each Material Subsidiary is in good standing (or certificate of similar import) in its jurisdiction of formation;

(xi)    An officer’s certificate of the Partnership, dated as of the applicable Closing Date, certifying, in their applicable capacities, to the effect that the conditions set forth in Section 2.04(a) and Section 2.04(b) have been satisfied;

(xii)    A cross-receipt executed by the Partnership and delivered to the Purchasers certifying as to the amounts that it has received from the Purchasers; and

(xiii)    Such other documents relating to the transactions contemplated by this Agreement as the Purchasers or their respective counsel may reasonably request.

(b)    Deliveries of Each Purchaser. At each Closing (except as otherwise indicated), each Purchaser shall deliver or cause to be delivered to the Partnership:

(i)At the Initial Closing, a counterpart of the Registration Rights Agreement, which shall have been duly executed by such Purchaser;

(ii)    A cross-receipt executed by such Purchaser and delivered to the Partnership certifying that it has received from the Partnership the number of Purchased Units to be received by such Purchaser in connection with the applicable Closing;

(iii)    A certificate of an authorized officer of such Purchaser, dated the applicable Closing Date, in his or her applicable capacity, to the effect that the conditions set forth in Section 2.05(a) and Section 2.05(b) have been satisfied;

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(iv)    Payment of such Purchaser’s Funding Obligation payable by wire transfer of immediately available funds to an account designated in advance of the applicable Closing Date by the Partnership;

(v)    A properly executed Internal Revenue Service Form W-9 from such Purchaser (or, in the case of a Purchaser which is disregarded for U.S. federal income tax purposes, such Purchaser’s regarded owner); and

(vi)    Such other documents relating to the transactions contemplated by this Agreement as the Partnership or its counsel may reasonably request.

Section 2.07 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The failure of any Purchaser to perform, or waiver by the Partnership of such performance, under any Transaction Document shall not excuse performance by any other Purchaser or the Partnership, and the waiver by any Purchaser of performance of the Partnership under any Transaction Document shall not excuse performance by the Partnership with respect to any other Purchaser. Notwithstanding the foregoing, if any Purchaser fails to fully satisfy its obligation (i) to purchase Base Preferred Units or Additional Preferred Units hereunder or (ii) indemnify any Purchaser Related Party pursuant to Section 6.02, the BlackRock Purchaser shall be liable for and fully perform such obligation and Schedule A shall be revised to reflect any changes resulting from the BlackRock Purchaser satisfying any obligation of another Purchaser to purchase Base Preferred Units or Additional Preferred Units hereunder. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

Section 2.08 Further Assurances. From time to time after the date hereof, without further consideration, the Partnership and each Purchaser shall use their commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES AND
COVENANTS RELATED TO THE PARTNERSHIP

The Partnership represents and warrants to and covenants with the Purchasers as follows:
Section 3.01 Existence.

(a)    Each of the NEP Parties and the Material Subsidiaries has been duly formed and is validly existing as a limited partnership, corporation or limited liability company, as the case may be, and is in good standing under the Laws of its jurisdiction of incorporation or formation, as the case may be, with full corporate, limited partnership or limited liability company power and authority to own, lease and operate its Properties and to conduct its business as described in the NEP Execution Date SEC Documents and (i) to execute and deliver this Agreement and the other Transaction Documents to which such Partnership Entity is a party and consummate the transactions contemplated hereby and thereby, (ii) in the case of the Partnership, to issue, sell and deliver the Purchased Units and (iii) in the case of the General Partner, to act as the general partner of the Partnership.

(b)    Each of the NEP Parties and the Material Subsidiaries is duly qualified to do business as a foreign limited partnership or limited liability company, as the case may be, and is in good standing in each jurisdiction where the ownership or lease of its Properties or the conduct of its business requires such qualification, except for any failures to be so qualified and in good standing that would not, individually or in the aggregate, (i) constitute a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

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(c)    The Organizational Documents of each of the NEP Parties and the Material Subsidiaries have been, and in the case of the Statement of Preferences and OpCo Partnership Agreement Amendment, once executed pursuant to Section 2.06(a)(ii) will be, duly authorized, executed and delivered by any Partnership Entity party thereto (and, in the case of the Organizational Documents of the General Partner, by all parties thereto) and are, and in the case of the Statement of Preferences and OpCo Partnership Agreement Amendment, once executed pursuant to Section 2.06(a)(ii) will be, valid and legally binding agreements of the applicable NEP Party or Material Subsidiary, enforceable against such NEP Party or Material Subsidiary thereto in accordance with their respective terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Section 3.02 Capitalization and Valid Issuance of Units.

(a)As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 54,250,995 Common Units and 101,440,000 special voting units (as defined in the Partnership Agreement, the “Special Voting Units”). All outstanding Common Units and Special Voting Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). As of the date hereof, there are no, and as of the applicable Closing Date, there will be no, limited partner interests of the Partnership that are senior to or pari passu with, in right of distribution, the Series A Preferred Units.

(b)The General Partner is the sole general partner of the Partnership, with a non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens, except for restrictions on transferability contained in the Delaware LP Act or the Partnership Agreement.

(c)The Purchased Units and the limited partner interests represented thereby will be duly authorized by the Partnership pursuant to the Partnership Agreement prior to each Closing and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than (i) restrictions on transfer under the Partnership Agreement, this Agreement or applicable state and federal securities Laws, (ii) with respect to each Purchaser’s Purchased Units and the limited partners interests represented thereby, such Liens as are created by such Purchaser and (iii) such Liens as arise under the Partnership Agreement or the Delaware LP Act.

(d)Except for any such preemptive rights that have been waived or will be waived prior to each Closing, there are no persons entitled to statutory, preemptive or other similar contractual rights to subscribe for the Purchased Units; and, except (i) for the Purchased Units to be issued pursuant to this Agreement, (ii) for awards issued pursuant to the Partnership’s or the General Partner’s long-term incentive plans or (iii) as disclosed in the NEP Execution Date SEC Documents, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership securities or ownership interests in the Partnership are outstanding.

(e)Upon issuance in accordance with this Agreement and the Partnership Agreement, the PIK Units and the Conversion Units will be duly authorized, validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than (i) restrictions on transfer under the Partnership Agreement, this Agreement or applicable state and federal securities Laws, (ii) with respect to each Purchaser’s PIK Units and Conversion Units, such Liens as are created by such Purchaser and (iii) such Liens as arise under the Partnership Agreement or the Delaware LP Act.

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Section 3.03 Ownership of the Material Subsidiaries. All of the outstanding shares of capital stock or other equity interests of each Material Subsidiary owned directly or indirectly by the Partnership, free and clear of all Liens, except restrictions on transferability in the Organizational Documents of such Material Subsidiary (a) have been duly authorized and validly issued (in accordance with the Organizational Documents of such Material Subsidiary), and are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such Material Subsidiary) and nonassessable (except as such nonassessability may be affected by the applicable Law of such Material Subsidiary’s jurisdiction of formation), and (b) except as set forth on Schedule B (which schedule may be updated for developments subsequent to the date hereof prior to each Closing that are in the ordinary course of business and not adverse to the Partnership). The Partnership indirectly owns the applicable membership interests set forth on Schedule B of the Material Subsidiaries that are not wholly-owned. As of the date hereof, the Subsidiaries of the Partnership other than the Material Subsidiaries would not have, individually or in the aggregate, accounted for (i) more than 10% of the total assets of the NEP Entities, taken as a whole, as of the most recent fiscal year end or (ii) more than 10% of the net income of the NEP Entities taken as a whole, for the most recent fiscal year.

Section 3.04 NEP SEC Documents. Since January 1, 2017, the Partnership’s forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act have been filed with the Commission on a timely basis. The NEP SEC Documents, at the time filed (or in the case of registration statements, solely on the dates of effectiveness), except to the extent corrected by a subsequent NEP SEC Document, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made in the case of any such documents other than a registration statement, not misleading and (b) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be.

Section 3.05 Financial Statements.

(a)The historical financial statements (including the related notes and supporting schedule) contained or incorporated by reference in the NEP SEC Documents, (i) comply as to form in all material respects with the applicable accounting requirements under the Securities Act and the Exchange Act (except that certain supporting schedules are omitted), (ii) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods and (iii) have been prepared in accordance with GAAP consistently applied throughout the periods involved, in each case except to the extent disclosed therein. The other financial information of the Partnership Entities, including non-GAAP financial measures, if any, contained or incorporated by reference in the NEP SEC Documents has been derived from the accounting records of the Partnership Entities, and fairly presents in all material respects the information purported to be shown thereby. Nothing has come to the attention of the Partnership that has caused it to believe that the statistical and market-related data included in the NEP SEC Documents is not based on or derived from sources that are reliable and accurate in all material respects as of the date on which the applicable NEP SEC Documents were filed.
(b)Since the date of the most recent balance sheet of the Partnership audited by the Partnership’s auditor, (i) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the NEP SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects and (ii) based on an annual evaluation of disclosure controls and procedures, the Partnership is not aware of (A) any significant deficiencies in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the ability of the Partnership to record, process, summarize and report financial information, or any material weaknesses in internal controls over financial reporting of the Partnership or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Partnership.

Section 3.06 Independent Registered Public Accounting Firm. Deloitte & Touche LLP, which has audited the financial statements contained or incorporated by reference in the NEP SEC Documents, is an independent registered public accounting firm with respect to the Partnership and the General Partner within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States). Deloitte & Touche LLP has not resigned or been dismissed as independent registered public accountants of the Partnership as a result of or in connection with any disagreement with the Partnership or any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

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Section 3.07. No Material Adverse Change. Since December 31, 2016, except as described in the NEP Execution Date SEC Documents, there has not been any Material Adverse Effect.

Section 3.08. No Registration Required. Assuming the accuracy of the representations and warranties of the applicable Purchaser contained in Article IV, the issuance and sale of the Purchased Units to such Purchaser pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Partnership nor, to the Partnership’s Knowledge, any Person acting on its behalf, has taken nor will take any action hereafter that would cause the loss of such exemption.

Section 3.09. No Restrictions or Registration Rights. Except as described in the Partnership Agreement, the NEP Execution Date SEC Documents or this Agreement, (a) there are no restrictions upon the voting or transfer of, any equity securities of the Partnership, (b) and except for such rights that have been waived or as expressly set forth in the Registration Rights Agreement, neither the offering nor sale of the Purchased Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Purchased Units or other securities of the Partnership, and (c) the Partnership has not granted registration rights to any Person other than the Purchasers that would provide such Person priority over the Purchasers’ rights with respect to any Piggyback Registration.

Section 3.10. Litigation. Except as described in the NEP Execution Date SEC Documents, there are no actions, suits, claims, investigations, orders, injunctions or proceedings pending or, to the Knowledge of the NEP Parties, threatened or contemplated, to which the Partnership Entities or any of their respective directors or officers is or would be a party or to which any of their respective Properties is or would be subject at law or in equity, before or by any Governmental Authority, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NYSE), which would, individually or in the aggregate, if resolved adversely to any Partnership Entity, constitute a Material Adverse Effect, or which challenge the validity of any of the Transaction Documents or the right of either of the Partnership or the General Partner to enter into any of the Transaction Documents or to consummate the transactions contemplated thereby.

Section 3.11. No Default. No Partnership Entity is in breach or violation of or in default under (nor has any event occurred that, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (a) any of its Organizational Documents, (b) any Contract to which it is a party or by which it or any of its Properties may be bound or affected, (c) any Law, (d) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of NYSE) or (e) any decree, judgment or order applicable to it or any of its Properties, except in the case of clauses (b) through (e) for any such breaches, violations or defaults that are described in the NEP Execution Date SEC Documents or that would not, individually or in the aggregate, constitute a Material Adverse Effect.

Section 3.12. No Conflicts. The issuance and sale by the Partnership of the Purchased Units, the application of the proceeds thereof, the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby will not conflict with, result in any breach or violation of, constitute a default under (or constitute any event that, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under), or result in the creation or imposition of a Lien on any Property or assets of any Partnership Entity pursuant to (a) the Organizational Documents of any of the Partnership Entities, (b) any Contract to which any of the Partnership Entities is a party or by which any of the Partnership Entities or any of their respective Properties may be bound or affected, (c) any Law, (d) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of NYSE), or (e) any decree, judgment or order applicable to any of the Partnership Entities or any of their respective properties, except in the cases of clauses (b) through (e) for any such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, constitute a Material Adverse Effect.

Section. 3.13 Authority; Enforceability. The Partnership has all requisite power and authority under the Partnership Agreement and the Delaware LP Act to issue, sell and deliver the Purchased Units in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement. All limited partnership action required to be taken by the Partnership Entities or any of their partners or members for the authorization, issuance, sale and delivery of the Purchased Units, the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby shall have been validly taken. No approval from the holders of outstanding Common Units is required under the Partnership Agreement or the rules of the NYSE in connection with the Partnership’s

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issuance and sale of the Purchased Units to the Purchasers. Each of the Transaction Documents has been duly and validly authorized and has been or, with respect to the Transaction Documents to be delivered at the Initial Closing, will be, validly executed and delivered by the Partnership or the General Partner, as the case may be, and, to the Knowledge of the NEP Parties, the other parties thereto. Each of the Transaction Documents constitutes, or will constitute, the legal, valid and binding obligations of the Partnership or the General Partner, as the case may be, and, to the Knowledge of the NEP Parties, each of the parties thereto, in each case enforceable in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Section 3.14 Approvals. No approval, authorization, consent, waiver, license, qualification, written exemption from, or order of or filing with any Governmental Authority, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the security holders of the Partnership Entities (each, a “Consent”), is required in connection with the issuance and sale of the Purchased Units by the Partnership, the execution, delivery and performance of this Agreement and the other Transaction Documents by the Partnership Entities party hereto or thereto and the consummation by the Partnership Entities of the transactions contemplated hereby or thereby, other than Consents (a) required by the Commission in connection with the Partnership’s obligations under the Registration Rights Agreement, (b) required under the state securities or “Blue Sky” Laws, (c) that have been, or prior to the Initial Closing Date will be, obtained and (d) Consents, the absence or omission of which would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.15 Distribution Restrictions. Except as disclosed in the NEP Execution Date SEC Documents, neither NEP OpCo nor any NEP Subsidiary is currently prohibited, or as a result of the transactions contemplated by this Agreement, will be prohibited, directly or indirectly, from making distributions with respect to its equity securities, from paying any distributions to any other Partnership Entity, from repaying to the Partnership any loans or advances, or from transferring any property or assets to the Partnership or any other Partnership Entity except for (A) restrictions on distributions under applicable Law or (B) as described in or contemplated by the financing agreements set forth on Schedule D attached hereto (which schedule may be updated for developments subsequent to the date hereof prior to each Closing that are in the ordinary course of business and not adverse to the Partnership).

Section 3.16 Investment Company Status. None of the Partnership Entities is, and upon the issuance and sale of the Purchased Units as herein contemplated and the application of the net proceeds therefrom, none of the Partnership Entities will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

Section 3.17 Certain Fees. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Purchasers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Partnership. The Partnership agrees that it will indemnify and hold harmless the Purchasers from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or other similar fees or commissions incurred by the NEP Entities or alleged to have been incurred by the NEP Entities in connection with the sale of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 3.18 Labor and Employment Matters. No labor dispute with the employees of any of the Partnership Entities engaged exists or, to the Knowledge of the NEP Parties, is imminent, and to the Knowledge of the NEP Parties, there are no existing or imminent labor disturbance by the employees of any of the Partnership Entities’ principal suppliers, manufacturers, customers or contractors, which, in either case, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.19 Insurance. The Partnership Entities carry or are entitled to the benefits of insurance relating to the business of the Partnership, with financially sound and reputable insurers, in such amounts and covering such risks as are generally deemed reasonably adequate and customary for their business including, without limitation, policies covering real and personal property owned or leased by the Partnership Entities against theft, damage, destruction, acts of vandalism, flood and earthquakes. The NEP Parties have no reason to believe that the Partnership Entities will not be able (A) to renew existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct the business of the Partnership as now conducted and at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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Section 3.20 Internal Controls. Except as described in the NEP Execution Date SEC Documents, the Partnership, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.21 Disclosure Controls and Procedures. (a) To the extent required by Rule 13a-15 under the Exchange Act, the Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (b) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports to be filed or submitted under the Exchange Act is accumulated and communicated to management of the Partnership, including the principal executive officer and principal financial officer of the General Partner, as appropriate, to allow timely decisions regarding required disclosure to be made and (c) to the extent required by Rule 13a-15 under the Exchange Act, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

Section 3.22 Sarbanes-Oxley. The Partnership is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are in effect and with which the Partnership is required to comply.

Section 3.23 Listing and Maintenance Requirements. The Common Units are listed on NYSE, and the Partnership has not received any notice of delisting. The issuance and sale of the Purchased Units and issuance of the Conversion Units do not contravene NYSE rules and regulations.

Section 3.24 Environmental Compliance. Except as described in NEP Execution Date SEC Documents or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Partnership Entities (A) are conducting and have conducted their businesses, operations and facilities in compliance with Environmental Laws (as defined below); (B) have duly obtained, possess, maintain in full force and effect and have fulfilled and performed all of their obligations under any and all permits, licenses or registrations required under Environmental Law (“Environmental Permits”); (C) have not received any written notice from a governmental authority or any other third party alleging any violation of Environmental Law or liability thereunder; (D) are not subject to any pending or, to the best Knowledge of the NEP Parties, threatened claim in writing or other legal proceeding under any Environmental Laws against any of the Partnership Entities; (E) do not have Knowledge of any applicable Environmental Laws or any unsatisfied conditions in an Environmental Permit, that, individually or in the aggregate, can reasonably be expected to require any material capital expenditures or material modification of current operations in order to maintain the Partnership Entities’ compliance with Environmental Laws; and (F) do not have Knowledge of any facts or circumstances that reasonably would be expected to result in the Partnership Entities being subjected to a material liability arising under Environmental Laws. As used in this paragraph, “Environmental Laws” means any and all applicable foreign, federal, state and local laws and regulations, or any enforceable administrative or judicial interpretation thereof, relating to pollution or the protection of human health or the environment, including, without limitation, those relating to (i) emissions, discharges or releases of Hazardous Substances into ambient air, surface water, groundwater or land, (ii) the generation, manufacture, processing, distribution, use, treatment, storage, disposal, release, transport or handling of, or exposure to, Hazardous Substances, (iii) the protection of wildlife or endangered or threatened species or (iv) the investigation, remediation or cleanup of any Hazardous Substances. As used in this paragraph, “Hazardous Substances” means pollutants, contaminants, hazardous substances, materials or wastes, petroleum, petroleum products and their breakdown constituents or any other chemical substance regulated under Environmental Laws.

Section 3.25 ERISA Compliance. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in material compliance with its terms and with the requirements of ERISA and the Code including the regulations and published governmental interpretations thereunder; (B) no “reportable event” (as defined in Section 4043(c) of ERISA) has occurred with respect to any Plan subject to Title IV of ERISA for which any Partnership Entity would have any liability, excluding any reportable event for which a waiver could

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apply; (C) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (D) no Partnership Entity has incurred, nor does any such entity reasonably expect to incur, liability under (1) Title IV of ERISA with respect to termination of, or withdrawal from, any Plan subject to Title IV of ERISA or (2) Sections 412 or 4971 of the Code, with respect to any Plan subject to Title IV of ERISA; (E) each Plan for which any NEP Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the Knowledge of the NEP Parties, nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification; and (F) no Partnership Entity has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business).

Section 3.26 Tax Returns; Taxes. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (a) each of the Partnership Entities has prepared and timely filed (taking into account any extension of time within which to file) all income and other material Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects, (b) each of the Partnership Entities has timely paid all Taxes that are required to be paid by any of them (and, where payment is not yet due, has made adequate provision for such Taxes on such Partnership Entity’s financial statements in accordance with GAAP), (c) there are no audits, examinations, investigations, actions, suits, claims or other proceedings in respect of any Taxes pending or threatened in writing nor has any deficiency for any Tax been assessed by any Governmental Authority in writing against any Partnership Entity, (d) all Taxes required to be withheld by any Partnership Entity have been withheld and paid over to the appropriate Tax authority (except in the case of this clause (d) or clause (a) or (b) above, with respect to matters contested in good faith and for which adequate reserves have been established on the Partnership’s financial statements included or incorporated by reference in the NEP Execution Date SEC Documents), (e) none of the Partnership Entities will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after any Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to such Closing Date, (B) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign law) executed on or prior to such Closing Date, (C) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign law), (D) installment sale or open transaction disposition made on or prior to such Closing Date, (E) election under Section 108(i) of the Code (or any comparable provisions of state, local or foreign law), or (F) prepaid amount received or paid on or prior to such Closing Date, and (f) there are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to any of the Partnership Entities for any taxable period. None of the Partnership Entities has entered into any transaction that, as of the date of this Agreement, has been identified by the Internal Revenue Service in published guidance as a “reportable transaction” as defined under Section 1.6011-4 of the Treasury Regulations. There are no Tax Liens upon any of the assets or properties of the Partnership Entities, other than with respect to Taxes not yet due and payable. Except as disclosed in Schedule E, no NEP Entity (A) is or has ever been a member of an affiliated group of corporations filing a consolidated federal income Tax Return, or (B) has any liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of any state, local, or foreign law), as a transferee or successor, by contract, or otherwise. Except as disclosed in Schedule E, no NEP Entity is a party to, or bound by, or has any obligation under, any tax allocation or sharing agreement or similar contract or arrangement or any agreement that obligates it to make any payment computed by reference to the Taxes, taxable income or taxable losses of any other Person. The Partnership has made a valid election pursuant to Section 301.7701-3(c) of the Treasury Regulations to be taxed as a corporation for U.S. federal income tax purposes, and such election is currently in effect. The Partnership reasonably expects that it is not, and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation,” as defined in Section 897(c)(2) of the Code. None of the Partnership Entities has, within the five years preceding the applicable Closing Date, been either a “distributing corporation” or a “controlled corporation” in a distribution in which the parties to such distribution treated the distribution as one to which Section 355 of the Code was applicable.

Section 3.27 Permits. Except as described in the NEP Execution Date SEC Documents, and excluding Permits addressed under Section 3.24, (a) each of the Partnership Entities has all necessary licenses, authorizations, permits, variances, waivers, exemptions, consents and approvals (each, a “Permit”) and has made all necessary filings required under any applicable Law, and has obtained all necessary Permits from other persons, in order to conduct its business and own its Properties as such business is currently conducted and such Properties are currently owned, except for such Permits the absence or omission of which would not, individually or in the aggregate, constitute a Material Adverse Effect; (b) no Partnership Entity is in violation of or default under, or has received notice of any proceedings relating to the revocation or modification of, any such Permit or any Law applicable to such Partnership Entity, except for any

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such violations, defaults, revocations or modifications that would not, individually or in the aggregate, constitute a Material Adverse Effect; and (c) each of the Partnership Entities is in compliance with all such Permits, except for any failure to comply with such Permits that would not, individually or in the aggregate, constitute a Material Adverse Effect.

Section 3.28 Required Disclosures and Descriptions. Except as disclosed in the NEP Execution Date SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the Knowledge of the NEP Parties, threatened, against or affecting any of the Partnership Entities, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement, including the performance by the NEP Parties of their obligations hereunder or thereunder.

Section 3.29 Title to Property. The Partnership Entities have good and marketable title to all real property (except for Rights-of-Way) and good title to all personal property described in the NEP Execution Date SEC Documents as being owned by any of them, free and clear of all Liens, except for (a) Liens that do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Partnership Entities and (b) Liens as are described in the NEP Execution Date SEC Documents.

Section 3.30 Rights-of-Way. Except as described in the NEP Execution Date SEC Documents, (A) the Partnership Entities have, such easements or rights-of-way from each person (collectively, “Rights-of-Way”) or rights of use related thereto as are necessary to conduct business of the Partnership in the manner described, and subject to the limitations contained, in the NEP Execution Date SEC Documents, except for (1) qualifications, reservations and encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (2) such Rights-of-Way that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (B) the Partnership Entities have fulfilled and performed all their material obligations with respect to such Rights-of-Way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such Rights-of-Way, except for such revocations, terminations and impairments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.31 Form S-3 Eligibility. The Partnership is eligible to register the Conversion Units for resale by the Purchasers under Form S-3 promulgated under the Securities Act.

Section 3.32 Anti-Corruption. None of the Partnership Entities or, to the knowledge of the NEP Parties, any director, officer, agent, employee, affiliate or other person acting on behalf of any NEP Entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any other anti-corruption or anti-bribery law of Canada (collectively, “Anti-Corruption Law”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA or other Anti-Corruption Laws) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of Anti-Corruption Laws and such Partnership Entities and, to the Knowledge of the NEP Parties, their Affiliates have conducted their businesses in compliance with Anti-Corruption Law and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 3.33 Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”): and no action, suit or proceeding by or before any Governmental Entity involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the best Knowledge of the NEP Parties, threatened.

Section 3.34 Sanctions. None of the Partnership Entities or, to the Knowledge of the NEP Parties, any director, officer, agent, employee, affiliate or representative of any NEP Entity is a Person currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, or other

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relevant sanctions authority (collectively, “Sanctions”); nor is any NEP Entity located, organized or resident in a country or territory that is the subject of Sanctions; and the Partnership Entities will not directly or indirectly use the proceeds of the sale of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding or facilitation, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

Section 3.35 Related Party Transactions. Except as described in the NEP Execution Date SEC Documents, no NEP Entity has, directly or indirectly (a) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the General Partner or its Affiliates, or to or for any family member or Affiliate of any director or executive officer of the General Partner or its Affiliates or (b) made any material modification to the term of any personal loan to any director or executive officer of the General Partner or its Affiliates, or any family member or Affiliate of any director or executive officer of the General Partner or its Affiliates.

Section 3.36 No Side Agreements. There are no binding agreements by, among or between the Partnership or any of its Affiliates, on the one hand, and any Purchaser or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Transaction Documents.

Section 3.37 No Other Subsidiaries. Schedule C (which schedule may be updated for developments subsequent to the date hereof prior to each Closing that are in the ordinary course of business and not adverse to the Partnership) sets forth a list of all Subsidiaries of the Partnership.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES AND
COVENANTS OF THE PURCHASERS

Each of the Purchasers, severally but not jointly, represents and warrants and covenants to the Partnership as follows:
Section 4.01 Existence. Such Purchaser is duly organized and validly existing and in good standing under the Laws of its state of formation, with all necessary power and authority to own properties and to conduct its business as currently conducted.

Section 4.02 Authorization, Enforceability. Such Purchaser has all necessary legal power and authority to enter into, deliver and perform its obligations under the Transaction Documents to which it is a party. The execution, delivery and performance of such Transaction Documents by such Purchaser and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary legal action, and no further consent or authorization of such Purchaser is required. Each of the Transaction Documents to which such Purchaser is a party has been duly executed and delivered by such Purchaser, where applicable, and constitutes a legal, valid and binding obligation of such Purchaser; provided that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Section 4.03 No Breach. The execution, delivery and performance of the Transaction Documents to which such Purchaser is a party by such Purchaser and the consummation by such Purchaser of the transactions contemplated thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject, (b) conflict with or result in any violation of the provisions of the Organizational Documents of such Purchaser, or (c) violate any Law of any Governmental Authority or body having jurisdiction over such Purchaser or the property or assets of such Purchaser, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by such Transaction Documents.

Section 4.04 Certain Fees. No fees or commissions are or will be payable by such Purchaser to brokers, finders or investment bankers with respect to the purchase of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement, except for fees or commissions for which the Partnership is not

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responsible. Such Purchaser agrees that it will indemnify and hold harmless the Partnership from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser or alleged to have been incurred by such Purchaser in connection with the purchase of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 4.05 Unregistered Securities.

(a)Accredited Investor Status; Sophisticated Purchaser. Such Purchaser is an “accredited investor” within the meaning of Rule 501 under the Securities Act and is able to bear the risk of its investment in the Purchased Units, the PIK Units and the Conversion Units, as applicable. Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Purchased Units and the Conversion Units, as applicable.

(b)Information. Such Purchaser and its Representatives have been furnished with all materials relating to the business, finances and operations of the Partnership that have been requested and materials relating to the offer and sale of the Purchased Units and Conversion Units that have been requested by such Purchaser. Such Purchaser and its Representatives have been afforded the opportunity to ask questions of the Partnership. Neither such inquiries nor any other due diligence investigations conducted at any time by such Purchasers and its Representatives shall modify, amend or affect such Purchasers’ right (i) to rely on the Partnership’s representations and warranties contained in Article III above or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in any Transaction Document. Such Purchaser understands that its purchase of the Purchased Units involves a high degree of risk. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchased Units.

(c)Residency. Such Purchaser shall cooperate reasonably with the Partnership to provide any information necessary for any applicable securities filings in connection with the transactions contemplated by this Agreement.

(d)Legends. Such Purchaser understands that, until such time as the Purchased Units, the PIK Units and the Conversion Units, as applicable, have been sold pursuant to an effective registration statement under the Securities Act, or the Purchased Units are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Purchased Units will bear a restrictive legend as provided in the Partnership Agreement.

(e)Purchase Representation. Such Purchaser is purchasing the Purchased Units for its own account and not with a view to distribution in violation of any securities laws. Such Purchaser has been advised and understands that neither the Purchased Units, the PIK Units nor the Conversion Units have been registered under the Securities Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act). Such Purchaser has been advised and understands that the Partnership, in issuing the Purchased Units, is relying upon, among other things, the representations and warranties of such Purchaser contained in this Article IV in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Securities Act.

(f)Rule 144. Such Purchaser understands that there is no public trading market for the Series A Preferred Units or the PIK Units, that none is expected to develop and that the Purchased Units and the PIK Units must be held indefinitely unless and until the Purchased Units, the PIK Units or the Conversion Units, as applicable, are registered under the Securities Act or an exemption from registration is available. Such Purchaser has been advised of and is aware of the provisions of Rule 144 promulgated under the Securities Act.

(g)Reliance by the Partnership. Such Purchaser understands that the Purchased Units are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities Laws and that the Partnership is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Purchased Units and the PIK Units, and the Conversion Units issuable upon conversion thereof.

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Section 4.06 Sufficient Funds. Such Purchaser will have available to it at the applicable Closing sufficient funds to enable such Purchaser to pay in full at such Closing the entire amount of such Purchaser’s Funding Obligation in immediately available cash funds.

Section 4.07 No Side Agreements.     Other than the Letter Agreement, there are no binding agreements by, among or between the Partnership or any of its Affiliates, on the one hand, and such Purchaser or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Transaction Documents.

Section 4.08 No Prohibited Trading. During the 45-day period prior to the date hereof, neither such Purchaser nor any of its Affiliates listed on Schedule F hereto has (a) offered, sold, contracted to sell, sold any option or contract to purchase, purchased any option or contract to sell, granted any option, right or warrant to purchase, lent, or otherwise transferred or disposed of, directly or indirectly, any of the Purchased Units or (b) directly or indirectly engaged in any short sales or other derivative or hedging transactions with respect to the Purchased Units, including by means of any swap or other transaction or arrangement that transfers or that is designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, of any of the economic consequences of ownership of any Purchased Units, regardless of whether any transaction described in this Section 4.08 is to be settled by delivery of Series A Preferred Units, Common Units or other securities, in cash or otherwise or (c) directed or encouraged any Affiliate of such Purchaser to take any of the actions described in clauses (a) or (b).

ARTICLE V
COVENANTS

Section 5.01 Conduct of Business. During the period commencing on the date of this Agreement and ending on the final Closing Date, each of the Partnership Entities will use commercially reasonable efforts to conduct its business in the ordinary course of business, preserve intact its existence and business organization, Permits, goodwill and present business relationships with all material customers, suppliers, licensors, distributors and others having significant business relationships with the Partnership Entities (or any of them), to the extent the Partnership believes in its sole discretion that such relationships are and continue to be beneficial to the Partnership Entities and their businesses; provided, however, that during such period, the Partnership shall provide reasonably prompt written notice to the Purchasers regarding any material adverse developments in respect of the foregoing. Prior to the applicable Closing, none of the Partnership Entities will (a) modify, amend or waive in any material respect any provision of the Partnership Agreement that is material to (i) the rights of the Partnership or (ii) the rights of the Purchasers, in their capacity as purchasers of the applicable Purchased Units, in each case, without the prior written consent of the Purchasers possessing the right to acquire not less than a majority of the Purchased Units or (b) take any actions that would be prohibited by Section 5.8(b)(iv) of the Statement of Preferences or Section 2.11 of the Registration Rights Agreement, in any such case, if the taking of such actions would have been prohibited without the requisite consent of the Purchased Units following the Initial Closing.

Section 5.02 Listing of Units. Prior to the Initial Closing, the Partnership will use its commercially reasonable efforts to obtain approval for listing, subject to notice of issuance, of the Conversion Units on NYSE.

Section 5.03 Cooperation; Further Assurances. Each of the Partnership and the Purchasers shall use its respective commercially reasonable efforts to obtain all approvals and consents required by or necessary to consummate the transactions contemplated by this Agreement and the other Transaction Documents. Each of the Partnership and the Purchasers agrees to execute and deliver all such documents or instruments, to take all commercially reasonable action and to do all other commercially reasonable things it determines to be necessary, proper or advisable under applicable Laws and regulations or as otherwise reasonably requested by the other to consummate the transactions contemplated by this Agreement.

Section 5.04 Lock-up Agreement. Without the prior written consent of the Partnership, except as specifically provided in this Agreement or as otherwise provided in the Partnership Agreement, each Purchaser of Purchased Units (and its Affiliates to which Purchased Units are transferred to pursuant to last proviso included at the end of this sentence) shall not, (a) during the period commencing on the date hereof and ending on the first anniversary of the latest Closing Date, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Purchased Units, (b) during the period commencing on the date hereof and ending on the second anniversary of the latest Closing Date, directly or indirectly engage in any short sales or other derivative or hedging transactions with respect to the Purchased Units or Common Units of the Partnership that are designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, any of the economic consequences of ownership of

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any Purchased Units, (c) transfer any Purchased Units to any non-U.S. resident individual, non-U.S. corporation or partnership, or any other non-U.S. entity, including any foreign governmental entity, including by means of any swap or other transaction or arrangement that transfers or that is designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, of any of the economic consequences of ownership of any Purchased Units, regardless of whether any transaction described above is to be settled by delivery of Series A Preferred Units, Common Units or other securities, in cash or otherwise (provided, however, that the foregoing shall not apply if, prior to any such transfer or arrangement, such individual, corporation, partnership or other entity establishes, to the reasonable satisfaction of the Partnership, its entitlement to a complete exemption from tax withholding, including under Code Sections 1441, 1442, 1445 and 1471 through 1474, and the Treasury Regulations thereunder), or (d) effect any transfer of Purchased Units or Conversion Units in a manner that violates the terms of the Partnership Agreement; provided, however, that such Purchaser may pledge all or any portion of its Series A Preferred Units in connection with a Permitted Loan, and any foreclosure by any pledgee under such Permitted Loan on any such pledged Series A Preferred Units or related Conversion Units (and/or any sale thereof) shall not be considered a violation or breach of this Section 5.04 and the transfer of the Series A Preferred Units by a pledgee who has foreclosed on such a Permitted Loan shall not be considered a violation or breach of this Section 5.04; provided, further, that such Purchaser may transfer any Purchased Units to (i) an Affiliate of such Purchaser or (ii) any other Purchaser. Notwithstanding the foregoing, any transferee receiving any Purchased Units pursuant to this Section 5.04 shall (A) agree to the restrictions set forth in this Section 5.04 and Section 5.06 and (B) to the extent still applicable, take all actions necessary to become a party to the Confidentiality Agreement between the transferee of such Purchased Units and the Partnership. For the avoidance of doubt, in no way does this Section 5.04 prohibit changes in the composition of any Purchaser or its partners or members so long as such changes in composition only relate to changes in direct or indirect ownership of the Purchaser or its partners or members so long as such changes in composition only relate to changes in direct or indirect ownership of the Purchaser among such Purchaser, its Affiliates and the limited partners of the private equity fund vehicles that indirectly own such Purchaser.

Section 5.05 Use of Proceeds. The Partnership shall use the proceeds of the offering of the Purchased Units to repay indebtedness of the NEP Entities, to acquire assets or for general partnership purposes.

Section 5.06 Exercise of Voting and Limited Partnership Rights. Notwithstanding any rights a Purchaser may have under the Partnership Agreement or under applicable Law, until the Purchased Units and PIK Units are converted to Conversion Units, each Purchaser hereby fully waives any right to nominate or to participate in the nomination of any Person for election as a director of the Partnership. For the avoidance of doubt, the foregoing waiver shall not apply to any Purchased Units and PIK Units that have been converted to Conversion Units.

Section 5.07 Change of Control.

(a)In the event that a Series A Change of Control (as defined in the Statement of Preferences) occurs or parties enter into definitive agreements for a transaction that upon consummation would constitute a Series A Change of Control prior to full funding of a Purchaser’s Commitment Amount, such Purchaser shall have the right for thirty (30) days thereafter to elect by written notice to the Partnership to be released from its obligation to fund such Purchaser’s remaining unfunded Commitment Amount with respect to any Funding Call or request delivered after such entry into definitive agreements or Series A Change of Control and upon delivery of any such notice the remaining unfunded Commitment Amount of such Purchaser shall be reduced to zero and Schedule A shall be revised to reflect such reduction.
(b)In addition to the rights described in Section 5.08(a), in the event of a Series A Change of Control in which the Partnership is not the surviving entity, that occurs prior to full funding of a Purchaser’s Commitment Amount, such Purchaser shall have the right to require the Partnership to use commercially reasonable efforts to secure for such Purchaser, the right to purchase securities in the surviving entity or the parent of the surviving entity that have substantially similar rights, preferences and privileges as the Series A Preferred Units on the same basis such Purchaser is or would be so entitled to the extent it has or had funded its Commitment Amount before such Series A Change of Control.

ARTICLE VI
INDEMNIFICATION, COSTS AND EXPENSES

Section 6.01 Indemnification by the Partnership. The Partnership agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, promptly upon

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demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third-Party Claim, as a result of, arising out of, or in any way related to (a) the failure of any of the representations or warranties made by the Partnership contained herein to be true and correct in all material respects (other than those representations and warranties contained in Section 3.01, Section 3.02, Section 3.03, Section 3.13, Section 3.16 or Section 3.17 or other representations and warranties that are qualified by materiality or Material Adverse Effect, which, in each case, shall be true and correct in all respects when made and as of the applicable Closing Date (except for any representations and warranties made as of a specific date, which shall be required to be true and correct as of such date only) or (b) the breach of any covenants of the Partnership contained herein; provided that, in the case of the immediately preceding clause (a), such claim for indemnification is made prior to the expiration of the survival period of such representation or warranty; provided, further, that for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the Partnership shall constitute the date upon which such claim has been made; and provided, further, that the aggregate liability of the Partnership to each Purchaser pursuant to this Section 6.01 shall not be greater in amount than such Purchaser’s Funding Obligation, and the aggregate liability of the Partnership to all Purchasers pursuant to this Section 6.01 shall not exceed the Total Funding Obligation. No Purchaser Related Party shall be entitled to recover special, indirect, exemplary, lost profits, speculative or punitive damages under this Section 6.01; provided, however, that such limitation shall not prevent any Purchaser Related Party from recovering under this Section 6.01 for any such damages to the extent that such damages are in the form of diminution in value or are payable to a third party in connection with any Third-Party Claims.

Section 6.02 Indemnification by the Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify the Partnership, the General Partner and their respective Representatives (collectively, “Partnership Related Parties”) from, costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third-Party Claim, as a result of, arising out of, or in any way related to (a) the failure of any of the representations or warranties made by such Purchaser contained herein to be true and correct in all material respects as of the date made (except to the extent any representation or warranty includes the word “material,” Material Adverse Effect or words of similar import, with respect to which such representation or warranty, or applicable portions thereof, must have been true and correct) or (b) the breach of any of the covenants of such Purchaser contained herein; provided that, in the case of the immediately preceding clause (a), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of the survival period of such representation or warranty; and provided, further, that for purposes of determining when an indemnification claim has been made, the date upon which a Partnership Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to such Purchaser shall constitute the date upon which such claim has been made; and provided, further, that the liability of each such Purchaser shall not be greater in amount than the sum of such Purchaser’s Funding Obligation plus any distributions paid to such Purchaser with respect to the Purchased Units. No Partnership Related Party shall be entitled to recover special, indirect, exemplary, lost profits, speculative or punitive damages under this Section 6.02; provided, however, that such limitation shall not prevent any Partnership Related Party from recovering under this Section 6.02 for any such damages to the extent that such damages are in the form of diminution in value or are payable to a third party in connection with any Third-Party Claims.

Section 6.03 Indemnification Procedure.

(a)    A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought; provided, however, that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification which it may claim in accordance with this Article VI, except as otherwise provided in Section 6.01 and Section 6.02.

(b)    Promptly after any Partnership Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each a “Third-Party Claim”), the Indemnified Party shall give the indemnitor hereunder (the

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“Indemnifying Party”) written notice of such Third-Party Claim, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such Third-Party Claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly, and in no event later than 10 days, notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has, within 10 Business Days of when the Indemnified Party provides written notice of a Third-Party Claim, failed (1) to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (2) to notify the Indemnified Party of such assumption or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.

Section 6.04 Tax Characterization. All indemnification payments under this Article VI shall be treated as adjustments to the applicable Purchaser’s Funding Obligation for all Tax purposes, except as otherwise required by applicable Law.

ARTICLE VII
TERMINATION

Section 7.01 Termination. This Agreement may be terminated at any time prior to the Initial Closing:

(a)by mutual written consent of the Partnership and a Purchaser, with respect to itself but not any other Purchaser;

(b)by written notice from either the Partnership or a Purchaser, with respect to itself but not any other Purchaser, if any Governmental Authority with lawful jurisdiction shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Transaction Documents and such order, decree, ruling or other action is or shall have become final and nonappealable; or

(c)by written notice from a Purchaser, with respect to itself but not any other Purchaser, if the Initial Closing does not occur by 11:59 p.m. on the Drop-Dead Date; provided, however, that no party may terminate this Agreement pursuant to this Section 7.01(c) if such party is, at the time of providing such written notice, in breach of any of its obligations under this Agreement.

Section 7.02 Certain Effects of Termination. In the event that this Agreement is terminated pursuant to Section 7.01:

(a)    except as set forth in Section 7.02(b), this Agreement shall become null and void and have no further force or effect, but the parties shall not be released from any liability arising from or in connection with any breach hereof occurring prior to such termination;

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(b)    regardless of any purported termination of this Agreement, the provisions of Article VI and all indemnification rights and obligations of the Partnership and the Purchasers thereunder, this Section 7.02 and the provisions of Article VIII shall remain operative and in full force and effect as between the Partnership and the Purchasers, unless the Partnership and the Purchasers possessing the right to acquire not less than majority of the Purchased Units execute a writing that expressly (with specific references to the applicable Articles, Sections or subsections of this Agreement) terminates such rights and obligations as between the Partnership and the Purchasers; and

(c)    each of the Confidentiality Agreements shall remain in effect in accordance with Section 8.06(a).

ARTICLE VIII
MISCELLANEOUS

Section 8.01 Expenses. Except as set forth below, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the Transaction Documents and the transactions contemplated thereby shall be paid by the party incurring such costs and expenses.

Section 8.02 Interpretation. Article, Section, Schedule and Exhibit references in this Agreement are references to the corresponding Article, Section, Schedule or Exhibit to this Agreement, unless otherwise specified. All Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, Contracts and agreements are references to such instruments, documents, Contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever the Partnership has an obligation under the Transaction Documents, the expense of complying with that obligation shall be an expense of the Partnership unless otherwise specified. Any reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by a Purchaser, such action shall be in such Purchaser’s sole discretion, unless otherwise specified in this Agreement. If any provision in the Transaction Documents is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and the Transaction Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Transaction Documents, and the remaining provisions shall remain in full force and effect, and (b) the parties hereto shall negotiate in good faith to modify the Transaction Documents so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to the Transaction Documents, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

Section 8.03 Survival of Provisions. The representations and warranties set forth in Section 3.01, Section 3.02, Section 3.03, Section 3.13, Section 3.16, Section 3.17, Section 4.01, Section 4.02, Section 4.04, Section 4.05(a), Section 4.05(b) and Section 4.05(e) hereunder shall survive the execution and delivery of this Agreement indefinitely, the representations and warranties set forth in Section 3.26 shall survive until 60 days after the applicable statute of limitations (taking into account any extensions thereof) and the other representations and warranties set forth herein shall survive for a period of 12 months following the applicable Closing Date, as applicable, regardless of any investigation made by or on behalf of the Partnership or the Purchasers. The covenants made in this Agreement or any other Transaction Document shall survive the Initial Closing and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion or repurchase thereof. Regardless of any purported general termination of this Agreement, the provisions of ARTICLE VI and all indemnification rights and obligations of the Partnership and the Purchasers thereunder, and this ARTICLE VIII shall remain operative and in full force and effect as between the Partnership and each Purchaser, unless the Partnership and the applicable Purchaser execute a writing that expressly (with specific references to the applicable Section or subsection of this Agreement) terminates such rights and obligations as between the Partnership and such Purchaser.

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Section 8.04 No Waiver: Modifications in Writing.

(a)Delay. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b)Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of any Transaction Document (except in the case of the Partnership Agreement for amendments adopted pursuant to Article XIII thereof) shall be effective unless signed by each of the parties thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of any Transaction Document, any waiver of any provision of any Transaction Document and any consent to any departure by the Partnership from the terms of any provision of any Transaction Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Partnership in any case shall entitle the Partnership to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any party shall not be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

Section 8.05 Binding Effect. This Agreement shall be binding upon the Partnership, each of the Purchasers and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 8.06 Non-Disclosure.

(a)This Agreement shall not impact the terms and provisions of any of the Confidentiality Agreements. The Confidentiality Agreements shall continue to be in full force and effect, pursuant to the terms and conditions thereof, but for the avoidance of doubt, Confidential Information (as defined in each of the Confidentiality Agreements) only refers to information furnished by or on behalf of the Company prior to the date hereof.

(b)Other than filings made by the Partnership with the Commission, the Partnership and any of its Representatives may disclose the identity of, or any other information concerning, the Purchasers or any of their respective Affiliates only after providing the Purchasers a reasonable opportunity to review and comment on such disclosure (with such comments being incorporated or reflected, to the extent reasonable, in any such disclosure); provided, however, that nothing in this Section 8.06 shall delay any required filing or other disclosure with NYSE or any Governmental Authority or otherwise hinder the Partnership Entities’ or their Representatives’ ability to timely comply with all Laws or rules and regulations of NYSE or other Governmental Authority. Notwithstanding anything to the contrary in this Section 8.06, the Partnership may disclose in any manner it determines appropriate the terms and conditions of the transactions contemplated hereby and the Purchased Units, PIK Units and Conversion Units.

(c)Notwithstanding anything to the contrary in this Section 8.06, the Partnership agrees that each Purchaser may (i) publicize its ownership in the Partnership, as well as the identity of the Partnership, the size of the investment and its pricing terms with respect to the Series A Preferred Units on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (ii) display the Partnership’s corporate logo in conjunction with any such reference; provided, however, a Purchaser after may take the actions described in this Section 8.06(c) only after providing the Partnership a reasonable opportunity to review and comment on such disclosure; provided that such review and comment shall not be required with respect to communications with limited partners of the funds affiliated with the Purchasers (with such comments being incorporated or reflected, to the extent reasonable, in any such communication).

Section 8.07 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)If to the Purchasers, to the addresses set forth on Schedule A.

(b)If to the Partnership, to:

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NextEra Energy Partners, LP 700 Universe Boulevard Juno Beach, Florida 33408 Attention: Treasurer and Daniel Lotano with a copy to:

Squire Patton Boggs (US) LLP 4900 Key Tower 127 Public Square Cleveland, Ohio 44114 Attention: David A. Zagore and Julia M. Tosi

or to such other address as the Partnership or the Purchasers may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the facsimile, if sent via facsimile; when sent, if sent by electronic mail prior to 5:00 pm Eastern time on a Business Day, or on the next succeeding Business Day, if not; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.
Section 8.08 Removal of Legend. In connection with a sale of Purchased Units, PIK Units or Conversion Units by a Purchaser in reliance on Rule 144 promulgated under the Securities Act, the applicable Purchaser or its broker shall deliver to the Partnership a broker representation letter providing to the Partnership any information the Partnership deems necessary to determine that the sale of such Purchased Units, PIK Units or Conversion Units is made in compliance with Rule 144 promulgated under the Securities Act, including, as may be appropriate, a certification that the Purchaser is not an Affiliate of the Partnership (as defined in Rule 144 promulgated under the Securities Act) and a certification as to the length of time the such units have been held (taking into account any applicable tacking periods under Rule 144). Upon receipt of such representation letter, the Partnership shall promptly remove the notation of a restrictive legend in such Purchaser’s book-entry account maintained by the Partnership, including the legend referred to in Section 4.05, and the Partnership shall bear all costs associated with the removal of such legend in the Partnership’s books. At such time as the Purchased Units, PIK Units or Conversion Units have been sold pursuant to an effective registration statement under the Securities Act or have been held by any Purchaser for more than one year where such Purchaser is not, and has not been in the preceding three months, an Affiliate of the Partnership (as defined in Rule 144 promulgated under the Securities Act), if the book-entry account of such Purchaser still bears the notation of the restrictive legend referred to in Section 4.05, the Partnership agrees, upon request of the Purchaser or its permitted assignee, to take all steps necessary to promptly effect the removal of the legend described in Section 4.05, and the Partnership shall bear all costs associated with the removal of such legend in the Partnership’s books, regardless of whether the request is made in connection with a sale or otherwise, so long as such Purchaser or its permitted assignee provides to the Partnership any information the Partnership deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state Laws, including (if there is no such registration statement) a certification that the holder is not an Affiliate of the Partnership (as defined in Rule 144 promulgated under the Securities Act), a covenant to inform the Partnership if it should thereafter become an affiliate (as defined in Rule 144 promulgated under the Securities Act) and to consent to the notation of an appropriate restriction, and a certification as to the length of time such units have been held. The Partnership shall cooperate with each Purchaser to effect the removal of the legend referred to in Section 4.05 at any time such legend is no longer appropriate.

Section 8.09 Entire Agreement. This Agreement, the other Transaction Documents, the Confidentiality Agreements and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to in this Agreement, the other Transaction Documents or the Confidentiality Agreements with respect to the rights granted by the Partnership or any of its Affiliates or the Purchasers or any of their respective Affiliates. This Agreement, the other Transaction Documents, the Confidentiality Agreements and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings among the parties with respect to such subject matter.

Section 8.10 Governing Law: Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related

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to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the Laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 8.11 Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 8.12 Exclusive Remedy.

(a)Each party hereto hereby acknowledges and agrees that the rights of each party to consummate the transactions contemplated hereby are special, unique and of extraordinary character and that, if any party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching party may be without an adequate remedy at law. If any party violates or fails or refuses to perform any covenant or agreement made by such party herein, the non-breaching party subject to the terms hereof and in addition to any remedy at law for damages or other relief, may (at any time prior to the valid termination of this Agreement pursuant to Article VII) institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

(b)The sole and exclusive remedy for any and all claims arising under, out of, or related to this Agreement or the transactions contemplated hereby, shall be the rights of indemnification set forth in Article VI only, and no Person will have any other entitlement, remedy or recourse, whether in contract, tort or otherwise, it being agreed that all of such other remedies, entitlements and recourse are expressly waived and released by the parties hereto to the fullest extent permitted by Law. Notwithstanding anything in the foregoing to the contrary, nothing in this Agreement shall limit or otherwise restrict a fraud claim brought by any party hereto or the right to seek specific performance pursuant to Section 8.13(a).

Section 8.13 No Recourse Against Others.

(a)All claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with or relate in any manner to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are expressly limited to) the Partnership and the Purchasers. No Person other than the Partnership or the Purchasers, including no member, partner, stockholder, Affiliate or Representative thereof, nor any member, partner, stockholder, Affiliate or Representative of any of the foregoing, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach; and, to the maximum extent permitted by Law, each of the Partnership and the Purchasers hereby waives and releases all such liabilities, claims, causes of action and obligations against any such third Person.

(b)    Without limiting the foregoing, to the maximum extent permitted by Law, (i) each of the Partnership and the Purchasers hereby waives and releases any and all rights, claims, demands or causes of action that

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may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of the other or otherwise impose liability of the other on any third Person in respect of the transactions contemplated hereby, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization or otherwise; and (ii) each of the Partnership and the Purchasers disclaims any reliance upon any third Person with respect to the performance of this Agreement or any representation or warranty made in, in connection with or as an inducement to this Agreement.

Section 8.14 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the Partnership, the Purchasers and, for purposes of Section 8.14 only, any member, partner, stockholder, Affiliate or Representative of the Partnership or the Purchasers, or any member, partner, stockholder, Affiliate or Representative of any of the foregoing, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.15 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

NEXT ENERGY PARTNERS, LP

By: NextEra Energy Partners GP, Inc.,
Its General Partner

By:	PAUL I. CUTLER
Name:	Paul I. Cutler
Title:	Treasurer and Assistant Secretary

[Signature page to Purchase Agreement]

NASA A HOLDINGS LP

By: Nasa A Holdings GP, LLC, its General Partner

By:	RYAN SHOCKLEY
Name:	Ryan Shockley
Title:	President

NASA B HOLDINGS LP

By: Nasa B Holdings GP, LLC, its General Partner

By:	RYAN SHOCKLEY
Name:	Ryan Shockley
Title:	President

NASA CO-INVEST HOLDINGS L.P.

By: First Reserve Energy Infrastructure GP II Limited,
its General Partner

By:	RYAN SHOCKLEY
Name:	Ryan Shockley
Title:	Managing Director

[Signature page to Purchase Agreement]

KKR FLATIRONS AGGREGATOR L.P.

By: KKR Flatirons Aggregator GP LLC, its General Partner

By:	BRANDON FREIMAN
Name:	Brandon Freiman
Title:	President

[Signature page to Purchase Agreement]

Schedule A

Purchaser Allocations

Purchaser and Address	Commitment Amount	Remaining Unfunded Commitment Amount
Nasa A Holdings LP	$233,007,061.00	$233,007,061.00

c/o First Reserve Energy Infrastructure GP II, L.P.,
1 Lafayette Place, 2nd Floor, Greenwich, CT 06830
Attn: Matthew Raben
Email: matthew.raben@blackrock.com

With a copy to (which shall not constitute notice):

BlackRock, Inc.
Office of the General Counsel
40 East 52nd Street, 19th floor
New York, NY 10022
Attn: David Maryles and Jelena Napolitano
Email: legaltransactions@blackrock.com

Nasa B Holdings LP	$66,992,939.00	$66,992,939.00

c/o First Reserve Energy Infrastructure GP II, L.P.,
1 Lafayette Place, 2nd Floor, Greenwich, CT 06830
Attn: Matthew Raben
Email: matthew.raben@blackrock.com

With a copy to (which shall not constitute notice):

BlackRock, Inc.
Office of the General Counsel
40 East 52nd Street, 19th floor
New York, NY 10022
Attn: David Maryles and Jelena Napolitano
Email: legaltransactions@blackrock.com

Nasa Co-invest Holdings L.P.	$50,000,000.00	$50,000,000.00

c/o First Reserve Energy Infrastructure GP II, L.P.,
1 Lafayette Place, 2nd Floor, Greenwich, CT 06830
Attn: Matthew Raben
Email: matthew.raben@blackrock.com

With a copy to (which shall not constitute notice):

BlackRock, Inc.
Office of the General Counsel
40 East 52nd Street, 19th floor
New York, NY 10022
Attn: David Maryles and Jelena Napolitano
Email: legaltransactions@blackrock.com

Schedule A-1
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KKR Flatirons Aggregator L.P.	$200,000,000.00	$200,000,000.00

c/o Kohlberg Kravis Roberts & Co. L.P.
9 West 57th Street, Suite 4200
New York, NY 10019
Attention: General Counsel
Facsimile: (212) 750-0003
Email: Flatirons@kkr.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
600 Travis Street, Suite 3300
Houston, TX 77002
Attention: Doug Bacon, P.C.
     John D. Pitts, P.C.
     Jhett R. Nelson
Facsimile: (713) 835-3601
Email: doug.bacon@kirkland.com
john.pitts@kirkland.com
jhett.nelson@kirkland.com

Schedule A-2
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Schedule B

Material Subsidiaries

NextEra Energy Operating Partners, LP
Genesis Solar, LLC **
NET Holdings Management, LLC **

** Pledges pursuant to agreements listed on Schedule D

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Schedule C

Subsidiaries

Subsidiary Name	Jurisdiction

Adelanto Solar Funding, LLC	Delaware
Adelanto Solar Holdings, LLC	Delaware
Adelanto Solar II, LLC	Delaware
Adelanto Solar, LLC	Delaware
Ashtabula Wind III, LLC	Delaware
Baldwin Wind Holdings, LLC	Delaware
Baldwin Wind, LLC	Delaware
Bayhawk Wind Holdings LLC	Delaware
Bayhawk Wind, LLC	Delaware
Bornish Wind LP, ULC	British Columbia
Bornish Wind Holdings GP, LLC	Delaware
Bornish Wind Holdings GP, ULC	British Columbia
Bornish Wind Holdings, LP	Ontario
Cedar Bluff Wind, LLC	Delaware
Canyon Wind Holdings, LLC	Delaware
Canyon Wind, LLC	Delaware
Conestogo Wind GP, Inc.	New Brunswick
Conestogo Wind, LP	Ontario
Eagle Ford Midstream, LP	Texas
East Durham Wind Holdings GP, LLC	Delaware
East Durham Wind Holdings GP, ULC	British Columbia
East Durham Wind Holdings, LP	Ontario
East Durham Wind, ULC	British Columbia
Elk City Wind Holdings, LLC	Delaware
Elk City Wind, LLC	Delaware
FPL Energy Stateline Holdings, L.L.C.	Delaware
FPL Energy Vansycle L.L.C.	Florida
Genesis Solar Funding Holdings, LLC	Delaware
Genesis Solar Funding, LLC	Delaware
Genesis Solar Holdings, LLC	Delaware
Genesis Solar, LLC	Delaware
Golden Hills Interconnection, LLC	Delaware
Golden Hills Wind, LLC	Delaware
Golden West Power Partners, LLC	Delaware
Golden West Wind Holdings, LLC	Delaware
Goshen Wind Holdings GP, LLC	Delaware
Goshen Wind Holdings GP, ULC	British Columbia

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Subsidiary Name	Jurisdiction
Goshen Wind Holdings, LP	Ontario
Goshen Wind, ULC	British Columbia
Jericho Wind BC Holdings, ULC	British Columbia
Jericho Wind Funding GP, LLC	Delaware
Jericho Wind Funding GP, ULC	British Columbia
Jericho Wind Funding, LP	Ontario
Jericho Wind GP, LLC	Delaware
Jericho Wind GP, ULC	British Columbia
Jericho Wind Holdings GP, LLC	Delaware
Jericho Wind Holdings GP, ULC	British Columbia
Jericho Wind Holdings, LP	Ontario
Jericho Wind, LP	Ontario
Jericho Wind, ULC	British Columbia
Kerwood Wind Holdings GP, LLC	Delaware
Kerwood Wind Holdings GP, ULC	British Columbia
Kerwood Wind Holdings, LP	Ontario
Kerwood Wind, ULC	British Columbia
LaSalle Pipeline, LP	Texas
Mammoth Plains Wind Project Holdings, LLC	Delaware
Mammoth Plains Wind Project, LLC	Delaware
McCoy Solar Funding, LLC	Delaware
McCoy Solar Holdings, LLC	Delaware
McCoy Solar, LLC	Delaware
Meadowlark Wind Holdings, LLC	Delaware
Meadowlark Wind, LLC	Delaware
Mission Natural Gas Company, LP	Texas
Mission Valley Pipeline Company, LP	Texas
Monument Pipeline, LP	Texas
Moore Solar GP, LLC	Delaware
Moore Solar GP, ULC	British Columbia
Moore Solar, LP	Ontario
Moore Solar, ULC	British Columbia
Mountain Prairie Wind Holdings, LLC	Delaware
Mountain Prairie Wind, LLC	Delaware
NET General Partners, LLC	Texas
NET Holdings Management, LLC	Delaware
NET Mexico Pipeline Partners, LLC	Delaware
NET Mexico Pipeline, LP	Texas
NET Midstream, LLC	Texas
NET Pipeline Holdings LLC	Delaware
NextEra Desert Center Blythe, LLC	Delaware

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Subsidiary Name	Jurisdiction
NextEra Energy Canada Partners Holdings, ULC	British Columbia
NextEra Energy Operating Partners GP, LLC	Delaware
NextEra Energy Operating Partners, LP	Delaware
NextEra Energy Partners Acquisitions, LLC	Delaware
NextEra Energy Partners Solar Acquisitions, LLC	Delaware
NextEra Energy Partners Ventures, LLC	Delaware
NextEra Energy US Partners Holdings, LLC	Delaware
Northern Colorado Wind Energy, LLC	Delaware
Palo Duro Wind Energy, LLC	Delaware
Palo Duro Wind Interconnection Services, LLC	Delaware
Palo Duro Wind Portfolio, LLC	Delaware
Palo Duro Wind Project Holdings, LLC	Delaware
Perrin Ranch Wind, LLC	Delaware
Red Gate Pipeline, LP	Texas
SCI Holding, ULC	British Columbia
SCIH GP, ULC	British Columbia
Seiling Wind Holdings, LLC	Delaware
Seiling Wind II, LLC	Delaware
Seiling Wind Interconnection Services, LLC	Delaware
Seiling Wind Investments, LLC	Delaware
Seiling Wind Portfolio, LLC	Delaware
Seiling Wind, LLC	Delaware
Shafter Solar Holdings, LLC	Delaware
Shafter Solar, LLC	Delaware
Sombra Solar GP, LLC	Delaware
Sombra Solar GP, ULC	British Columbia
Sombra Solar, LP	Ontario
Sombra Solar, ULC	British Columbia
South Shore Pipeline L.P.	Texas
St. Clair GP, LLC	Delaware
St. Clair GP, ULC	British Columbia
St. Clair Holding, ULC	British Columbia
St. Clair Investment Holding, LP	Ontario
St. Clair Moore Holding LP, LLC	Delaware
St. Clair Moore Holding LP, ULC	British Columbia
St. Clair Moore Holding, LP	Ontario
St. Clair MS Investment GP, LLC	Delaware
St. Clair Solar, LP	Ontario
St. Clair Sombra Holding LP, LLC	Delaware
St. Clair Sombra Holding LP, ULC	British Columbia

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Subsidiary Name	Jurisdiction
St. Clair Sombra Holding, LP	Ontario
Strathroy Wind GP, Inc.	New Brunswick
Summerhaven Wind, LP	Ontario
Trillium Funding GP Holding, Inc.	New Brunswick
Trillium Funding GP, Inc.	New Brunswick
Trillium HoldCo GP, Inc.	New Brunswick
Trillium HoldCo, LP	Ontario
Trillium Wind Holdings, LP	Ontario
Trillium Windpower, LP	Ontario
Tuscola Bay Wind, LLC	Delaware
Varna Wind Funding GP, LLC	Delaware
Varna Wind Funding GP, ULC	British Columbia
Varna Wind Funding, LP	Ontario
Varna Wind GP, LLC	Delaware
Varna Wind GP, ULC	British Columbia
Varna Wind Holdings GP, LLC	Delaware
Varna Wind Holdings GP, ULC	British Columbia
Varna Wind Holdings, LP	Ontario
Varna Wind, LP	Ontario
Varna Wind, ULC	British Columbia

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Schedule D

Financing Agreements

Canyon Wind

1.
Credit Agreement, dated as of September 27, 2012, among Canyon Wind, LLC, Canyon Wind Holdings, LLC, Perrin Ranch Wind, LLC, Tuscola Bay Wind, LLC, the financial institutions from time to time party thereto as Lenders, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrative agent, U.S. Bank National Association, as collateral agent and depositary agent, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, Mizuho Corporate Bank, Ltd., and CoBank, ACB, as joint bookrunners and mandated lead arrangers, and amended by the first amendment and waiver thereto, dated as of June 5, 2013, the second amendment thereto, dated as of April 11, 2014, the third amendment thereto, dated as of February 13, 2015, and the fourth amendment thereto, dated as of March 31, 2015.

Mountain Prairie

2.
Trust Indenture, dated as of March 25, 2010, among Mountain Prairie Wind, LLC, Mountain Prairie Wind Holdings, LLC, Elk City Wind Holdings, LLC (formerly known as Elk City B Holdings, LLC), Elk City Wind, LLC, Northern Colorado Wind Energy, LLC, and U.S. Bank National Association, as trustee, as amended by the Supplemental Indenture, dated as of May 30, 2014, by the Consent and Supplement, dated as of May 28, 2015, and by the Second Supplemental Trust Indenture, dated as of August 19, 2015.

Genesis

3.	Amended and Restated Pass-Through Trust Agreement, dated as of August 26, 2011 among U.S. Bank National Association, U.S. Bank Trust National Association and Genesis Solar, LLC.

4.
Credit Agreement, dated as of August 26, 2011, by and among Genesis Solar, LLC, U.S. Department of Energy, the financial institutions from time to time party thereto as lenders, the issuing bank party thereto, Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, as administrative agent, Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, as master administrative agent, U.S. Bank National Association, as collateral agent, and Credit Suisse AG, New York Branch, as lead lender.

5.
Master Agreement, dated as of August 26, 2011, by and among Genesis Solar, LLC, U.S. Department of Energy, Genesis Solar 2011 Pass-Through Trust, Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, as issuing bank, Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, as master administrative agent, U.S. Bank National Association, as collateral agent, Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, as intercreditor agent, U.S. Bank National Association, as depositary, U.S. Bank National Association, as pass-through trustee, Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, as administrative agent, and Credit Suisse AG, New York Branch, as lead lender, and amended by amendment number 1 thereto, dated as of October 29, 2013, between Genesis Solar, LLC and Deutsche Bank Trust Company Americas, as master administrative agent, amendment number 2 thereto, dated as of April 15, 2014, between Genesis Solar, LLC and Deutsche Bank Trust Company Americas, as master administrative agent, and the Omnibus Amendment Agreement, dated as of May 27, 2014, among Genesis Solar, LLC, Genesis Solar Holdings, LLC, the U.S. Department of Energy, Deutsche Bank Trust Company Americas, as master administrative agent, intercreditor agent and administrative agent, U.S. Bank National Association, as depositary and collateral agent.

6.
Note Purchase Agreement, dated as of June 13, 2014, among Genesis Solar Funding, LLC, Genesis Solar Funding Holdings, LLC, U.S. Bank National Association, as collateral agent, and the purchasers listed on Schedule A thereto.

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7.	Note Purchase Agreement, dated as of August 26, 2011, between Genesis Solar, LLC and Genesis Solar 2011 Pass-Through Trust.

St. Clair

8.
Amended and Restated Trust Indenture, dated as of June 13, 2014, and amended by the First Supplemental Indenture, dated as of July 2, 2015, among St. Clair Holding, ULC, St. Clair Solar, LP, Moore Solar, LP, Sombra Solar, LP, SCI Holding, ULC, St. Clair Moore Holding, LP, St. Clair Moore Holding LP, ULC, St. Clair Sombra Holding, LP, St. Clair Sombra Holding LP, ULC, Moore Solar, ULC, Sombra Solar, ULC, St. Clair GP, ULC, Moore Solar GP, ULC, Sombra Solar GP, ULC, St. Clair Moore Holding LP, LLC, St. Clair Sombra Holding LP, LLC, St. Clair GP, LLC, Moore Solar GP, LLC and Sombra Solar GP, LLC.

Trillium

9.
Trust Indenture, dated as of December 12, 2013, among Trillium Windpower, LP, Trillium Wind Holdings, LP, Trillium Funding GP, Inc., Trillium Funding GP Holding, Inc., Strathroy Wind GP, Inc., Conestogo Wind GP, Inc., Conestogo Wind, LP, Summerhaven Wind LP and BNY Trust Company of Canada, as amended by the First Supplemental Indenture, dated June 12, 2015.

Varna/Bluewater

10.
Credit Agreement, dated as of June 13, 2014, among Varna Wind, LP, Varna Wind GP, ULC, the financial institutions from time to time party thereto as lenders, Sumitomo Mitsui Banking Corporation, as administrative agent, Sumitomo Mitsui Banking Corporation of Canada, as collateral agent and depositary agent.

Baldwin

11.
Trust Indenture, dated February 8, 2011, among Baldwin Wind, LLC, Baldwin Wind Holdings, LLC and U.S. Bank National Association, as trustee, as amended by the First Supplemental Trust Indenture, dated as of May 22, 2015.

Shafter

12.
Credit Agreement, dated of June 12, 2015, among Shafter Solar, LLC, as borrower, Shafter Solar Holdings, LLC, as guarantor, the financial institutions party thereto, Siemens Financial Services Inc., as administrative agent, U.S. Bank National Association, as depositary agent and as collateral agent.

13.
Cash Grant Bridge Loan Agreement, dated of June 5, 2015, between Shafter Solar Holdings, LLC, as borrower, NextEra Energy Capital Holdings, Inc., as guarantor, and Wells Fargo Bank, National Association, as Lender.

Meadowlark

14.
Credit Agreement, dated as of July 29, 2015, among Meadowlark Wind, LLC, as borrower, Meadowlark Wind Holdings, LLC, FPL Energy Stateline Holdings, LLC, FPL Energy Vansycle L.L.C. and Ashtabula Wind III, LLC, as guarantors, and the financial institutions party thereto, and KeyBank National Association, as administrative agent, collateral agent and depositary agent.

Adelanto

15.
Credit Agreement dated as of September 18, 2015 among Adelanto Solar Holdings, LLC, as borrower, Adelanto Solar Funding, LLC, Adelanto Solar, LLC and Adelanto Solar II, LLC, as guarantors, the financial institutions party thereto, Mizuho Bank, Ltd., as administrative agent, Mizuho Bank (USA), as

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collateral agent and US Bank National Association, as depositary agent. Mizuho Bank, Ltd. and COBANK, ACB, as mandated lead arrangers and joint bookrunners.

16.
Subordinated Loan Agreement, dated as of September 18, 2015, among Adelanto Solar Funding, LLC, as Borrower, and NextEra Energy Resources Partners, LLC and Solar Holdings Sellco, LLC, as Subordinated Lenders.

Jericho

17.
Credit Agreement dated as of April 28, 2015 among JERICHO WIND, LP as borrower, JERICHO WIND, GP, ULC as Guarantor, THE FINANCIAL INSTITUTIONS from time to time party thereto as Lenders, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as administrative agent for the Lenders, MUFG UNION BANK, N.A., as collateral agent, BANK OF TOKYO-MITSUBISHI UFJ (CANADA), CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, DZ BANK AG DEUTSCHE ZENTRALGENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, NEW YORK BRANCH, MIZUHO BANK, LTD., NORDDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH, SUMITOMO MITSUI BANKING CORPORATION OF CANADA, as mandated lead arrangers and joint bookrunners

McCoy

18.
Credit Agreement dated December 19, 2014 among MCCOY SOLAR FUNDING, LLC as borrower, MCCOY SOLAR, LLC AND MCCOY SOLAR HOLDINGS, LLC, as guarantors , the financial institutions from time to time party thereto as Lenders, Mizuho Bank, Ltd., as administrative agent for the Lenders, U.S. BANK NATIONAL ASSOCIATION, as collateral agent and as depositary agent, MIZUHO BANK, LTD., MUFG UNION BANK, N.A., LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE, NEW YORK BRANCH, DZ BANK AG DEUTSCHE ZENTRALGENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, NEW YORK BRANCH, and CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as mandated lead arrangers and joint bookrunners.

19.
Credit Agreement (Cash Grant Bridge Loan), dated as of December 19, 2014, among McCoy Solar Funding, LLC, as borrower, the guarantors party thereto, the financial institutions party thereto, and Mizuho Bank, Ltd., as administrative agent, and U.S. Bank National Association, as collateral agent and depositary agent.

Palo Duro

20.
Membership Interest Purchase Agreement, dated as of December 18, 2014, among Palo Duro Wind Project Holdings, LLC, Palo Duro Wind Energy, LLC, BAL Investment & Advisory, Inc. and BNY Partnership Funding LLC.

Mammoth Plains

21.
Membership Interest Purchase Agreement, dated as of December 22, 2014, among Mammoth Plains Wind Project Holdings, LLC, Mammoth Plains Wind Project, LLC and JPM Capital Corporation and EFS Renewables Holdings, LLC (purchasers).

NET Holdings

22.
Amended and Restated Credit Agreement, dated as of December 14, 2015, among NET Holdings Management, LLC, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders named therein.

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LaSalle

23.	Note Purchase Agreement, dated as of December 18, 2009, among LaSalle Pipeline, LP, and the purchasers party thereto.

NET Mexico

24.
Amended and Restated Credit Agreement, dated as of June 29, 2016, among NET Mexico Pipeline Partners, LLC, as borrower, The Bank of Tokyo-Mitsubishi UFJ, Ltd., acting as issuing lender and administrative agent, and the other lenders party thereto.

Seiling

25.	Membership Interest Purchase Agreement, dated as of December 23, 2014, among Seiling Wind Holdings, LLC, Seiling Wind Portfolio, LLC, BAL Investment & Advisory, Inc. and BNY Partnership Funding LLC.

Bayhawk

26.
Membership Interest Purchase Agreement, dated as of December 30, 2015, among Bayhawk Wind Holdings, LLC, Bayhawk Wind, LLC, Bayhawk Wind SellCo, LLC, BAL Investment & Advisory, Inc. and BNY Partnership Funding LLC.

Desert Sunlight

27.
Master Agreement, dated as of September 29, 2011, by and among DESERT SUNLIGHT 250, LLC, DESERT SUNLIGHT HOLDINGS, LLC, U.S. Department of Energy, Deutsche Bank Trust Company Americas, as Master Administrative Agent, Deutsche Bank Trust Company Americas, as Collateral Agent, Deutsche Bank Trust Company Americas, as Intercreditor Agent, Deutsche Bank Trust Company Americas, as A-1 Administrative Agent, Deutsche Bank Trust Company Americas as A-2 Administrative Agent, Deutsche Bank Trust Company Americas, as SPV Trustee, Goldman Sachs Lending Partners LLC, as Joint Syndication Agent, Joint Lead Arranger and Joint Bookrunner, Citigroup Global Markets Inc., as Joint Syndication Agent, Joint Lead Arranger and Joint Bookrunner and the LC Issuing Banks and Lenders party thereto.

28.
A-1 Loan Agreement, dated as of September 29, 2011, by and among DESERT SUNLIGHT 250, LLC, DESERT SUNLIGHT HOLDINGS, LLC, U.S. Department of Energy, Deutsche Bank Trust Company Americas, as Master Administrative Agent, Deutsche Bank Trust Company Americas, as Collateral Agent, Deutsche Bank Trust Company Americas, as A-1 Administrative Agent, and Desert Sunlight Funding Trust I, as A-1 Lender.

29.
A-2 Loan Agreement, dated as of September 29, 2011, by and among DESERT SUNLIGHT 250, LLC, DESERT SUNLIGHT HOLDINGS, LLC, U.S. Department of Energy, Deutsche Bank Trust Company Americas, as Master Administrative Agent, Deutsche Bank Trust Company Americas, as Collateral Agent, Deutsche Bank Trust Company Americas, as A-2Administrative Agent, and Desert Sunlight Funding Trust II, as A-2 Lender.

30.
Master Agreement, dated as of September 29, 2011, by and among DESERT SUNLIGHT 300, LLC, DESERT SUNLIGHT HOLDINGS, LLC, U.S. Department of Energy, Deutsche Bank Trust Company Americas, as Master Administrative Agent, Deutsche Bank Trust Company Americas, as Collateral Agent, Deutsche Bank Trust Company Americas, as Intercreditor Agent, Deutsche Bank Trust Company Americas, as A-1 Administrative Agent, Deutsche Bank Trust Company Americas as A-2 Administrative Agent, Deutsche Bank Trust Company Americas, as A-3 Administrative Agent, Citibank, N.A., as LC Facility Administrative Agent, Deutsche Bank Trust Company Americas, as SPV Trustee, Goldman Sachs Lending Partners LLC, as Joint Syndication Agent, Joint Lead Arranger and Joint Bookrunner, Citigroup Global

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Markets Inc., as Joint Syndication Agent , Joint Lead Arranger and Joint Bookrunner and the LC Issuing Banks and Lenders party thereto.

31.
A-1 Loan Agreement, dated as of September 29, 2011, by and among DESERT SUNLIGHT 300, LLC, DESERT SUNLIGHT HOLDINGS, LLC, U.S. Department of Energy, Deutsche Bank Trust Company Americas, as Master Administrative Agent, Deutsche Bank Trust Company Americas, as Collateral Agent, Deutsche Bank Trust Company Americas, as A-1 Administrative Agent, and Desert Sunlight Funding Trust I, as A-1 Lender.

32.
A-2 Loan Agreement, dated as of September 29, 2011, by and among DESERT SUNLIGHT 300, LLC, DESERT SUNLIGHT HOLDINGS, LLC, U.S. Department of Energy, Deutsche Bank Trust Company Americas, as Master Administrative Agent, Deutsche Bank Trust Company Americas, as Collateral Agent, Deutsche Bank Trust Company Americas, as A-2Administrative Agent, and Desert Sunlight Funding Trust II, as A-2 Lender

Golden West

33.
Membership Interest Purchase Agreement, dated as of December 1, 2015, among Golden West Wind Holdings, LLC, Golden West Power Partners, LLC, BAL Investment & Advisory, Inc. and BNY Partnership Funding LLC

NEP Term Loans

34.
Term Loan Agreement, dated as of October 1, 2015, as amended by that Amendment to Term Loan Agreement, dated as of November 22, 2016, and further amended by that certain Amendment No. 2 to Term Loan Agreement, dated as of March 29, 2017, between NextEra Energy US Partners Holdings, LLC, as Borrower, NextEra Energy Operating Partners, LP, as Guarantor, and MUFG Union Bank, N.A., as Lender.

35.
Term Loan Agreement, dated as of October 1, 2015, as amended by that Amendment to Term Loan Agreement, dated as of November 22, 2016, between NextEra Energy US Partners Holdings, LLC, as Borrower, NextEra Energy Operating Partners, LP, as Guarantor, and Keybank National Association, as Lender.

36.
Term Loan Agreement, dated as of October 1, 2015, as amended by that Amendment to Term Loan Agreement, dated as of November 22, 2016, between NextEra Energy US Partners Holdings, LLC, as Borrower, NextEra Energy Operating Partners, LP, as Guarantor, and Bank of America, N.A., as Lender.

37.
Term Loan Agreement, dated as of October 1, 2015, as amended by that Amendment to Term Loan Agreement, dated as of November 22, 2016, between NextEra Energy US Partners Holdings, LLC, as Borrower, NextEra Energy Operating Partners, LP, as Guarantor, and Sumitomo Mitsui Banking Corporation, NY Branch, as Lender and Administrative Agent.

38.
Term Loan Agreement, dated as of October 1, 2015, as amended by that Amendment to Term Loan Agreement, dated as of November 22, 2016, between NextEra Energy US Partners Holdings, LLC, as Borrower, NextEra Energy Operating Partners, LP, as Guarantor, and The Bank of Nova Scotia, as Lender.

39.
Term Loan Agreement, dated as of October 1, 2015, as amended by that Amendment to Term Loan Agreement, dated as of November 22, 2016, between NextEra Energy US Partners Holdings, LLC, as Borrower, NextEra Energy Operating Partners, LP, as Guarantor, and Wells Fargo Bank, National Association, as Lender.

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40.
Term Loan Agreement, dated as of July 1, 2016, as amended by that Amendment to Term Loan Agreement, dated as of November 22, 2016, between NextEra Energy US Partners Holdings, LLC, as Borrower, NextEra Energy Operating Partners, LP, as Guarantor, and JPMorgan Chase Bank, N.A., as Lender.

41.
Term Loan Agreement, dated as of March 29, 2017, between NextEra Energy US Partners Holdings, LLC, as Borrower, NextEra Energy Operating Partners, LP, as Guarantor, and Keybank National Association, as Lender.

42.
Term Loan Agreement, dated as of March 29, 2017, between NextEra Energy NextEra Energy US Partners Holdings, LLC, as Borrower, NextEra Energy Operating Partners, LP, as Guarantor, and SunTrust Bank, as Lender.

43.
Term Loan Agreement, dated as of April 26, 2017, between NextEra Energy NextEra Energy US Partners Holdings, LLC, as Borrower, NextEra Energy Operating Partners, LP, as Guarantor, and Bank of America, N.A., as Lender.

44.
Term Loan Agreement, dated as of April 26, 2017, between NextEra Energy NextEra Energy US Partners Holdings, LLC, as Borrower, NextEra Energy Operating Partners, LP, as Guarantor, and Regions Bank, as Lender.

45.
Term Loan Agreement, dated as of April 26, 2017, between NextEra Energy NextEra Energy US Partners Holdings, LLC, as Borrower, NextEra Energy Operating Partners, LP, as Guarantor, and Bank of Montreal, as Lender.

NEP Revolver

46.
Revolving Credit Agreement, dated as of July 1, 2014, as amended by that certain First Amendment to Revolving Credit Agreement, dated as of December 11, 2014, as amended by that certain Second Amendment to Revolving Credit Agreement and Composite Amendment Agreement, dated as of April 28, 2015, and as amended by that Third Amendment to Revolving Credit Agreement, dated as of November 22, 2016, each among the Borrower and Canadian Holdings, as Borrowers, OpCo, as Guarantor, the lenders parties thereto, Bank of America, N.A., as Administrative Agent and as Collateral Agent, and Bank of America, N.A. (Canada Branch), as Canadian Collateral Agent.

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Schedule E

Tax

Bayhawk Wind Holdings, LLC, and Seiling Wind Holdings, LLC each were classified as a corporation at some time prior to being acquired by NextEra Energy US Partners Holdings LLC. Each was a part of NextEra Energy, Inc.'s consolidated group while classified as a corporation. Bayhawk Wind Holdings, LLC and Seiling Wind Holdings, LLC elected to be classified as a disregarded entity for US tax purposes prior to being acquired by NextEra Energy US Partners Holdings LLC. Each of Bayhawk Wind Holdings, LLC and Seiling Wind Holdings, LLC is therefore still subject to having a liability for Taxes under Treasury Regulations Section 1.1502-6 for any tax year during which such entities were members of NextEra Energy, Inc.’s consolidated group.

Elk City Wind Holdings, LLC (“New Elk City”) was formed on March 6, 2014 and has been classified as a disregarded entity since formation. However, a prior Elk City Wind Holdings, LLC (“Old Elk City”), a tax corporation formed on March 3, 2008 that was a member of NextEra Energy, Inc.’s consolidated group, merged into New Elk City in connection with pre-NEP IPO restructuring transactions. Thus, New Elk City stepped into the shoes of Old Elk City and is therefore still subject to having a liability for Taxes under Treasury Regulations Section 1.1502-6 for any tax year during which such Old Elk City was a member of NextEra Energy, Inc.’s consolidated group.

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Schedule F

Covered Affiliates

With respect to the BlackRock Purchaser and its Affiliated Purchasers:

•	First Reserve Energy Infrastructure I, L.P.

•	First Reserve Energy Infrastructure II, L.P.

With respect to KKR Flatirons Aggregator L.P.:

•	KKR Global Infrastructure Investors L.P.

•	KKR Global Infrastructure Investors II L.P.

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Schedule G

Terms of Amendment to the Amended and Restated Master Services Agreement

At the Initial Closing, the partnership shall deliver a fully executed copy of an amendment, or amendment and restatement, as applicable, of the Management Services Agreement, which incorporates the terms set forth below:

•
Amending the definition of “Adjusted Available Cash” included in the Management Services Agreement in a manner substantially consistent with the definition below, to account for the Series A Distribution Amount (as defined in the Partnership Agreement) being paid before the IDR Fee (as defined in the as defined in the Partnership Agreement) is paid:

“‘Adjusted Available Cash’ means, in respect of any Quarter, (a) for all purposes other than Section 7.4.2.1 through Section 7.4.2.3 any remaining Available Cash that would be deemed to be Operating Surplus under [Section 6.3] or [Section 6.5] of the Partnership Agreement before giving effect to the payment of the IDR Fee and after giving effect to the payment of the Series A Distribution Amount, (b) for the purposes of Section 7.4.2.1 through Section 7.4.2.3, any remaining Available Cash that would be deemed to be Operating Surplus under [Section 6.3] or [Section 6.5] of the Partnership Agreement before giving effect to the payment of the IDR Fee and after giving effect to the payment of the Series A Distribution Amount, after subtracting the aggregate amount that would be required to be distributed to holders of Common Units to equal the product of the Base Unit Amount on the Record Date for such Quarter multiplied by the First Target Quarterly Distribution;”

•	Amending Section 7.3 and Section 7.4 of the Management Services Agreement to revise the references to “Unitholders” to reference “holders of its Common Units”.

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Exhibit A
Form of Opinion of Squire Patton Boggs (US) LLP

See Attached

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Final Form

EXHIBIT A
FORM OF OPINION OF SQUIRE PATTON BOGGS (US) LLP
Capitalized terms used but not defined herein have the meanings assigned to such terms in the Series A Preferred Unit Purchase Agreement (the “Purchase Agreement”). The Partnership shall furnish to the Purchasers at each Closing an opinion of Squire Patton Boggs (US) LLP, counsel for the Partnership, addressed to the Purchasers and dated the Closing Date, stating that:
(i)Each of the Partnership, the General Partner and the subsidiaries of the Partnership listed on Schedule I hereto (the “Material Subsidiaries”) is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as applicable. Each of the Partnership, the General Partner, NEP OpCo and NEP OpCo GP has all requisite partnership or corporate power and authority, as applicable, under the laws of its jurisdiction of incorporation or formation, as applicable, necessary to own or lease its properties and to conduct its business, in each case in all material respects as described in the NEP SEC Documents.
(ii)The Purchased Units to be issued and sold to the Purchasers by the Partnership pursuant to the Purchase Agreement and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and, other than the rights granted to the General Partner under Section 5.5 of the Partnership Agreement, the issuance and sale of the Purchased Units are not subject to any preemptive rights of any securityholder of the Partnership arising under the Delaware LP Act as currently in effect or the Partnership’s Organizational Documents as currently in effect.
(iii)Assuming the distribution of the PIK Units, if any, is properly authorized by the General Partner or by such authorization as is otherwise permitted or contemplated by the Partnership Agreement and applicable Organizational Documents at the time of any such distribution, and that such PIK Units are issued in accordance with the terms of the Partnership Agreement, such PIK Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17‑303, 17-607 and 17-804 of the Delaware LP Act).
(iv)The Conversion Units have been duly authorized by the General Partner on behalf of the Partnership pursuant to the Partnership Agreement and, when issued upon conversion of the Purchased Units in accordance with the terms of the Partnership Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and, other than the rights granted to the General Partner under Section 5.5 of the Partnership Agreement, the issuance of the Conversion Units are not subject to any preemptive rights of any securityholder of the Partnership arising under the

Delaware LP Act as currently in effect or the Partnership’s Organizational Documents as currently in effect.
(v)No consent, approval, authorization, filing with or order of any federal or Delaware court, Governmental Authority or body having jurisdiction over the Partnership is required for the issuance and sale by the Partnership of the Purchased Units, the execution, delivery and performance by the Partnership of the Transaction Documents, or the consummation of the transactions contemplated by the Transaction Documents, except (i) as may be required in connection with the Partnership’s obligations under the Registration Rights Agreement, (ii) those that have been obtained or made, (iii) as may be required under state securities or “Blue Sky” laws, as to which we do not express any opinion, or (iv) such that the failure to obtain would not reasonably be expected to constitute a Material Adverse Effect.
(vi)Assuming the accuracy of the representations and warranties of the Purchasers and the Partnership contained in the Purchase Agreement, the offer, issuance and sale of the Purchased Units by the Partnership to the Purchasers solely in the manner contemplated by the Purchase Agreement, including the issuance of the Conversion Units to such Purchasers upon conversion of the Purchased Units in accordance with the Partnership Agreement (assuming such conversion takes place as of the date hereof), are exempt from the registration requirements of the Securities Act; provided, however, that no opinion is expressed as to any subsequent sale or resale of the Purchased Units or the Conversion Units.
(vii)The Partnership is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(viii)None of the offering, issuance or sale by the Partnership of the Purchased Units or the execution, delivery and performance of the Transaction Documents by the Partnership or the General Partner, as the case may be, or the consummation of the transactions contemplated thereby will result in a breach or violation of (A) the Organizational Documents of the Partnership, the General Partner, NEP OpCo or NEP OpCo GP, as the case may be, or (B) the Delaware LP Act or U.S. federal law, which in the case of clause (B) would be reasonably expected to constitute a Material Adverse Effect; provided, however, that we express no opinion pursuant to this paragraph (viii) with respect to any securities or other anti-fraud law.
(ix)Each of the Transaction Documents has been duly authorized and validly executed and delivered by the Partnership, the General Partner, NEP OpCo or NEP OpCo GP as the case may be, and each of the Statement of Preferences constitutes a valid and binding obligation of the General Partner and the OpCo Partnership Agreement Amendment constitutes a valid and binding obligation of NEP OpCo GP, enforceable against such party in accordance with its terms, except insofar as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

Exhibit A-2

011958-1172-08899-Active.21763827.3

Schedule I
Material Subsidiaries
NextEra Energy Operating Partners, LP
Genesis Solar, LLC
NET Holdings Management, LLC

Schedule 1

011958-1172-08899-Active.21763827.3

Exhibit B
Form of Statement of Preferences

See Attached

011958-1172-08899-Active.21763827.3

Final Form
Form of Statement of Preferences

SECOND AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP

OF

NEXTERA ENERGY PARTNERS, LP
A Delaware Limited Partnership

Dated as of
[_], 2017

		Page
ARTICLE I
DEFINITIONS

Section 1.1	Definitions	1
Section 1.2	Construction	15

ARTICLE II
ORGANIZATION

Section 2.1	Formation	15
Section 2.2	Name	15
Section 2.3	Registered Office; Registered Agent; Principal Office; Other Offices	16
Section 2.4	Purpose and Business	16
Section 2.5	Powers	16
Section 2.6	Term	16
Section 2.7	Title to Partnership Assets	16

ARTICLE III
RIGHTS OF LIMITED PARTNERS

Section 3.1	Limitation of Liability	17
Section 3.2	Management of Business	17
Section 3.3	Rights of Limited Partners	17

ARTICLE IV
CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS;
REDEMPTION OF PARTNERSHIP INTERESTS

Section 4.1	Certificates	18
Section 4.2	Mutilated, Destroyed, Lost or Stolen Certificates	19
Section 4.3	Record Holders	19
Section 4.4	Transfer Generally	20
Section 4.5	Registration and Transfer of Limited Partner Interests	20
Section 4.6	Transfer of the General Partner’s General Partner Interest	21
Section 4.7	Restrictions on Transfers	22

ARTICLE V
CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

Section 5.1	Organizational Transactions	23
Section 5.2	Interest and Withdrawal	23
Section 5.3	Issuances and Cancellations of Special Voting Units	23
Section 5.4	Issuances of Additional Partnership Interests	24
Section 5.5	Limited Preemptive Right	25

i

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Section 5.6	Splits and Combinations	25
Section 5.7	Fully Paid and Non-Assessable Nature of Limited Partner Interests	26
Section 5.8	Establishment of Series A Preferred Units	26

ARTICLE VI
ALLOCATIONS AND DISTRIBUTIONS

Section 6.1	Distributions to Record Holders	39

ARTICLE VII
MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1	Management	39
Section 7.2	Certificate of Limited Partnership	41
Section 7.3	Restrictions on the General Partner’s Authority to Sell Assets of the Partnership Group	41
Section 7.4	Reimbursement of the General Partner	42
Section 7.5	Outside Activities	42
Section 7.6	Loans from the General Partner; Loans or Contributions from the Partnership or Group Members	43
Section 7.7	Indemnification	44
Section 7.8	Liability of Indemnitees	45
Section 7.9	Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties	46
Section 7.10	Other Matters Concerning the General Partner………………………………………………	48
Section 7.11	Purchase or Sale of Partnership Interests	49
Section 7.12	Reliance by Third Parties	49

ARTICLE VIII
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1	Records and Accounting	49
Section 8.2	Fiscal Year	49
Section 8.3	Reports	50

ARTICLE IX
TAX MATTERS

Section 9.1	Tax Characterizations, Elections and Information	50
Section 9.2	Withholding	50

ARTICLE X
ADMISSION OF PARTNERS

Section 10.1	Admission of Limited Partners	51
Section 10.2	Admission of Successor General Partner	52

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Exhibit A	Certificate Evidencing Common Units Representing Limited Partner Interests in NextEra Energy Partners, LP
Exhibit B	Certificate Evidencing Series A Preferred Units Representing Limited Partner Interests in NextEra Energy Partners, LP
Exhibit C	Restrictions on Transfer of Series A Preferred Units

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SECOND AMENDED AND RESTATED AGREEMENT OF
LIMITED PARTNERSHIP OF NEXTERA ENERGY PARTNERS, LP
THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF NEXTERA ENERGY PARTNERS, LP, dated as of [_], 2017, is entered into by and between NextEra Energy Partners GP, Inc., a Delaware corporation, as the General Partner, and NextEra Energy Equity Partners, LP, a Delaware limited partnership, together with any other Persons who are or become Partners in the Partnership or parties hereto as provided herein.
WHEREAS, the General Partner and the other parties thereto entered into that certain First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of July 1, 2014 (the “2014 Agreement”); and
WHEREAS, the General Partner desires to amend and restate the 2014 Agreement in its entirety to provide for a new class of convertible preferred securities and to provide for such other changes as the General Partner has determined are necessary and appropriate in connection with the issuance of such securities or do not adversely affect the Limited Partners (considered as a whole or any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect.
NOW, THEREFORE, the General Partner does hereby amend and restate the 2014 Agreement, pursuant to its authority under Section 13.1 of the 2014 Agreement, to provide, in its entirety, as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.
“Adjusted Percentage Interest” means as of any date of determination (a) as to any Unitholder with respect to Units, as the case may be, the product obtained by multiplying (i) 100% less the percentage applicable to clause (b) below by (ii) the quotient obtained by dividing (A) the number of Units held by such Unitholder, as the case may be, by (B) the total number of all Outstanding Units and (b) as to the holders of other Partnership Interests issued by the Partnership in accordance with Section 5.4, the percentage established as a part of such issuance. In calculating the number of Units in clauses (A) and (B) above, the applicable number of Units shall include Outstanding Common Units and the Common Units that would be issued if all Series A Preferred Units were converted to Common Units on such date of determination. The Adjusted Percentage Interest with respect to a Series A Preferred Unit shall only be defined by reference to the Adjusted Percentage Interest attributable to the Common Units into which such Series A Preferred Unit would be converted if conversion took place on such date of determination (whether or not such Series A Preferred Units were eligible for conversion at such time).
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For purposes of the use of the term Group in Section 13.13, a Person will be deemed to “control” if such Person owns or controls, directly or indirectly, 10% or more of the voting securities of the subject Person.

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“Agreement” means this Second Amended and Restated Agreement of Limited Partnership of NextEra Energy Partners, LP, as it may be amended, supplemented or restated from time to time.
“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer, manager, general partner or managing member or is, directly or indirectly, the owner of 10% or more of any class of voting stock or other voting interest, (b) any trust or other estate in which such Person has at least a 10% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.
“Available Cash” means, with respect to any Quarter ending prior to the Liquidation Date:
(a)    the sum of:
(i)    all cash and cash equivalents of the Partnership on hand at the end of such Quarter; and
(ii)    all cash and cash equivalents of the Partnership expected, on the date of determination of Available Cash with respect to such Quarter, to be received by the Partnership from distributions on OpCo Common Units and OpCo Preferred Units by the Operating Partnership or payments from NEE Equity under the Purchase Agreement, in each case, made with respect to such Quarter subsequent to the end of such Quarter, less;
(b)    the amount of any cash reserves established by the General Partner to:
(i)    provide for the proper conduct of the business of the Partnership subsequent to such Quarter, including the payment of income taxes by the Partnership; or
(ii)    comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership is a party or by which it is bound or its assets are subject;
provided, that disbursements made by the Partnership or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the General Partner so determines.
Notwithstanding the foregoing, “Available Cash” shall not include any proceeds received pursuant to the Series A Purchase Agreement or any proceeds received for the purchase of any Series A Preferred Units or Series A Parity Securities subsequently issued in accordance with Section 5.8(b)(iv), and with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.
“Average VWAP” per Common Unit over a certain period shall mean the arithmetic average of the VWAP per Common Unit for each Trading Day in such period.
“BlackRock Affiliated Purchasers” means Nasa B Holdings LP, a Delaware limited partnership and Nasa Co-invest Holdings L.P., a Delaware limited partnership.
“BlackRock Purchaser” means Nasa A Holdings LP, a Delaware limited partnership.

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“BlackRock Purchaser Notice Address” means
Nasa A Holdings LP,
c/o First Reserve Energy Infrastructure GP II, L.P.,
1 Lafayette Place, 2nd Floor, Greenwich, CT 06830
Attn: Matthew Raben
Email: matthew.raben@blackrock.com

With a copy to (which shall not constitute notice):
BlackRock, Inc.
Office of the General Counsel
40 East 52nd Street, 19th floor
New York, NY 10022
Attn: David Maryles and Jelena Napolitano
Email: legaltransactions@blackrock.com
or such other address as the BlackRock Purchaser may designate in writing to the Partnership from time to time.
“Board of Directors” means, with respect to the General Partner, its board of directors or board of managers, if the General Partner is a corporation or limited liability company, or the board of directors or board of managers of the general partner of the General Partner, if the General Partner is a limited partnership, as applicable.
“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Florida shall not be regarded as a Business Day.
“Capital Contribution” means (a) any cash, cash equivalents or the Fair Market Value of Contributed Property, net of Liabilities, that a Partner contributes to the Partnership or that is contributed or deemed contributed to the Partnership on behalf of a Partner, net of any liabilities either assumed by the Partnership upon such contribution or to which such property or other consideration is subject when contributed (including, in the case of an underwritten offering of Units, the amount of any underwriting discounts or commissions) or (b) current distributions that a Partner is entitled to receive but otherwise waives.
“Capital Distribution Basket” means, at the time of determination, (i) an amount equal to four times the total distributions to the holders of OpCo Common Units under the OpCo Partnership Agreement for the preceding Quarter less (ii) the sum of (x) any amounts previously distributed by the OpCo Partnership to the holders of OpCo Common Units under the OpCo Partnership Agreement from Capital Surplus (as defined in the OpCo Partnership Agreement) on or following the date of the Series A Purchase Agreement and (y) any amounts previously distributed by the Partnership to the Common Unitholders under this Agreement from Capital Proceeds on or following the date of the Series A Purchase Agreement; provided that if during the preceding Quarter, there was a distribution by the Partnership or the Operating Partnership that reduced the Capital Distribution Basket, the amount in clause (i) shall be determined by reference to the last preceding Quarter during which no such distributions were made.
“Cash Sweep and Credit Support Agreement” means the Cash Sweep and Credit Support Agreement, dated as of July 1, 2014, between the Operating Partnership and NextEra Energy Resources, LLC.

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“Cash Sweep Withdrawals” has the meaning set forth in the Cash Sweep and Credit Support Agreement.
“Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud or willful misconduct to the Partnership or any Limited Partner in the General Partner’s capacity as a general partner of the Partnership.
“Certificate” means a certificate in such form (including global form if permitted by applicable rules and regulations) as may be adopted by the General Partner and issued by the Partnership evidencing ownership of one or more classes of Partnership Interests. The initial form of certificate approved by the General Partner for the Common Units is attached as Exhibit A to this Agreement. The initial form of certificate approved by the General Partner for the Series A Preferred Units is attached as Exhibit B to this Agreement.
“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 7.2, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.
“Closing Date” means the first date on which Common Units were sold by the Partnership to the IPO Underwriters pursuant to the provisions of the Underwriting Agreement.
“Closing Price” means, in respect of any class of Limited Partner Interests, as of the date of determination, the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the last closing bid and ask prices on such day, regular way, in either case as reported on the principal National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading or, if such Limited Partner Interests of such class are not listed or admitted to trading on any National Securities Exchange, the average of the high bid and low ask prices on such day in the over-the-counter market, as reported by such other system then in use, or, if on any such day such Limited Partner Interests of such class are not quoted by any such organization, the average of the closing bid and ask prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class selected by the General Partner, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as determined by the General Partner.
“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.
“Combined Interest” has the meaning given such term in Section 11.3(a).
“Commission” means the United States Securities and Exchange Commission.
“Common Unit” means a Limited Partner Interest having the rights and obligations specified with respect to Common Units in this Agreement. The term “Common Unit” does not refer to or include any Special Voting Unit or, prior to its conversion into a Common Unit pursuant to the terms hereof, any Series A Preferred Unit.
“Conflicts Committee” means a committee of the Board of Directors of the General Partner composed of two or more directors, each of whom (a) is not an officer or employee of the General Partner, (b) is not an officer, director or employee of any Affiliate of the General Partner (other than Group Members), (c) is not a holder of any ownership interest in the General Partner or its Affiliates or the Partnership Group other

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than (i) Common Units and (ii) awards that are granted to such director in his capacity as a director under any long-term incentive plan, equity compensation plan or similar plan implemented by the General Partner or the Partnership and (d) is determined by the Board of Directors of the General Partner to be independent under the independence standards, established by the Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which the Common Units are listed or admitted to trading (or if no such National Securities Exchange, the New York Stock Exchange), for directors who serve on an audit committee of a board of directors.
“Contributed Property” means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership.
“Current Market Price” as of any date of any class of Limited Partner Interests, means the average of the daily Closing Prices per Limited Partner Interest of such class for the 20 consecutive Trading Days immediately prior to such date.
“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.
“Departing General Partner” means a former general partner from and after the effective date of any withdrawal or removal of such former general partner pursuant to Section 11.1 or Section 11.2.
“Derivative Partnership Interests” means any options, rights, warrants, appreciation rights, tracking, profit and phantom interests and other derivative securities relating to, convertible into or exchangeable for Partnership Interests; provided, however, that a Partnership Interest relating to, convertible into or exchangeable for another Partnership Interest shall not be a Derivative Partnership Interest.
“Event of Withdrawal” has the meaning given such term in Section 11.1(a).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.
“Exchange Agreement” means the Exchange Agreement, dated as of July 1, 2014, among NEE Equity, the Partnership, the General Partner and the Operating Partnership.
“Fair Market Value” means, with respect to any property or asset, the fair market value of that property or asset, as determined by the General Partner in good faith.
“FERC” means the U.S. Federal Energy Regulatory Commission, or any successor to the powers thereof.
“FERC Application” means an application under FPA Section 203 or a petition for declaratory order seeking a determination by FERC that the Common Units are passive, non-voting securities for purposes of FPA Section 203 such that the acquisition of Common Units by an acquiror in any amount will not result, directly or indirectly, in a change of control or merger or consolidation with respect to the Partnership’s direct or indirect public utility subsidiaries or otherwise require separate authorization pursuant to FPA Section 203.
“FPA” means the Federal Power Act, as amended, supplemented or restated from time to time, and any successor to such statute.

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“General Partner” means NextEra Energy Partners, GP, Inc., a Delaware corporation, and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in their capacity as general partner of the Partnership (except as the context otherwise requires). The General Partner is the sole general partner of the Partnership and the holder of the General Partner Interest.
“General Partner Interest” means the non-economic management interest of the General Partner in the Partnership (in its capacity as general partner without reference to any Limited Partner Interest), which includes any and all rights, powers and benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement. The General Partner Interest does not include any rights to ownership or profits or losses or any rights to receive distributions from operations or upon the liquidation or winding-up of the Partnership.
“Group” means two or more Persons that, with or through any of their respective Affiliates or Associates, have any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons), exercising investment power or disposing of any Partnership Interests with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Interests.
“Group Member” means a member of the Partnership Group.
“Group Member Agreement” means the partnership agreement of any Group Member, other than the Partnership, that is a limited or general partnership, the limited liability company agreement of any Group Member that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.
“IDR Fee” has the meaning given such term in the Management Services Agreement.
“Indemnitee” means (a) the General Partner, (b) any Departing General Partner, (c) any Person who is or was an Affiliate of the General Partner or any Departing General Partner, (d) any Person who is or was a manager, managing member, general partner, director, officer, fiduciary or trustee of (i) any Group Member, the General Partner or any Departing General Partner or (ii) any Affiliate of any Group Member, the General Partner or any Departing General Partner, (e) any Person who is or was serving at the request of the General Partner or any Departing General Partner or any Affiliate of the General Partner or any Departing General Partner as a manager, managing member, general partner, director, officer, fiduciary or trustee of another Person owing a fiduciary duty to any Group Member; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (f) any Person the General Partner designates as an “Indemnitee” for purposes of this Agreement because such Person’s status, service or relationship exposes such Person to potential claims, demands, suits or proceedings relating to the Partnership Group’s business and affairs.
“Initial Distribution Period” means, with respect to a Series A Preferred Unit, the period commencing on the date of issuance of such Series A Preferred Unit and ending on the third anniversary thereof; provided that the Initial Distribution Period with respect to a Series A PIK Unit shall be deemed to be the same as that of the Series A Preferred Unit on which the Series A PIK Unit is paid.

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“Initial Limited Partners” means the Organizational Limited Partner and the IPO Underwriters upon the issuance by the Partnership of Common Units as described in Section 5.1(a) in connection with the Initial Public Offering.
“Initial Public Offering” means the initial offering and sale of Common Units to the public (including the offer and sale of Common Units pursuant to the Over-Allotment Option), as described in the IPO Registration Statement.
“IPO Registration Statement” means the Registration Statement on Form S-1 (File No. 333-196099) as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Public Offering.
“IPO Underwriter” means each Person named as an underwriter in Schedule A to the Underwriting Agreement who purchased Common Units pursuant thereto.
“Liability” means any liability or obligation of any nature, whether accrued, contingent or otherwise.
“Limited Partner” means, unless the context otherwise requires, each Initial Limited Partner, each additional Person that becomes a Limited Partner pursuant to the terms of this Agreement and any Departing General Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3, in each case, in such Person’s capacity as a limited partner of the Partnership.
“Limited Partner Interest” means an interest of a Limited Partner in the Partnership, which may be evidenced by Series A Preferred Units, Common Units, Special Voting Units or other Partnership Interests (other than a General Partner Interest) or a combination thereof (but excluding Derivative Partnership Interests), and includes any and all benefits to which such Limited Partner is entitled as provided in this Agreement, together with all obligations of such Limited Partner pursuant to the terms and provisions of this Agreement.
“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to continue the business of the Partnership has expired without such an election being made and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.
“Liquidator” means one or more Persons selected by the General Partner to perform the functions described in Section 12.4 as liquidating trustee of the Partnership within the meaning of the Delaware Act.
“Management Services Agreement” means the Amended and Restated Management Services Agreement, dated as of March 10, 2017, among the Operating Partnership, the Partnership, the OpCo General Partner and NEE Management, as amended.
“Merger Agreement” has the meaning given such term in Section 14.1.
“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act (or any successor to such Section).
“NEE” means NextEra Energy, Inc., a Florida corporation.

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“NEE Equity” means NextEra Energy Equity Partners, LP, a Delaware limited partnership.
“NEE Management” means NextEra Energy Management Partners, LP, a Delaware limited partnership.
“Notice of Election to Purchase” has the meaning given such term in Section 15.1(b).
“OpCo Common Units” means limited partner interests in the Operating Partnership having the rights and obligations specified with respect to “Common Units” in the OpCo Partnership Agreement, as it may be amended, supplemented or restated from time to time.
“OpCo General Partner” means NextEra Energy Operating Partners GP, LLC, a Delaware limited liability company, and its successors and permitted assigns that are admitted to the Operating Partnership as general partner of the Operating Partnership, in their capacity as general partner of the Operating Partnership (except as the context otherwise requires). The OpCo General Partner is the sole general partner of the Operating Partnership and the holder of the OpCo General Partner Interest.
“OpCo General Partner Interest” means the non-economic management interest of the OpCo General Partner in the Operating Partnership (in its capacity as general partner without reference to any limited partner interest), which includes any and all rights, powers and benefits to which the OpCo General Partner is entitled as provided in the OpCo Partnership Agreement, together with all obligations of the OpCo General Partner to comply with the terms and provisions of the OpCo Partnership Agreement. The OpCo General Partner Interest does not include any rights to ownership or profits or losses or any rights to receive distributions from operations or upon the liquidation or winding-up of the Operating Partnership.
“OpCo Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended through the date of this Agreement, and as it may be further amended, supplemented or restated from time to time.
“OpCo Preferred Units” means limited partner interests in the Operating Partnership having the rights and obligations specified with respect to “Series A Preferred Units” in the OpCo Partnership Agreement, as it may be amended, supplemented or restated from time to time.
“OpCo Series A Parity Securities” means any class or series of limited partner interests in the Operating Partnership that, with respect to distributions on such limited partner interests or distributions upon liquidation of the Operating Partnership, ranks pari passu with (but not senior to) the OpCo Series A Preferred Units.
“Operating Partnership” means NextEra Energy Operating Partners, LP, a Delaware limited partnership.
“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to, or the general counsel or other inside counsel of, the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner or to such other person selecting such counsel or obtaining such opinion.
“Organizational Limited Partner” means NEE Equity in its capacity as the organizational limited partner of the Partnership pursuant to this Agreement.
“Outstanding” means, with respect to Partnership Interests, all Partnership Interests that are issued by the Partnership and reflected as outstanding in the Register as of the date of determination; provided,

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however, that Restricted Interests shall not be entitled to be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that Partnership Interests so owned shall be considered to be Outstanding for purposes of Section 11.1(b)(iv) (such Partnership Interests shall not, however, be treated as a separate class of Partnership Interests for purposes of this Agreement or the Delaware Act).
“Over-Allotment Option” means the over-allotment option to purchase additional Common Units granted to the IPO Underwriters by the Partnership pursuant to the Underwriting Agreement.
“Partners” means the General Partner and the Limited Partners.
“Partnership” means NextEra Energy Partners, LP, a Delaware limited partnership.
“Partnership Group” means, collectively, the Partnership and its Subsidiaries.
“Partnership Interest” means the General Partner Interest and any class or series of equity interest in the Partnership, which shall include any Limited Partner Interests but shall exclude any Derivative Partnership Interests.
“Percentage Interest” means as of any date of determination (a) as to any Unitholder with respect to Units (other than with respect to Series A Preferred Units), as the case may be, the product obtained by multiplying (i) 100% less the percentage applicable to clause (b) below by (ii) the quotient obtained by dividing (A) the number of Units (excluding Series A Preferred Units) held by such Unitholder, as the case may be, by (B) the total number of Outstanding Units (excluding Series A Preferred Units), and (b) as to the holders of other Partnership Interests (other than with respect to Series A Preferred Units) issued by the Partnership in accordance with Section 5.4, the percentage established as a part of such issuance. The Percentage Interest with respect to a Series A Preferred Unit shall at all times be zero.
“Permitted Loan” means any bona fide loan or other extension of credit entered into by a Series A Preferred Unitholder or any of its Affiliates with one or more financial institutions and secured by a pledge, hypothecation or other grant of security interest in Series A Preferred Units, Series A Conversion Units, Common Units, or other assets.
“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, estate, unincorporated organization, association, government agency or political subdivision thereof or other entity.
“Plan of Conversion” has the meaning given such term in Section 14.1.
“Pro Rata” means (a) when used with respect to Units or any class thereof, apportioned among all designated Units in accordance with their relative Percentage Interests, (b) when used with respect to Partners or Record Holders, apportioned among all Partners or Record Holders in accordance with their relative Percentage Interests and (c) when used with respect to Series A Preferred Unitholders, apportioned among all Series A Preferred Unitholders in accordance with the relative number or percentage of Series A Preferred Units held by each such Series A Preferred Unitholder.
“Purchase Agreement” means the Purchase Agreement, dated as of July 1, 2014, between the Partnership and NEE Equity.

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“Purchase Date” means the date determined by the General Partner as the date for purchase of all Outstanding Limited Partner Interests of a certain class (other than Limited Partner Interests owned by the General Partner and its Affiliates) pursuant to Article XV.
“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Partnership or, with respect to the fiscal quarter of the Partnership that includes the Closing Date, the portion of such fiscal quarter after the Closing Date.
“Record Date” means the date established by the General Partner or otherwise in accordance with this Agreement for determining (a) the identity of the Record Holders entitled to receive notice of, or entitled to exercise rights in respect of, any lawful action of Limited Partners (including voting) or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.
“Record Holder” means (a) with respect to any class of Partnership Interests for which a Transfer Agent has been appointed, the Person in whose name a Partnership Interest of such class is registered on the books of the Transfer Agent and the Register as of the Partnership’s close of business on a particular Business Day or (b) with respect to other classes of Partnership Interests, the Person in whose name any such other Partnership Interest is registered in the Register as of the Partnership’s close of business on a particular Business Day.
“Register” has the meaning given such term in Section 4.5(a) of this Agreement.
“Restricted Interests” means Limited Partner Interests with respect to which voting power may not be exercised pursuant to clauses (i) and (ii) of Section 13.13(a).
“Right of First Offer Agreement” means the Right of First Offer Agreement, dated as of July 1, 2014, among the Partnership, the Operating Partnership and NextEra Energy Resources, LLC that provides the Operating Partnership with a right of first offer to purchase certain assets of NextEra Energy Resources, LLC or certain of its affiliates offered for sale.
“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time, and any successor to such statute.
“Series A Cash COC Event” means a Series A Change of Control involving a payment of consideration directly to the holders of Common Units of the Partnership, and more than 90% of such consideration is cash.
“Series A Change of Control” means the occurrence of any of the following:
(a)    the acquisition, directly or indirectly (including by merger), of 50% or more of the voting equity of the Partnership, the General Partner or the General Partner Interest (as measured by voting power rather than the number of shares, units or the like, and excluding voting power exercisable pursuant to a proxy granted by a Limited Partner in connection with a proxy solicitation conducted pursuant to Regulation 14A of the Exchange Act) by a Person or Group that is not an Affiliate of NEE as of the Series A Initial Issuance Date if such acquisition gives such Person or Group the right to elect half or more of the members of the Board of Directors of the Partnership or the General Partner, respectively;
(b)    any sale, lease, pledge, assignment, transfer, conveyance or other disposition, in one or a series of related transactions, the result of which is that (i) the Partnership ceases to own directly or indirectly more than 50% of the voting equity of the OpCo General Partner (as measured by voting power

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rather than the number of shares, units or the like, and excluding voting power exercisable pursuant to a proxy granted by a Limited Partner in connection with a proxy solicitation conducted pursuant to Regulation 14A of the Exchange Act) or (ii) the OpCo General Partner ceases to hold 100% the OpCo General Partner Interest;
(c)    any sale, lease, pledge, assignment, transfer, conveyance or other disposition, in one or a series of related transactions, the result of which is that NEE ceases to own directly or indirectly more than 33% of the voting equity of the Partnership (including the Special Voting Units); provided however, that the foregoing shall not be deemed to constitute a Series A Change of Control for so long as NEE continues to own, directly or indirectly, 50% or more of the voting equity of the General Partner or the General Partner Interest (as measured by voting power rather than the number of shares, units or the like, and excluding voting power exercisable pursuant to a proxy granted by a Limited Partner in connection with a proxy solicitation conducted pursuant to Regulation 14A of the Exchange Act);
(d)    any sale, lease, pledge, assignment, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Partnership and its Subsidiaries, taken as a whole (other than to one of the Partnership’s wholly-owned Subsidiaries);
(e)    the Common Units are no longer listed or admitted to trading on a National Securities Exchange;
(f)    any transaction pursuant to which NEE or any of its Affiliates (other than the Partnership or any of its Subsidiaries) would acquire (i) all of the Partnership’s Outstanding Common Units or (ii) all or substantially all of the assets of the Partnership and its Subsidiaries, in each case, by way of merger, consolidation or otherwise (including any such transaction undertaken pursuant to Section 15.1); or
(g)    the removal of the General Partner as general partner of the Partnership by the Limited Partners of the Partnership, except where the successor General Partner is an Affiliate of NEE.
“Series A COC Conversion Premium” means (a) on or prior to the first anniversary of the Series A Initial Issuance Date, 115%, (b) after the first anniversary but on or prior to the second anniversary of the Series A Initial Issuance Date, 110%, (c) after the second anniversary of the Series A Initial Issuance Date but on or prior to the third anniversary of the Series A Initial Issuance Date, 105%, or (d) after the third anniversary of the Series A Initial Issuance Date, 101%.
“Series A COC Conversion Rate” means a conversion ratio equal to the greater of (a) the then applicable Series A Conversion Rate (regardless of whether the Series A Preferred Units are then convertible) and (b) the quotient of (i) the sum of (x) the product of (A) the sum of (aa) the Series A Issue Price, plus (bb) all Series A Unpaid Distributions on the applicable Series A Preferred Unit, multiplied by (B) the Series A COC Conversion Premium plus (y) Series A Partial Period Distributions on the applicable Series A Preferred Unit, divided by (ii) the Average VWAP for the 20 consecutive Trading Days ending immediately prior to the execution of definitive documentation relating to the Series A Change of Control.
“Series A Conversion Date” has the meaning assigned to such term in Section 5.8(b)(vi)(D).
“Series A Conversion Notice” has the meaning assigned to such term in Section 5.8(b)(vi)(C)(1).
“Series A Conversion Notice Date” has the meaning assigned to such term in Section 5.8(b)(vi)(A).

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“Series A Conversion Rate” means, as adjusted pursuant to Section 5.8(b)(vi)(E), the number of Common Units issuable upon the conversion of each Series A Preferred Unit, which shall be the quotient of (a) the sum of (i) the Series A Issue Price, plus (ii) any Series A Unpaid Distributions on the applicable Series A Preferred Unit, plus (iii) only for purposes of the definition of “Series A COC Conversion Rate,” any Series A Partial Period Distributions on the applicable Series A Preferred Unit, divided by (b) the Series A Issue Price.
“Series A Conversion Unit” means a Common Unit issued upon conversion of a Series A Preferred Unit pursuant to Section 5.8(b)(vi)(D). Immediately upon such issuance, each Series A Conversion Unit shall be considered a Common Unit for all purposes hereunder.
“Series A Converting Unitholder” means a Series A Preferred Unitholder (i) who has delivered a Series A Conversion Notice to the Partnership in accordance with Section 5.8(b)(vi)(C)(1) or (ii) to whom the Partnership has delivered a Series A Forced Conversion Notice in accordance with Section 5.8(b)(vi)(C)(2).
“Series A Distribution Amount” means (a) with respect to any Quarter ending on or before the end of the Initial Distribution Period for a Series A Preferred Unit, an amount per Quarter per Series A Preferred Unit equal to $0.4413; (b) with respect to any Quarter ending after the end of the Quarter during which the Initial Distribution Period ends for a Series A Preferred Unit, an amount per Quarter per Series A Preferred Unit equal to the greater of (i) the amount set forth in clause (a) and (ii) the amount of distributions for such Quarter that would have been payable with respect to such Series A Preferred Unit if such Series A Preferred Unit had converted immediately prior to the Record Date for such Quarter in respect of which such distributions are being paid into the number of Common Unit(s) into which such Series A Preferred Unit would be convertible at the then-applicable Series A Conversion Rate (regardless of whether the Series A Preferred Units are then convertible); and (c) with respect to the Quarter during which the Initial Distribution Period ends, a prorated amount based on the date that the Initial Distribution Period ends, which amount shall equal the sum of (i) the amount set forth in clause (a) of this paragraph, multiplied by a fraction, the numerator of which equals the number of days in such Quarter commencing on the start of the applicable Quarter and ending on, and including, the last day of the Initial Distribution Period, and the denominator of which equals the total number of days in such Quarter, and (ii) the amount determined as provided in clause (b) of this paragraph, multiplied by a fraction, the numerator of which equals the number of days in such Quarter commencing on the day following the last day of the Initial Distribution Period and ending on, and including, the last day of such Quarter, and the denominator of which equals the total number of days in such Quarter; provided, however, that the Series A Distribution Amount for the Quarter during which the Initial Distribution Period commences shall be prorated for such period, and shall equal the amount calculated by multiplying the amount set forth in clause (a) of this paragraph by a fraction, the numerator of which equals the number of days in such Quarter commencing on the applicable issuance date and ending on, and including, the last day of such Quarter, and the denominator of which equals the total number of days in such Quarter.
“Series A Distribution Payment Date” has the meaning assigned to such term in Section 5.8(b)(i)(A).
“Series A Forced Conversion Notice” has the meaning assigned to such term in Section 5.8(b)(vi)(C)(2).
“Series A Forced Conversion Notice Date” has the meaning assigned to such term in Section 5.8(b)(vi)(B).

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“Series A Initial Issuance Date” means the date on which Series A Preferred Units are first issued under the Series A Purchase Agreement.
“Series A Issue Price” means $39.2253 per Series A Preferred Unit.
“Series A Junior Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests and distributions upon liquidation of the Partnership, ranks junior to the Series A Preferred Units, including Common Units, but excluding any Series A Parity Securities and Series A Senior Securities.
“Series A Liquidation Value” means the amount equal to the sum of (i) the Series A Issue Price, plus (ii) all Series A Unpaid Distributions, plus (iii) Series A Partial Period Distributions, in each case, with respect to the applicable Series A Preferred Unit.
“Series A Parity Equivalent Units” has the meaning assigned to such term in Section 5.8(b)(iv).
“Series A Parity Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests or distributions upon liquidation of the Partnership, ranks pari passu with (but not senior to) the Series A Preferred Units.
“Series A Partial Period Distributions” means, with respect to a conversion or redemption of Series A Preferred Units or a liquidation, (a) an amount equal to the Series A Distribution Amount multiplied by a fraction, the numerator of which is the number of days elapsed in the Quarter in which such conversion, redemption or liquidation occurs and the denominator of which is the total number of days in such Quarter, plus (b) to the extent such conversion, redemption or liquidation occurs prior to the Series A Distribution Payment Date in respect of the Quarter immediately preceding such conversion, redemption or liquidation, an amount equal to the Series A Distribution Amount.
“Series A PIK Payment Date” has the meaning assigned to such term in Section 5.8(b)(i)(E).
“Series A PIK Units” means any Series A Preferred Units issued pursuant to a Series A Quarterly Distribution in accordance with Section 5.8(b)(i).
“Series A Preferred Unitholder” means a Record Holder of Series A Preferred Units.
“Series A Preferred Units” means any Units designated as “Series A Convertible Preferred Units” and issued pursuant to Section 5.8, including any Units issued under Section 5.8(b)(ii) and any Series A PIK Units.
“Series A Purchase Agreement” means the Series A Preferred Unit Purchase Agreement, dated as of June 20, 2017, by and among the Partnership and the Series A Purchasers thereunder, as may be amended from time to time.
“Series A Purchase Agreement Purchasers” means those Persons set forth on Schedule A to the Series A Purchase Agreement.
“Series A Purchaser Change of Control” means, (i) with respect to the BlackRock Purchaser and the BlackRock Affiliated Purchasers, a transaction or series of transactions which results in such Person no longer being controlled by an Affiliate of First Reserve Energy Infrastructure Fund II, L.P. and (ii) with respect to KKR Flatirons Aggregator L.P., as Series A Purchase Agreement Purchaser, a transaction or series

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of transactions which results in such Person no longer being controlled by an Affiliate of Kohlberg Kravis Roberts & Co. L.P.
“Series A Purchasers” means (a) any Series A Purchase Agreement Purchaser and (b) any Person who subsequently purchases any Series A Preferred Units issued in accordance with Section 5.8(b)(iv).
“Series A Quarterly Distribution” has the meaning assigned to such term in Section 5.8(b)(i)(A).
“Series A Required Voting Percentage” has the meaning assigned to such term in Section 13.3(c).
“Series A Senior Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests or distributions upon liquidation of the Partnership, ranks senior to the Series A Preferred Units.
“Series A Substantially Equivalent Unit” has the meaning assigned to such term in Section 5.8(b)(vii)(B)(2).
“Series A Unpaid Distributions” has the meaning assigned to such term in Section 5.8(b)(i)(B).
“Special Approval” means approval by a majority of the members of the Conflicts Committee acting in good faith.
“Special Voting Unit” means a Partnership Interest having the rights and obligations specified with respect to Special Voting Units in this Agreement. For the avoidance of doubt, holders of Special Voting Units, in their capacity as such, shall not have any rights to ownership or profits or losses or any rights to receive distributions from operations or upon the liquidation or winding-up of the Partnership.
“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person, directly or by one or more Subsidiaries of such Person, or a combination thereof, controls such partnership on the date hereof; or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has the power to elect or direct the election of a majority of the directors or other governing body of such Person.
“Surviving Business Entity” has the meaning given such term in Section 14.2(b)(ii).
“Trading Day” means a day on which the principal National Securities Exchange on which the referenced Partnership Interests of any class are listed or admitted for trading is open for the transaction of business or, if such Partnership Interests are not listed or admitted for trading on any National Securities Exchange, a day on which banking institutions in New York City are not legally required to be closed.
“Transaction Documents” has the meaning given such term in Section 7.1(b).
“transfer” has the meaning given such term in Section 4.4(a).

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“Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as may be appointed from time to time by the General Partner to act as registrar and transfer agent for any class of Partnership Interests in accordance with the Exchange Act and the rules of the National Securities Exchange on which such Partnership Interests are listed (if any); provided that, if no such Person is appointed as registrar and transfer agent for any class of Partnership Interests, the General Partner shall act as registrar and transfer agent for such class of Partnership Interests.
“Treasury Regulation” means the United States Treasury regulations promulgated under the Code.
“Underwriting Agreement” means the Underwriting Agreement, dated as of June 26, 2014, among the IPO Underwriters, the Partnership, the General Partner and NextEra Energy Resources, LLC, providing for the purchase of Common Units by the IPO Underwriters.
“Unit” means a Partnership Interest that is designated by the General Partner as a “Unit” and shall include Series A Preferred Units, Common Units and Special Voting Units.
“Unit Majority” means at least a majority of the Outstanding Common Units and Special Voting Units, voting together as a single class (and including the Series A Preferred Units as provided in Section 5.8(b)(iii)(A)).
“Unitholders” means the Record Holders of Units.
“Unrestricted Person” means (a) each Indemnitee, (b) each Partner, (c) each Person who is or was a member, partner, director, officer, employee or agent of any Group Member, a General Partner or any Departing General Partner or any Affiliate of any Group Member, a General Partner or any Departing General Partner and (d) any Person the General Partner designates from time to time as an “Unrestricted Person” for purposes of this Agreement.
“U.S. GAAP” means United States generally accepted accounting principles, as in effect from time to time, consistently applied.
“VWAP” per Common Unit on any Trading Day shall mean the per Common Unit volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “NEP <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the closing price of one Common Unit on such Trading Day as reported on the New York Stock Exchange’s website or the website of the National Securities Exchange upon which the Common Units are listed). If the VWAP cannot be calculated for the Common Units on a particular date on any of the foregoing bases, the VWAP of the Common Units on such date shall be the Fair Market Value.
“Withdrawal Opinion of Counsel” has the meaning given such term in Section 11.1(b).
Section 1.2    Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation”; and (d) the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only,

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and shall not affect in any way the meaning or interpretation of this Agreement. The General Partner has the power to construe and interpret this Agreement and to act upon any such construction or interpretation. Any construction or interpretation of this Agreement by the General Partner and any action taken pursuant thereto and any determination made by the General Partner in good faith shall, in each case, be conclusive and binding on all Record Holders and all other Persons for all purposes.
ARTICLE II
ORGANIZATION
Section 2.1    Formation. The General Partner and the Organizational Limited Partner previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act and hereby amend and restate the 2014 Agreement in its entirety. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the record owner thereof for all purposes.
Section 2.2    Name. The name of the Partnership shall be “NextEra Energy Partners, LP.” Subject to applicable law, the Partnership’s business may be conducted under any other name or names as determined by the General Partner, including the name of the General Partner. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.
Section 2.3    Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at 251 Little Falls Drive, Wilmington, DE 19808, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be Corporation Service Company. The principal office of the Partnership shall be located at 700 Universe Boulevard, Juno Beach, Florida 33408, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner determines to be necessary or appropriate. The address of the General Partner shall be 700 Universe Boulevard, Juno Beach, Florida 33408, or such other place as the General Partner may from time to time designate by notice to the Limited Partners.
Section 2.4    Purpose and Business. The purpose and nature of the business to be conducted by the Partnership shall be to (a) engage directly in, or enter into or form, hold and dispose of any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member. To the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose or approve the conduct by the Partnership of any business and may decline to do so free of any duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to so propose or approve, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any

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other law, rule or regulation or at equity and the General Partner in determining whether to propose or approve the conduct by the Partnership of any business shall be permitted to do so in its sole and absolute discretion.
Section 2.5    Powers. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.
Section 2.6    Term. The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.
Section 2.7    Title to Partnership Assets. Title to the assets of the Partnership, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such assets of the Partnership or any portion thereof. Title to any or all assets of the Partnership may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees of the General Partner or its Affiliates, as the General Partner may determine. The General Partner hereby declares and warrants that any assets of the Partnership for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees of the General Partner or its Affiliates shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership or one or more of the Partnership’s designated Affiliates as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to any successor General Partner.
All assets of the Partnership shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such assets of the Partnership is held.
ARTICLE III
RIGHTS OF LIMITED PARTNERS
Section 3.1    Limitation of Liability. The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.
Section 3.2    Management of Business. No Limited Partner, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. No action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall be deemed to be participating in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) nor shall any such action affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

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Section 3.3    Rights of Limited Partners.
(a)    Each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a Limited Partner in the Partnership, upon reasonable written demand stating the purpose of such demand, and at such Limited Partner’s own expense:
(i)    to obtain from the General Partner either (A) the Partnership’s most recent filings with the Commission on Form 10-K and any subsequent filings on Form 10-Q and 8-K or (B) if the Partnership is no longer subject to the reporting requirements of the Exchange Act, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act or any successor or similar rule or regulation under the Securities Act (provided that the foregoing materials shall be deemed to be available to a Limited Partner in satisfaction of the requirements of this Section 3.3(a)(i) if posted on or accessible through the Partnership’s or the Commission’s website);
(ii)    to obtain a current list of the name and last known business, residence or mailing address of each Partner; and
(iii)    to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto.
(b)    The rights to information granted the Limited Partners pursuant to Section 3.3(a) replace in their entirety any rights to information provided for in Section 17-305(a) of the Delaware Act and each of the Partners and each other Person or Group who acquires an interest in Partnership Interests hereby agrees to the fullest extent permitted by law that they do not have any rights as Partners to receive any information either pursuant to Sections 17-305(a) of the Delaware Act or otherwise except for the information identified in Section 3.3(a).
(c)    The General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner deems reasonable, (i) any information that the General Partner determines is in the nature of trade secrets or (ii) other information the disclosure of which the General Partner determines (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or its business or (C) that any Group Member is required by law or regulation or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.3).
(d)    Notwithstanding any other provision of this Agreement or Section 17-305 of the Delaware Act, each of the Partners, each other Person or Group who acquires an interest in a Partnership Interest and each other Person bound by this Agreement hereby agrees to the fullest extent permitted by law that they do not have rights to receive information from the Partnership or any Indemnitee for the purpose of determining whether to pursue litigation or assist in pending litigation against the Partnership or any Indemnitee relating to the affairs of the Partnership except pursuant to the applicable rules of discovery relating to litigation commenced by such Person or Group.
ARTICLE IV
CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS; REDEMPTION OF PARTNERSHIP INTERESTS
Section 4.1    Certificates. Owners of Partnership Interests and, where appropriate, Derivative Partnership Interests, shall be recorded in the Register and ownership of such interests shall be evidenced by a physical certificate or book entry notation in the Register. Notwithstanding anything to the contrary in

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this Agreement, unless the General Partner shall determine otherwise in respect of some or all of any or all classes of Partnership Interests and Derivative Partnership Interests, Partnership Interests and Derivative Partnership Interests shall not be evidenced by physical certificates. Certificates, if any, shall be executed on behalf of the Partnership by the Chief Executive Officer, President, Chief Financial Officer or any Vice President and the Secretary, any Assistant Secretary, or other authorized officer of the General Partner, and shall bear the legend set forth in Section 4.7(c). The signatures of such officers upon a certificate may be facsimiles. In case any officer who has signed or whose signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Partnership with the same effect as if he were such officer at the date of its issuance. If a Transfer Agent has been appointed for a class of Partnership Interests, no Certificate for such class of Partnership Interests shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that, if the General Partner elects to cause the Partnership to issue Partnership Interests of such class in global form, the Certificate shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Partnership Interests have been duly registered in accordance with the directions of the Partnership. With respect to any Partnership Interests that are represented by physical certificates, the General Partner may determine that such Partnership Interests will no longer be represented by physical certificates and may, upon written notice to the holders of such Partnership Interests and subject to applicable law, take whatever actions it deems necessary or appropriate to cause such Partnership Interests to be registered in book entry or global form and may cause such physical certificates to be cancelled or deemed cancelled.
Section 4.2    Mutilated, Destroyed, Lost or Stolen Certificates.
(a)    If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Interests or Derivative Partnership Interests as the Certificate so surrendered.
(b)    The appropriate officers of the General Partner, on behalf of the Partnership, shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued, if the Record Holder of the Certificate:
(i)    makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;
(ii)    requests the issuance of a new Certificate before the General Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;
(iii)    if requested by the General Partner, delivers to the General Partner a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may direct to indemnify the Partnership, the Partners, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and
(iv)    satisfies any other reasonable requirements imposed by the General Partner or the Transfer Agent.
If a Limited Partner fails to notify the General Partner within a reasonable period of time after such Limited Partner has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer

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Agent receives such notification, to the fullest extent permitted by law, the Limited Partner shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.
(c)    As a condition to the issuance of any new Certificate under this Section 4.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.
Section 4.3    Record Holders. The names and addresses of Unitholders as they appear in the Register shall be the official list of Record Holders of the Partnership Interests for all purposes. The Partnership and the General Partner shall be entitled to recognize the Record Holder as the Partner with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Partnership Interest on the part of any other Person or Group, regardless of whether the Partnership or the General Partner shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person or Group in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Person or Group on the other, such representative Person shall be the Limited Partner with respect to such Partnership Interest upon becoming the Record Holder in accordance with Section 10.1(b) and have the rights and obligations of a Partner hereunder as, and to the extent, provided herein, including Section 10.1(d).
Section 4.4    Transfer Generally.
(a)    The term “transfer,” when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction (i) by which the General Partner assigns all or any part of its General Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise or (ii) by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person who is or becomes a Limited Partner as a result thereof, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, excluding a pledge, encumbrance, hypothecation or mortgage but including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.
(b)    No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void, and the Partnership shall have no obligation to effect or recognize any such transfer or purported transfer.
(c)    Nothing contained in this Agreement shall be construed to prevent or limit a disposition by any stockholder, member, partner or other owner of the General Partner or any Limited Partner of any or all of such Person’s shares of stock, membership interests, partnership interests or other ownership interests in the General Partner or such Limited Partner and the term “transfer” shall not include any such disposition.

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Section 4.5    Registration and Transfer of Limited Partner Interests.
(a)    The General Partner shall keep, or cause to be kept by the Transfer Agent on behalf of the Partnership, one or more registers in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the registration and transfer of Limited Partner Interests, and any Derivative Partnership Interests as applicable, shall be recorded (the “Register”). Without limiting the foregoing and without limiting the General Partner’s discretion to change or appoint a new third party Transfer Agent at any time, on or prior to the Series A Initial Issuance Date the General Partner shall appoint the same Transfer Agent for the Common Units to be Transfer Agent for the Series A Preferred Units.
(b)    The General Partner shall not recognize any transfer of Limited Partner Interests evidenced by Certificates until the Certificates evidencing such Limited Partner Interests are surrendered for registration of transfer. No charge shall be imposed by the General Partner for such transfer; provided, that as a condition to the issuance of any new Certificate under this Section 4.5, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of this Section 4.5(b), the appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Certificates evidencing Limited Partner Interests for which a Transfer Agent has been appointed, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered. Upon the proper surrender of a Certificate, such transfer shall be recorded in the Register.
(c)    Upon the receipt by the General Partner of proper transfer instructions from the Record Holder of uncertificated Partnership Interests, such transfer shall be recorded in the Register.
(d)    By acceptance of any Limited Partner Interests pursuant to a transfer in accordance with this Article IV, each transferee of a Limited Partner Interest (including any nominee, or agent or representative acquiring such Limited Partner Interests for the account of another Person or Group) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred to such Person when any such transfer or admission is reflected in the Register and such Person becomes the Record Holder of the Limited Partner Interests so transferred, (ii) shall become bound, and shall be deemed to have agreed to be bound, by the terms of this Agreement, (iii) shall be deemed to represent that the transferee has the capacity, power and authority to enter into this Agreement and (iv) shall be deemed to make any consents, acknowledgements or waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement.
(e)    Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.3, (iii) Section 4.7, (iv) with respect to any class or series of Limited Partner Interests, the provisions of any statement of designations or an amendment to this Agreement establishing such class or series, (v) any contractual provisions binding on any Limited Partner and (vi) provisions of applicable law, including the Securities Act, Limited Partner Interests shall be freely transferable.
(f)    The General Partner and its Affiliates shall have the right at any time to transfer their Common Units to one or more Persons, provided that NEE Equity may not transfer its Special Voting

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Units to any Person other than to an Affiliate of NEE Equity to which NEE Equity has also transferred the same number of its OpCo Common Units in accordance with the OpCo Partnership Agreement.
Section 4.6    Transfer of the General Partner’s General Partner Interest.
(a)    Subject to Section 4.6(c) below, prior to June 30, 2024, the General Partner shall not transfer all or any part of its General Partner Interest to a Person unless such transfer (i) has been approved by the prior written consent or vote of the holders of at least a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates but including the Series A Preferred Units as provided in Section 5.8(b)(iii)(A)) or (ii) is of all, but not less than all, of its General Partner Interest to (A) an Affiliate of the General Partner (other than an individual) or (B) another Person (other than an individual) in connection with the merger or consolidation of the General Partner with or into such other Person or the transfer by the General Partner of all or substantially all of its assets to such other Person.
(b)    Subject to Section 4.6(c) below, on or after June 30, 2024, the General Partner may transfer all or any part of its General Partner Interest without Unitholder approval.
(c)    Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner under the Delaware Act and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest of the General Partner as the general partner or managing member, if any, of each other Group Member. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.2, be admitted to the Partnership as the General Partner effective immediately prior to the transfer of the General Partner Interest, and the business of the Partnership shall continue without dissolution.
Section 4.7    Restrictions on Transfers.
(a)    Notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then-applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation, or (iii) cause the Operating Partnership or the Operating Partnership’s Subsidiaries to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed). The Partnership may issue stop transfer instructions to any Transfer Agent in order to implement any restriction on transfer contemplated by this Agreement.
(b)    The General Partner may impose restrictions on the transfer of Partnership Interests if it receives an Opinion of Counsel that such restrictions are necessary to (i) avoid a significant risk of the Operating Partnership or the Operating Partnership’s Subsidiaries becoming taxable as a corporation or otherwise becoming taxable as an entity for federal income tax purposes (to the extent not already so treated or taxed) or (ii) preserve the uniformity of the Limited Partner Interests (or any class or classes thereof). The General Partner may impose such restrictions by amending this Agreement; provided, however, that any amendment that would result in the delisting or suspension of trading of any class of Limited Partner Interests on the principal National Securities Exchange on which such class of Limited Partner Interests is then listed or admitted to trading must be approved, prior to such amendment being effected, by the holders

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of at least a majority of the Outstanding Limited Partner Interests of such class and any Outstanding Limited Partner Interest convertible into such class (regardless of whether such Outstanding Limited Partnership Interest is then convertible), voting together as a single class.
(c)    Each certificate or book entry evidencing Partnership Interests (other than Series A Preferred Units) shall bear a conspicuous legend in substantially the following form:
THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF NEXTERA ENERGY PARTNERS, LP THAT THIS SECURITY MAY NOT BE TRANSFERRED IF SUCH TRANSFER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER OR (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF NEXTERA ENERGY PARTNERS, LP UNDER THE LAWS OF THE STATE OF DELAWARE. THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE PARTNERSHIP AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER AT THE PRINCIPAL OFFICE OF THE PARTNERSHIP. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.
ARTICLE V
CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS
Section 5.1    Organizational Transactions. In connection with the formation of the Partnership under the Delaware Act, the General Partner made an initial Capital Contribution to the Partnership in the amount of $10,000 and was admitted as the General Partner and NEE Equity made an initial Capital Contribution to the Partnership in the amount of $100 and was admitted as a Limited Partner of the Partnership.
(a)    On the Closing Date and pursuant to the Underwriting Agreement, each IPO Underwriter contributed cash to the Partnership in exchange for the issuance by the Partnership of Common Units to each IPO Underwriter, all as set forth in the Underwriting Agreement.
(b)    On the Closing Date, the Partnership made a capital contribution to the Operating Partnership in the amount of $150,000,008.92 in exchange for 6,395,907 OpCo Common Units.
(c)    On the Closing Date, the Partnership purchased 12,291,593 OpCo Common Units from NEE Equity, for an aggregate purchase price of $288,268,584.83.
(d)    No Limited Partner Interests were issued or issuable as of or at the Closing Date other than (i) the Common Units issued to the IPO Underwriters as described in subparagraph (a) in this Section 5.1 and (ii) the Special Voting Units issued to NEE Equity as described in Section 5.3.
(e)    Neither the General Partner nor any Limited Partner will be required to make any additional Capital Contribution to the Partnership pursuant to this Agreement.

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Section 5.2    Interest and Withdrawal. No interest shall be paid by the Partnership on Capital Contributions. No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner shall have priority over any other Partner either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners agree within the meaning of Section 17-502(b) of the Delaware Act.
Section 5.3    Issuances and Cancellations of Special Voting Units.
(a)    On the date of the 2014 Agreement the Partnership issued a number of Special Voting Units to NEE Equity equal to the total number of OpCo Common Units held of record by NEE Equity at such date.
(b)    In the event that NEE Equity becomes the record holder of an additional OpCo Common Unit or ceases to be the record holder of any OpCo Common Unit, the Partnership shall issue Special Voting Units to NEE Equity or cancel Special Voting Units held by NEE Equity such that the number of Special Voting Units held by NEE Equity is equal to the number of OpCo Common Units held by NEE Equity; provided that no Special Voting Units shall be cancelled in connection with a transfer of Special Voting Units by NEE Equity to an Affiliate in accordance with Section 4.5(f). The determination of the General Partner as to the number of OpCo Common Units held of record by NEE Equity and the number of Special Voting Units held by NEE Equity shall be made by the General Partner in its sole discretion absent manifest error, which determination shall be conclusive and binding on all Partners.
Section 5.4    Issuances of Additional Partnership Interests.
(a)    Subject to Section 5.8(b)(iv), the Partnership may issue additional Partnership Interests (other than General Partner Interests) and Derivative Partnership Interests for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine, all without the approval of any Partner; provided, however, that the Partnership shall not issue any additional Common Units, Series A Preferred Units or Series A Parity Securities unless the Partnership contributes the cash proceeds or other consideration received from the issuance of such additional Common Units, Series A Preferred Units or Series A Parity Securities in exchange for an equivalent number of OpCo Common Units, OpCo Preferred Units or OpCo Series A Parity Securities, as applicable. Notwithstanding the foregoing, the Partnership may issue Common Units (a) pursuant to employee benefit plans or pursuant to the Exchange Agreement or (b) pursuant to a distribution (including any split or combination) of Common Units to all of the holders of Common Units pursuant to Section 5.6.
(b)    Each additional Partnership Interest authorized to be issued by the Partnership pursuant to Section 5.4(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Interests), as shall be fixed by the General Partner, including (i) the right to share in Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Partnership Interest; (v) whether such Partnership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Interest will be issued, evidenced by Certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Partnership Interest; and (viii) the right, if any, of each such Partnership Interest to vote

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on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Interest.
(c)    The General Partner shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Partnership Interests and Derivative Partnership Interests pursuant to this Section 5.4, (ii) the conversion of the Combined Interest into Units pursuant to the terms of this Agreement, (iii) reflecting admission of such additional Limited Partners in the Register as the Record Holders of such Limited Partner Interests and (iv) all additional issuances of Partnership Interests. The General Partner shall determine the relative rights, powers and duties of the holders of the Units or other Partnership Interests being so issued. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Interests or in connection with the conversion of the Combined Interest into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Interests are listed or admitted to trading.
(d)    No fractional Units shall be issued by the Partnership.
Section 5.5    Limited Preemptive Right.
(a)    Except as provided in this Section 5.5 or as otherwise provided in a separate agreement by the Partnership, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Interest, whether unissued, held in the treasury or hereafter created.
(b)    The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Interests from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Interests to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Adjusted Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership Interests.
(c)    After the Series A Initial Issuance Date, for as long as any Series A Purchase Agreement Purchaser or any of its then-Affiliates continues to own any Series A Preferred Units, such Series A Purchase Agreement Purchaser (or its then-Affiliate designees) shall have the right to purchase any Series A Preferred Units or Series A Parity Securities proposed to be issued by the Partnership (other than any Series A PIK Units or any Series A Parity Security PIK units) to any Person other than the Series A Purchase Agreement Purchasers or their Affiliates in an amount equal to the number of such Series A Preferred Units or Series A Parity Securities required in order to maintain such Series A Purchase Agreement Purchaser’s (and its Affiliates that own Series A Preferred Units) Adjusted Percentage Interest (assuming conversion of any outstanding convertible securities) equal to that which existed immediately prior to the issuance of such Series A Preferred Units or Series A Parity Securities, on the same terms and conditions that apply to all offerees in such transaction. In the event of a proposed transaction giving rise to any Series A Purchase Agreement Purchaser’s preemptive rights under the foregoing sentence, the Partnership shall provide notice to the Series A Purchase Agreement Purchasers by sending notice to the BlackRock Purchaser (on behalf of itself and as representative of the other Series A Purchase Agreement Purchasers and any such Affiliates and to the BlackRock Purchaser Notice Address) no later than 10 Business Days prior to the expected consummation of such transaction. The BlackRock Purchaser shall provide notice (on behalf of itself and/or any other Series A Purchase Agreement Purchasers) of its and any other Series A Purchase Agreement Purchaser’s (and its Affiliates that own Series A Preferred Units) election to exercise its or their preemptive rights within 5 Business Days after the Partnership gives the notice described in the immediately preceding

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sentence by delivering such notice to the Partnership at both of the following physical addresses (or such other address or addresses as the Partnership may designate in writing to the BlackRock Purchaser from time to time):
NextEra Energy Partners, LP
700 Universe Boulevard,
Juno Beach, Florida 33408
Attention: Treasurer
and
NextEra Energy Partners, LP
700 Universe Boulevard,
Juno Beach, Florida 33408
Attention: Daniel Lotano
With a copy to (which shall not constitute notice):
NextEra Energy Partners, LP
700 Universe Boulevard,
Juno Beach, Florida 33408
Attention: Mark Patten
Email: Mark.Patten@nexteraenergy.com

If no notice from the BlackRock Purchaser is received by the Partnership within the specified time, neither the BlackRock Purchaser nor any other Series A Purchase Agreement Purchaser (or any of their Affiliates) shall have any further preemptive rights with respect to such proposed transaction. The Series A Purchase Agreement Purchasers may not transfer their preemptive rights under this Section 5.5(c) (on behalf of itself and/or its Affiliates) (other than to its Affiliates), and each Series A Purchase Agreement Purchaser, and its Affiliates and Affiliate transferees, shall no longer have preemptive rights under this Section 5.5(c) after the occurrence of a Series A Purchaser Change of Control with respect to such Series A Purchase Agreement Purchaser. The BlackRock Purchaser may not transfer any of the rights or obligations to give or receive notices hereunder (on behalf of itself and/or any Series A Purchase Agreement Purchaser or any of its or their Affiliates), without the express written consent of the Partnership. Following such time as the BlackRock Purchaser ceases to own Series A Preferred Units, the BlackRock Purchaser may continue to give or receive notices under this Section 5.5(c) on behalf of any other Series A Purchase Agreement Purchaser or any of its Affiliates who continue to have rights under this Section.
Section 5.6    Splits and Combinations.
(a)    Subject to Section 5.6(d), the Partnership may make a Pro Rata distribution of Partnership Interests to all Record Holders or may effect a subdivision or combination of Partnership Interests so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event (subject to the effect of Section 5.8(b)(vi)(E)), and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted, provided, however, that the Partnership may not effect a subdivision or combination of Partnership Interests described in this Section 5.6(a) unless the Operating Partnership also effects an equivalent subdivision or combination.
(b)    Whenever such a distribution, subdivision or combination of Partnership Interests is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or

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combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice (or such shorter periods as required by applicable law). The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Interests to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.
(c)    Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates or uncertificated Partnership Interests to the Record Holders of Partnership Interests as of the applicable Record Date representing the new number of Partnership Interests held by such Record Holders, or the General Partner may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Interests Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of Partnership Interests represented by Certificates, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.
(d)    The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 5.4(d) and this Section 5.6(d), each fractional Unit shall be rounded to the nearest whole Unit (with fractional Units equal to or greater than a 0.5 Unit being rounded to the next higher Unit).
Section 5.7    Fully Paid and Non-Assessable Nature of Limited Partner Interests. All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware Act.
Section 5.8    Establishment of Series A Preferred Units.
(a)    General. There is hereby created a class of Units designated as “Series A Convertible Preferred Units”, with the designations, preferences and relative, participating, optional or other special rights, powers and duties as set forth in this Section 5.8 and elsewhere in this Agreement.
(b)    Rights of Series A Preferred Units. The Series A Preferred Units shall have the following rights, preferences and privileges and the Series A Preferred Unitholders shall be subject to the following duties and obligations:
(i)    Distributions.
(A)    Subject to Section 5.8(b)(i)(B), commencing with the Quarter that includes the Series A Initial Issuance Date, subject to Section 5.8(b)(i)(D), the Record Holders of the Series A Preferred Units as of the applicable Record Date for each Quarter shall be entitled to receive, in respect of each Outstanding Series A Preferred Unit, cumulative distributions in respect of such Quarter equal to the sum of (1) the Series A Distribution Amount for such Quarter and (2) any Series A Unpaid Distributions (collectively, a “Series A Quarterly Distribution”). With respect to any Quarter (or portion thereof for which a Series A Quarterly Distribution is due) ending on or before the end of the Initial Distribution Period for a Series A Preferred Unit, such Series A Quarterly Distribution shall be paid, as determined by the General Partner, in Series A PIK Units or in cash, or in a combination of Series A PIK Units and cash. For any Quarter ending after the end of the Initial Distribution Period for a Series A Preferred Unit, each Series A Quarterly Distribution on

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such Series A Preferred Unit shall be paid, as determined by the General Partner, in cash or in a combination of Series A PIK Units and cash; provided that, no more than one-ninth (1/9th) of any such Series A Quarterly Distribution shall consist of Series A PIK Units for any Quarter following the Quarter during which the Initial Distribution Period ends; and provided, further, that for the Quarter during which the Initial Distribution Period ends, (i) the portion of the Series A Distribution Amount calculated through the end of the Initial Distribution Period shall not be subject to the foregoing one-ninth (1/9th) limitation, and (ii) the portion of the Series A Distribution Amount calculated after the end of the Initial Distribution Period shall be subject to the foregoing one-ninth (1/9th) limitation. If the General Partner elects to pay all or any portion of a Series A Quarterly Distribution in Series A PIK Units, the number of Series A PIK Units to be issued in connection with such Series A Quarterly Distribution shall equal the quotient of (A) the applicable Series A Distribution Amount (or portion thereof to be paid in Series A PIK Units) divided by (B) the Series A Issue Price; provided that instead of issuing any fractional Series A PIK Unit, the Partnership shall round the number of Series A PIK Units issued to each Series A Preferred Unitholder down to the nearest whole Series A PIK Unit and pay cash in lieu of any resulting fractional unit (with the amount of such cash payment being based on the value of such fractional Series A PIK Unit, which shall be the product of the Series A Issue Price multiplied by the number of Series A Conversion Units into which such fractional Series A PIK Units would be convertible at the applicable Series A Conversion Rate on such Record Date (without regard to whether any Series A Preferred Units are then convertible)). Each Series A Quarterly Distribution shall be paid within 45 days following the end of each Quarter (each such payment date, a “Series A Distribution Payment Date”) and, unless otherwise determined by the General Partner, shall have the same Record Date as established by the Partnership for any distribution to be made by the Partnership on other Partnership Interests in respect of such Quarter. For the avoidance of doubt, subject to Section 5.8(b)(i)(D), the Series A Preferred Units shall not be entitled to any distributions made to Common Unitholders pursuant to Section 6.1(b) for any Quarter so long as the Series A Quarterly Distribution has been declared and paid in full (including any Series A Unpaid Distributions comprising part thereof) in accordance with this Section 5.8(b)(i) on the Series A Preferred Units with respect to such Quarter.
(B)    If the Partnership fails to pay in full the Series A Distribution Amount of any Series A Quarterly Distribution (in cash or Series A PIK Units) when due for any Quarter during the applicable Initial Distribution Period, then the Series A Preferred Unitholders entitled to such unpaid Series A Quarterly Distribution shall be deemed to have nonetheless received such Series A Quarterly Distribution in Series A PIK Units and, accordingly, shall have all other rights under this Agreement as if such Series A PIK Units had, in fact, been issued on the date such distribution was due. If the Partnership fails to pay in full the Series A Distribution Amount of any Series A Quarterly Distribution (in cash or Series A PIK Units) in accordance with Section 5.8(b)(i)(A) when due for any Quarter following the applicable Initial Distribution Period, then (i) the Series A Preferred Unitholders entitled to such unpaid Series A Quarterly Distribution shall be deemed to have nonetheless received one-ninth (1/9th) of such Series A Quarterly Distribution in Series A PIK Units and, accordingly, shall have all other rights under this Agreement as if such Series A PIK Units had, in fact, been issued on the date such distribution was due and (ii) from and after the first date of such failure and continuing until such failure is cured by payment in full in cash of all such arrearages (which arrearages shall exclude, for the avoidance of doubt, the Series A PIK Units deemed received under the immediately preceding clause (i)), (1) the amount of such unpaid cash distributions (on a per Series A Preferred Unit basis, “Series A Unpaid Distributions”) unless and until paid will accrue and accumulate from and including the first day of the Quarter immediately following the Quarter in respect of which such payment is due until paid in full and (2) the Partnership shall not be permitted to, and shall not, declare or make, any distributions, redemptions or repurchases

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in respect of any Series A Junior Securities or Series A Parity Securities (including, for the avoidance of doubt, with respect to the Quarter for which the Partnership first failed to pay in full any such cash Series A Distribution Amount when due); provided, however, that pro rata distributions may be declared and paid on the Series A Preferred Units and the Series A Parity Securities in amounts per Series A Preferred Unit and Series A Parity Security that bear to each other the same ratio that accrued and accumulated distributions per Series A Preferred Unit and Series A Parity Security bear to each other.
(C)    The aggregate Series A Distribution Amount (excluding any portion paid in Series A PIK Units) shall be paid out of Available Cash and, for the avoidance of doubt, shall be paid prior to any distributions to the Common Unitholders under Section 6.1.
(D)    Notwithstanding anything in this Section 5.8(b)(i) to the contrary, with respect to any Series A Preferred Unit that is converted into a Common Unit, (i) with respect to a distribution to be made to Record Holders as of the Record Date preceding such conversion, the Record Holder as of such Record Date of such Series A Preferred Unit shall be entitled to receive such distribution in respect of such Series A Preferred Unit on the corresponding Series A Distribution Payment Date, but shall not be entitled to receive such distribution in respect of the Common Units into which such Series A Preferred Unit was converted on the payment date thereof, and (ii) with respect to a distribution to be made to Record Holders as of any Record Date following such conversion, the Record Holder as of such Record Date of the Common Units into which such Series A Preferred Unit was converted shall be entitled to receive such distribution in respect of such converted Common Units on the payment date thereof, but shall not be entitled to receive such distribution in respect of such Series A Preferred Unit on the corresponding Series A Distribution Payment Date. For the avoidance of doubt, if a Series A Preferred Unit is converted into Common Units pursuant to the terms hereof following a Record Date but prior to the corresponding Series A Distribution Payment Date, then the Record Holder of such Series A Preferred Unit as of such Record Date shall nonetheless remain entitled to receive on the Series A Distribution Payment Date a distribution in respect of such Series A Preferred Unit pursuant to Section 5.8(b)(i)(A) and, until such distribution is received, Section 5.8(b)(i)(B) shall continue to apply, but shall not be entitled to receive such distribution in respect of the Common Units into which such Series A Preferred Unit was converted on the Series A Distribution Payment Date.
(E)    When any Series A PIK Units are payable to a Series A Preferred Unitholder pursuant to this Section 5.8, the Partnership shall issue the Series A PIK Units to such holder in accordance with Section 5.8(b)(i)(A) (the date of issuance of such Series A PIK Units, the “Series A PIK Payment Date”). On the Series A PIK Payment Date, the Partnership shall have the option to (i) issue to such Series A Preferred Unitholder a certificate or certificates for the number of Series A PIK Units to which such Series A Preferred Unitholder shall be entitled, or (ii) cause the Transfer Agent to make a notation in book entry form in the books of the Partnership.
(ii)    Issuance of the Series A Preferred Units. The Series A Preferred Units (other than the Series A PIK Units) shall be issued by the Partnership pursuant to the terms and conditions of the Series A Purchase Agreement (as to the Series A Purchase Agreement Purchasers) and pursuant to such terms and conditions the Partnership in its sole discretion determines (with respect to any Series A Purchaser who subsequently purchases any Series A Preferred Units issued in accordance with Section 5.8(b)(iv)).

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(iii)    Voting Rights.
(A)    The Outstanding Series A Preferred Units shall have voting rights that are identical to the voting rights of the Common Units and shall vote with the Common Units as a single class, so that each Outstanding Series A Preferred Unit will be entitled to one vote for each Common Unit into which such Series A Preferred Unit would be convertible at the then applicable Series A Conversion Rate (regardless of whether the Series A Preferred Units are then convertible) on each matter with respect to which each Record Holder of a Common Unit is entitled to vote. Each reference in this Agreement to a vote of Record Holders of Common Units shall be deemed to be a reference to the Record Holders of Common Units and Series A Preferred Units, voting together as a single class during any period in which any Series A Preferred Units are Outstanding.
(B)    Notwithstanding anything to the contrary in this Section 5.8(b)(iii), in no event shall the consent of the Series A Preferred Unitholders, as a separate class, be required in connection with any Series A Change of Control; provided, however, that the foregoing shall not limit the voting rights of any Series A Preferred Unitholder in connection with any vote of Record Holders of Common Units and Series A Preferred Units together as a single class that may be required.
(C)    Notwithstanding any rights a Series A Preferred Unitholder may have under this Agreement or applicable law, until the Series A Preferred Units are converted to Series A Conversion Units in accordance with the terms hereof, each Series A Preferred Unitholder hereby fully waives any right to nominate or participate in the nomination of any Person for election as a director of the Partnership or as a member of any other governing body of the Partnership. For the avoidance of doubt, the foregoing waiver shall not apply to any Series A Preferred Units that have been converted to Series A Conversion Units.
(D)    Notwithstanding any other provision of this Agreement, the Partnership shall not declare or pay distributions in any given Quarter that exceed an amount equal to the then available Capital Distribution Basket from (i) borrowings, refinancing or refundings of indebtedness and sales of debt securities by the Partnership, (ii) sales of equity interests by the Partnership and (iii) sales or dispositions of any assets of the Partnership (any of the foregoing, “Capital Proceeds”).
(iv)    No Series A Senior Securities; Series A Parity Securities. Other than issuances contemplated by the Series A Purchase Agreement, the Partnership shall not, without the consent of the holders of the Series A Required Voting Percentage, issue any (A) Series A Senior Securities (or amend the provisions of any class of Partnership Interests to make such class of Partnership Interests a class of Series A Senior Securities) or (B) Series A Parity Securities (or amend the provisions of any class of Partnership Interests to make such class of Partnership Interests a class of Series A Parity Securities) or Series A Preferred Units; provided that, without the consent or vote of any Series A Preferred Unitholder (but without prejudice to their rights under Section 5.8(b)(iii)(A)), the Partnership may issue after the Series A Initial Issuance Date (1) Series A Preferred Units pursuant to the Series A Purchase Agreement, (2) up to the greater of (a) an aggregate issue price of $1 billion of Series A Parity Securities, and (b) a number of Series A Parity Securities such that, as of the date of the issuance of the Series A Parity Securities, the aggregate number of Series A Parity Securities, together with the Series A Preferred Units contemplated by the Series A Purchase Agreement, in each case on an as-converted basis (or, if the Series A Parity Securities are not convertible, assuming that such Series A Parity Securities are convertible into a number of Common Units equal to the quotient of (i) the aggregate purchase price for such Series A Parity Securities, divided by (ii)

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the Average VWAP for the 30 Trading Day period ending immediately prior to such issuance (such Common Units, the “Series A Parity Equivalent Units”)), equals no more than 15% of all Outstanding Common Units and Special Voting Units (including as Outstanding for such purposes, (i) any Common Units issuable in respect of the Series A Preferred Units at the then-applicable Series A Conversion Rate (regardless of whether the Series A Preferred Units are then convertible), (ii) any Common Units issuable in respect of Series A Parity Securities (including any warrants issued in connection with Series A Parity Securities) at the initial or then-applicable conversion rate, as applicable, (iii) any Common Units issuable in respect of any outstanding warrants or options issued by the Partnership, (iv) any Series A Parity Equivalent Units and (v) any Common Units that would otherwise be excluded by operation of the definition of the term “Outstanding”), and (3) if the Series A Purchase Agreement Purchasers and their then- Affiliates hold a number of Series A Preferred Units purchased under the Series A Purchase Agreement (excluding for this purpose, for the avoidance of doubt, any Series A PIK Units) having an aggregate Series A Issue Price of less than or equal to thirty-three and one-third percent (33-1/3%) of the aggregate Series A Issue Price of all Series A Preferred Units purchased pursuant to the Series A Purchase Agreement (excluding for this purpose, for the avoidance of doubt, any Series A PIK Units), then such number of Series A Parity Securities as determined by the General Partner at any time on and after the first time that the Series A Purchase Agreement Purchasers’ and their Affiliates’ holdings are below such threshold; provided that following a Series A Purchaser Change of Control with respect to a Series A Purchase Agreement Purchaser, any Series A Preferred Units held by such Series A Purchase Agreement Purchaser and its Affiliates shall not be considered held by a Series A Purchaser Agreement Purchaser and its then-Affiliates for purposes of the determination under the foregoing clause (3). Subject to Section 5.8(b)(vi)(E), the Partnership may, without any consent or vote of the holders of Outstanding Series A Preferred Units (but without prejudice to their rights under Section 5.8(b)(iii)(A)), issue the Series A PIK Units contemplated by this Agreement or create (by reclassification or otherwise) and issue Series A Junior Securities in an unlimited amount.
(v)    Legends. Each certificate or book entry evidencing a Series A Preferred Unit shall bear a conspicuous legend in substantially the form set forth in Exhibit C of this Agreement.
(vi)    Conversion.
(A)    At the Option of the Series A Preferred Unitholders. Beginning with the earlier of (1) the second anniversary of (x) the date of the Series A Purchase Agreement, with respect to the Series A Preferred Units purchased by the Series A Purchase Agreement Purchasers under the Series A Purchase Agreement, or (y) the date of issuance of a Series A Preferred Unit, with respect to any Series A Purchaser who subsequently purchases any Series A Preferred Units issued in accordance with Section 5.8(b)(iv), and (2) immediately prior to the liquidation of the Partnership under Section 12.4, the Series A Preferred Units owned by such Series A Preferred Unitholder on such date shall be convertible, in whole or in part, at any time and from time to time thereafter upon the request of such Series A Preferred Unitholder, but not more than once per Quarter, in accordance with this Section. If Series A Preferred Units purchased by the Series A Purchase Agreement Purchasers become convertible under clause (x) of the preceding sentence, each such Series A Purchase Agreement Purchaser and its Affiliates shall be entitled to (and limited to) a single conversion right per Quarter (in the aggregate and inclusive of any conversion by any such Series A Purchase Agreement Purchaser’s Affiliates, with each Series A Purchase Agreement Purchaser and its Affiliates being entitled to a single separate conversion right per Quarter), which may be exercised only by the delivery by the BlackRock Purchaser (on behalf of itself and any other Series A Purchase Agreement Purchasers, and any of its or their Affiliates) of a proper Series A Conversion Notice. If Series A Preferred Units owned by a non-Affiliate transferee of a Series A Purchase Agreement Purchaser (or an Affiliate thereof) become convertible under clause (x) of the first

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sentence of this paragraph, or if Series A Preferred Units owned by a purchaser of Series A Preferred Units issued under Section 5.8(b)(iv) become convertible under clause (y) of the first sentence of this paragraph, each such other Series A Preferred Unitholder and its Affiliates shall be entitled to (and limited to) a single conversion right per Quarter (in the aggregate and inclusive of any conversion by such Series A Preferred Unitholder’s Affiliates). If Series A Preferred Units become convertible under this Section 5.8(b)(vi)(A), such Series A Preferred Units shall be convertible into a number of Common Units determined by multiplying the number of Series A Preferred Units to be converted by (y) in the case of clause (1) of the first sentence of this paragraph, the Series A Conversion Rate at such time and (z) in the case of clause (2) of the first sentence of this paragraph, the Series A COC Conversion Rate; provided, however, that the Partnership shall not be obligated to honor any such conversion request if such conversion request does not involve an underlying value of Common Units of at least $50 million (taking into account and including any concurrent conversion requests or other Quarterly conversion requests that are required to be aggregated as provided above) based on the Closing Price of Common Units on the Trading Day immediately preceding the date on which a Series A Conversion Notice is received under Section 5.8(b)(vi)(C)(1) (a “Series A Conversion Notice Date”) (or a lesser amount to the extent such exercise covers all of such Series A Preferred Unitholder’s and its Affiliates’ Series A Preferred Units or has been approved by the Partnership). Immediately upon the issuance of Common Units as a result of any conversion of Series A Preferred Units, subject to Section 5.8(b)(i)(D), all rights of the Series A Converting Unitholder with respect to such Series A Preferred Units shall cease, including any further accrual of distributions, and such Series A Converting Unitholder thereafter shall be treated for all purposes as the owner of Common Units. Fractional Common Units shall not be issued to any Person pursuant to this Section 5.8(b)(vi)(A) (each fractional Common Unit shall be rounded down with the remainder being paid an amount in cash based on the Closing Price of Common Units on the Trading Day immediately preceding the Series A Conversion Notice Date).
(B)    At the Option of the Partnership. Following the first anniversary of the date of issuance of a Series A Preferred Unit, the Partnership shall have the option at any time, but not more than once per Quarter, to convert all or a portion of the Series A Preferred Units that were issued on such date and that are then Outstanding into a number of Common Units determined by multiplying the number of Series A Preferred Units to be converted by the Series A Conversion Rate at such time; provided, however, that the Partnership shall not be permitted to convert a number of Series A Preferred Units representing in aggregate more than (x) one-third (1/3) of the total Series A Preferred Units issued pursuant to the Series A Purchase Agreement prior to the second anniversary of the final date Series A Preferred Units are purchased under the Series A Purchase Agreement (excluding for this purpose, for the avoidance of doubt, any Series A PIK Units) or (y) two-thirds (2/3) of the total Series A Preferred Units issued pursuant to the Series A Purchase Agreement prior to the third anniversary of the final date Series A Preferred Units are purchased under the Series A Purchase Agreement (excluding for this purpose, for the avoidance of doubt, any Series A PIK Units). Fractional Common Units shall not be issued to any Person pursuant to this Section 5.8(b)(vi)(B) (each fractional Common Unit shall be rounded down with the remainder being paid an amount in cash based on the Closing Price of Common Units on the Trading Day immediately preceding the date on which a Series A Forced Conversion Notice under Section 5.8(b)(vi)(C)(2) is sent (a “Series A Forced Conversion Notice Date”)). Notwithstanding the foregoing, in order for the Partnership to exercise such option:
(1)    The Closing Price of the Common Units must be greater than, (x) with respect to a Series A Forced Conversion Notice Date occurring prior to the second anniversary of the final date Series A Preferred Units are purchased under the Series A Purchase

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Agreement (excluding for this purpose, for the avoidance of doubt, any Series A PIK Units), one hundred twenty percent (120%) of the Series A Issue Price, (y) with respect to a Series A Forced Conversion Notice Date occurring on or after the second anniversary of the final date Series A Preferred Units are purchased under the Series A Purchase Agreement (excluding for this purpose, for the avoidance of doubt, any Series A PIK Units) but prior to the third anniversary thereof, one hundred thirty percent (130%) of the Series A Issue Price, or (z) with respect to a Series A Forced Conversion Notice Date occurring on or after the third anniversary of the final date Series A Preferred Units are purchased under the Series A Purchase Agreement (excluding for this purpose, for the avoidance of doubt, any Series A PIK Units), one hundred forty percent (140%), of the Series A Issue Price, for at least 20 Trading Days out of the 30 Trading Day period immediately preceding the Series A Forced Conversion Notice Date;
(2)    The average daily trading volume of the Common Units on the National Securities Exchange on which the Common Units are then listed or admitted to trading must be equal to or exceed 165,000 (as such amount may be adjusted to reflect any Unit split, combination or similar event) for at least 20 Trading Days out of the 30 Trading Day period immediately preceding the Series A Forced Conversion Notice Date; and
(3)    The Common Units are listed or admitted to trading on a National Securities Exchange;
provided, that each such conversion by the Partnership shall be for an aggregate amount of Series A Preferred Units involving an underlying value of Common Units of at least $50 million based on the Closing Price of Common Units on the Trading Day immediately preceding the Series A Forced Conversion Notice Date (or a lesser amount if such amount includes all then Outstanding Series A Preferred Units) and shall be allocated among the Series A Preferred Unitholders on a Pro Rata basis or on such other basis as may be agreed upon by all Series A Preferred Unitholders.
(C)    Conversion Notice.
(1)    To convert Series A Preferred Units into Common Units pursuant to Section 5.8(b)(vi)(A), a Series A Converting Unitholder shall give written notice (a “Series A Conversion Notice”) to the Partnership stating that such Series A Preferred Unitholder elects to so convert Series A Preferred Units pursuant to Section 5.8(b)(vi)(A), the number of Series A Preferred Units to be converted. The Series A Conversion Units shall be issued in the name of the Record Holder of such Series A Preferred Units. A Series A Converting Unitholder who is a Series A Purchase Agreement Purchaser (or an Affiliate thereof) may only provide a Series A Conversion Notice through the BlackRock Purchaser as and to the extent provided in Section 5.8(b)(vi)(A), and the BlackRock Purchaser may not transfer any of the rights or obligations to give or receive notices under this Section (on behalf of itself and/or any Series A Purchase Agreement Purchaser or any of its or their Affiliates) without the express written consent of the Partnership. Following such time as the BlackRock Purchaser ceases to own Series A Preferred Units, the BlackRock Purchaser may continue to give or receive notices pursuant to the foregoing on behalf of any other Series A Purchase Agreement Purchaser or any of its Affiliates who are required to provide notice through the BlackRock Purchaser under this Section. A Series A Conversion Notice shall be considered given under this Section when such notice is actually received by the Partnership at both of the following physical addresses (or such other address or addresses as the Partnership may designate in writing to the BlackRock Purchaser from time to time):

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NextEra Energy Partners, LP
700 Universe Boulevard,
Juno Beach, Florida 33408
Attention: Treasurer
and
NextEra Energy Partners, LP
700 Universe Boulevard,
Juno Beach, Florida 33408
Attention: Daniel Lotano
With a copy to (which shall not constitute notice):
NextEra Energy Partners, LP
700 Universe Boulevard,
Juno Beach, Florida 33408
Attention: Mark Patten
Email: Mark.Patten@nexteraenergy.com

(2)    To convert Series A Preferred Units into Common Units pursuant to Section 5.8(b)(vi)(B), the Partnership shall give written notice (a “Series A Forced Conversion Notice”) to each Record Holder of Series A Preferred Units stating that the Partnership elects to force conversion of Series A Preferred Units pursuant to Section 5.8(b)(vi)(B) and the number of Series A Preferred Units to be so converted; provided, that the Partnership may satisfy the foregoing with respect to any or all Series A Purchase Agreement Purchasers and any or all of their Affiliates by sending such Series A Forced Conversion Notice solely to the BlackRock Purchaser (on behalf of itself and as representative of the other Series A Purchase Agreement Purchasers and its and their Affiliates) to the BlackRock Purchaser Notice Address. The Series A Conversion Units shall be issued in the name of the Record Holder of such Series A Preferred Units.
(D)    Timing. If a Series A Conversion Notice is delivered by a Series A Preferred Unitholder to the Partnership or a Series A Forced Conversion Notice is delivered by the Partnership to a Series A Preferred Unitholder, each in accordance with Section 5.8(b)(vi)(C), the Partnership shall issue the applicable Series A Conversion Units no later than three Business Days after the Series A Conversion Notice Date or the Series A Forced Conversion Notice Date, as the case may be, occurs (any date of issuance of such Common Units, and any date of issuance of Common Units upon conversion of Series A Preferred Units pursuant to this Section 5.8(b)(vi) or Section 5.8(b)(vii), a “Series A Conversion Date”). On the Series A Conversion Date, the Partnership shall instruct, and shall use its commercially reasonable efforts to cause, its Transfer Agent to electronically transmit the Series A Conversion Units to such Series A Preferred Unitholder. The Series A Preferred Unitholders and the Partnership agree to use commercially reasonable efforts to coordinate with the Transfer Agent to accomplish this objective. Subject to Section 5.8(b)(i)(D), upon issuance of Series A Conversion Units to the Series A Converting Unitholder, all rights under the converted Series A Preferred Units shall cease, and such Series A Converting Unitholder shall be treated for all purposes as the Record Holder of such Series A Conversion Units.
(E)    Distributions, Combinations, Subdivisions and Reclassifications by the Partnership. If, after the Series A Initial Issuance Date, the Partnership (i) makes a distribution

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on its Common Units payable in Common Units or other Partnership Interests, (ii) subdivides or splits its outstanding Common Units into a greater number of Common Units, (iii) combines or reclassifies its Common Units into a lesser number of Common Units, (iv) issues by reclassification of its Common Units any Partnership Interests (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person), (v) effects a Pro Rata repurchase of Common Units, in each case other than in connection with a Series A Change of Control (which shall be governed by Section 5.8(b)(vii)), (vi) issues to holders of Common Units, in their capacity as holders of Common Units, rights, options or warrants entitling them to subscribe for or purchase Common Units at less than the market value thereof, (vii) distributes to holders of Common Units evidences of indebtedness, Partnership Interests (other than Common Units) or other assets (including securities, but excluding any distribution referred to in clause (i), any rights or warrants referred to in clause (ii), any consideration payable in connection with a tender or exchange offer made by the Partnership or any of its subsidiaries and any distribution of Units or any class or series, or similar Partnership Interest, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions described below), or (viii) consummates a spin-off, where the Partnership makes a distribution to all holders of Common Units consisting of Units of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, then the Series A Conversion Rate and, solely for purposes Section 5.8(b)(vi)(B)(1), the Series A Issue Price, in each case, in effect at the time of the Record Date for such distribution or the effective date of any such other transaction shall be proportionately adjusted: (1) in respect of clauses (i) through (iv) above, so that the conversion of the Series A Preferred Units after such time shall entitle each Series A Preferred Unitholder to receive the aggregate number of Common Units (or any Partnership Interests into which such Common Units would have been combined, consolidated, merged or reclassified, as applicable) that such Series A Preferred Unitholder would have been entitled to receive if the Series A Preferred Units had been converted into Common Units immediately prior to such Record Date or effective date, as the case may be, (2) in respect of clauses (v) through (viii) above, in the reasonable discretion of the General Partner to appropriately ensure that the Series A Preferred Units are convertible into an economically equivalent number of Common Units after taking into account the event described in clauses (v) through (viii) above, and (3) in addition to the foregoing, in the case of a merger, consolidation or business combination in which the Partnership is the surviving Person, the Partnership shall provide effective provisions to ensure that the provisions in this Section 5.8 relating to the Series A Preferred Units shall not be abridged or amended and that the Series A Preferred Units shall thereafter retain the same powers, economic rights, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions thereon, that the Series A Preferred Units had immediately prior to such transaction or event, and, solely for purposes of Section 5.8(b)(vi)(B)(1), the Series A Issue Price, and any other terms of the Series A Preferred Units that the General Partner in its reasonable discretion determines require adjustment to achieve the economic equivalence described below, shall be proportionately adjusted to take into account any such subdivision, split, combination or reclassification. An adjustment made pursuant to this Section 5.8(b)(vi)(E) shall become effective immediately after the Record Date in the case of a distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person) or split. Such adjustment shall be made successively whenever any event described above shall occur.
(F)    No Adjustments for Certain Items. Notwithstanding any of the other provisions of this Section 5.8(b)(vi), no adjustment shall be made to the Series A Conversion Rate or the Series A Issue Price pursuant to Section 5.8(b)(vi)(E) as a result of any of the following:

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(1)    Any issuance of Partnership Interests in exchange for cash;
(2)    Any grant of Common Units or options, warrants or rights to purchase or receive Common Units or the issuance of Common Units upon the exercise or vesting of any such options, warrants or rights in respect of services provided to or for the benefit of the Partnership or its Subsidiaries, under compensation plans and agreements approved by the General Partner (including any long-term incentive plan);
(3)    Any issuance of Common Units as all or part of the consideration to effect (i) the closing of any acquisition by the Partnership of assets or equity interests of a third party in an arm’s-length transaction, (ii) closing of any acquisition by the Partnership of assets or equity interests of NEE or any of its Affiliates or (iii) the consummation of a merger, consolidation or other business combination of the Partnership with another entity in which the Partnership survives and the Common Units remain Outstanding to the extent any such transaction set forth in clause (i), (ii) or (iii) above is validly approved by the General Partner; or
(4)    The issuance of Common Units upon conversion of the Series A Preferred Units or Series A Parity Securities.
Notwithstanding anything in this Agreement to the contrary, whenever the issuance of a Partnership Interest or other event would require an adjustment to the Series A Conversion Rate under one or more provisions of this Agreement, only one adjustment shall be made to the Series A Conversion Rate in respect of such issuance or event.
Notwithstanding anything to the contrary in Section 5.8(b)(vi)(E), unless otherwise determined by the General Partner, no adjustment to the Series A Conversion Rate or the Series A Issue Price shall be made with respect to any distribution or other transaction described in Section 5.8(b)(vi)(E) if the Series A Preferred Unitholders are entitled to participate in such distribution or transaction as if they held a number of Common Units issuable upon conversion of the Series A Preferred Units immediately prior to such event at the then applicable Series A Conversion Rate, without having to convert their Series A Preferred Units.
(vii)    Series A Change of Control.
(A)    Subject to Section 5.8(b)(vi)(B), in the event of a Series A Cash COC Event, the Outstanding Series A Preferred Units shall be automatically converted, without requirement of any action of the Series A Preferred Unitholders, into Common Units immediately prior to the closing of the applicable Series A Change of Control at the Series A COC Conversion Rate.
(B)    Subject to Section 5.8(b)(vi)(B), at least 10 Business Days prior to consummating a Series A Change of Control (other than a Series A Cash COC Event), the Partnership shall provide written notice thereof to the Series A Preferred Unitholders, which notice requirement the Partnership may satisfy with respect to any or all Series A Purchase Agreement Purchasers (and any Affiliates thereof) by sending such notice solely to the BlackRock Purchaser (on behalf of itself and as representative of the other Series A Purchase Agreement Purchasers and any of its and their Affiliates) to the BlackRock Purchaser Notice Address. Subject to Section 5.8(b)(vi)(B), if a Series A Change of Control (other than a Series A Cash COC Event) occurs, then each Series A Preferred Unitholder, with respect to all but not less than all of its Series A Preferred Units, by notice given to the Partnership within 5 Business Days after the date the Partnership provides written notice of

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the execution of definitive agreements that provide for such Series A Change of Control, shall be entitled to elect one of the following (with the understanding that any Series A Preferred Unitholder who fails to timely provide notice of its election to the Partnership shall be deemed to have elected the option set forth in sub-clause (1) below). Notice of an election under this Section shall be considered given to the Partnership when such notice is actually received by the Partnership at both of the following physical addresses (or such other address or addresses as the Partnership may designate in writing to the BlackRock Purchaser from time to time):
NextEra Energy Partners, LP
700 Universe Boulevard,
Juno Beach, Florida 33408
Attention: Treasurer
and
NextEra Energy Partners, LP
700 Universe Boulevard,
Juno Beach, Florida 33408
Attention: Daniel Lotano
With a copy to (which shall not constitute notice):
NextEra Energy Partners, LP
700 Universe Boulevard,
Juno Beach, Florida 33408
Attention: Mark Patten
Email: Mark.Patten@nexteraenergy.com

Notwithstanding anything else to the contrary herein, the BlackRock Purchaser shall notify the Partnership of the election made by the Series A Purchase Agreement Purchasers (on behalf of itself and as representative of the other Series A Purchase Agreement Purchasers and its and their Affiliates), all Series A Purchase Agreement Purchasers (and any of their Affiliates) may provide notice of an election under this Section only through such a notice by the BlackRock Purchaser on their behalf and shall be deemed to have made such election as indicated to the Partnership by the BlackRock Purchaser, and the BlackRock Purchaser may not transfer any of the rights or obligations to give or receive notices hereunder (on behalf of itself and/or any Series A Purchase Agreement Purchaser or any of its or their Affiliates) without the express written consent of the Partnership. Following such time as the BlackRock Purchaser ceases to own Series A Preferred Units, the BlackRock Purchaser may continue to give or receive notices pursuant to the foregoing on behalf of any other Series A Purchase Agreement Purchaser or any of its Affiliates who are required to provide notice through the BlackRock Purchaser under this Section.
(1)    Convert all, but not less than all, of such Series A Preferred Unitholder’s Outstanding Series A Preferred Units into Common Units, at the then-applicable Series A Conversion Rate;
(2)    If the Partnership will not be the surviving entity of such Series A Change of Control or the Partnership will be the surviving entity but its Common Units will cease to be listed or admitted to trading on a National Securities Exchange, require the Partnership to use its commercially reasonable efforts to deliver or to cause to be delivered to the Series A

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Preferred Unitholders, in exchange for their Series A Preferred Units upon such Series A Change of Control, a security in the surviving entity or the parent of the surviving entity that has substantially similar rights, preferences and privileges as the Series A Preferred Units, including, for the avoidance of doubt, the right to distributions equal in amount and timing to those provided in Section 5.8(b)(i) and a conversion rate proportionately adjusted such that the conversion of such security in the surviving entity or parent of the surviving entity immediately following the Series A Change of Control would entitle the Record Holder to the number of common securities of such entity (together with a number of common securities of equivalent value to any other assets received by holders of Common Units in such Series A Change of Control) which, if a Series A Preferred Unit had been converted into Common Units immediately prior to such Series A Change of Control, such Record Holder would have been entitled to receive immediately following such Series A Change of Control (such security in the surviving entity, a “Series A Substantially Equivalent Unit”); provided, however, that, if the Partnership is unable to deliver or cause to be delivered Series A Substantially Equivalent Units to any Series A Preferred Unitholder in connection with such Series A Change of Control, each Series A Preferred Unitholder shall be entitled to (I) require conversion or redemption of such Series A Preferred Units in the manner contemplated by subclause (1) or (4) of this Section 5.8(b)(vii)(B) (at such holder’s election) or (II) convert the Series A Preferred Units held by such Series A Preferred Unitholder immediately prior to such Series A Change of Control into a number of Common Units at a conversion ratio equal to the quotient of: (a) the product of (i) 160% multiplied by (ii) the Series A Issue Price less the Series A Preferred Unitholder’s Pro Rata portion of the sum of (A) all cash distributions paid on all Series A Preferred Units on or prior to the date of the Series A Change of Control and (B) an amount in cash equal to the aggregate of the Series A Quarterly Distributions paid in Series A PIK Units (based on the value of such Series A PIK Units on the applicable Series A PIK Payment Date) on or before the date of the Series A Change of Control, divided by (b) an amount equal to 95% of the Average VWAP for the 30 Trading Day period prior to the closing of the Series A Change of Control; provided, however, that such ratio shall in no event exceed a value per Series A Preferred Unit equal to (aa) 120% of the Series A Issue Price in the case of a Series A Change of Control occurring prior to the first anniversary of the Series A Initial Issuance Date, (bb) 130% of the Series A Issue Price in the case of a Series A Change of Control occurring on or after the first anniversary of the Series A Initial Issuance Date, but prior to the second anniversary of the Series A Initial Issuance Date, and (cc) 140% of the Series A Issue Price in the case of a Series A Change of Control occurring on or after the second anniversary of the Series A Initial Issuance Date, but prior to the third anniversary of the Series A Initial Issuance Date.
(3)    If the Partnership is the surviving entity of such Series A Change of Control, continue to hold Series A Preferred Units; or
(4)    Require the Partnership to redeem the Series A Preferred Units at a price per Series A Preferred Unit equal to the sum of (A) the product of 101% and the sum of (x) the Series A Issue Price plus (y) Series A Unpaid Distributions on the applicable Series A Preferred Unit, plus (B) Series A Partial Period Distributions on the applicable Series A Preferred Unit. Any redemption pursuant to this sub-clause (4) shall, as determined by the General Partner, be paid in cash, Common Units listed or admitted to trading on a National Securities Exchange or any combination thereof. If all or any portion of such redemption is to be paid in Common Units, the Common Units to be issued shall be valued at 95% of the Average VWAP for the 30 Trading Day period ending on the fifth Trading Day immediately prior to the Series A Change of Control. No later than three Trading Days prior to the consummation of the related Series A Change of Control, the Partnership shall deliver a written notice to the Record Holders of the Series A Preferred Units stating the date on which the Series A Preferred Units will be redeemed and the Partnership’s

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computation of the amount of cash or Common Units to be received by the Record Holder upon redemption of such Series A Preferred Units. If the Partnership shall be the surviving entity of the related Series A Change of Control, then no later than 10 Business Days following the consummation of such Series A Change of Control, the Partnership shall remit the applicable cash or Common Unit listed or admitted to trading on a National Securities Exchange consideration to the Record Holders of then Outstanding Series A Preferred Units. If the Partnership shall not be the surviving entity of the related Series A Change of Control, then the Partnership shall remit the applicable cash immediately prior to the consummation of the Series A Change of Control. The Record Holders shall deliver to the Partnership any Certificates representing the Series A Preferred Units as soon as practicable following the redemption. Record Holders of the Series A Preferred Units shall retain all of the rights and privileges thereof unless and until the consideration due to them as a result of such redemption shall be paid in full in cash or Common Units, as applicable. After any such redemption, any such redeemed Series A Preferred Unit shall no longer constitute an issued and Outstanding Limited Partner Interest.
(viii)    Series A Preferred Unit Transfer Restrictions.
(A)    Notwithstanding any other provision of this Section 5.8(b)(viii) (other than the restriction on transfers to a Person that is not a U.S. resident individual or an entity that is not treated as a U.S. corporation or partnership set forth in Section 5.8(b)(viii)(B)), subject to Section 4.7, each Series A Preferred Unitholder shall be permitted to transfer any Series A Preferred Units owned by such Series A Preferred Unitholder to any of its Affiliates or to any other Series A Preferred Unitholder.
(B)    Without the prior written consent of the Partnership, except as specifically provided in the Series A Purchase Agreement or this Agreement, each Series A Purchase Agreement Purchaser (and its Affiliates to which Series A Preferred Units are transferred pursuant to Section 5.8(b)(viii)(A)) shall not, (a) during the period commencing on the date of the Series A Purchase Agreement and ending on the first anniversary of the latest date on which any Series A Preferred Units are purchased thereunder (for the avoidance of doubt, for purposes of the foregoing, excluding any Series A PIK Units), offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of its Series A Preferred Units or any rights with respect to such Units, (b) during the period commencing on the date of the Series A Purchase Agreement and ending on the second anniversary of the latest date on which any Series A Preferred Units are purchased thereunder (for the avoidance of doubt, for purposes of the foregoing, excluding any Series A PIK Units), directly or indirectly engage in any short sales or other derivative or hedging transactions with respect to the Series A Preferred Units or Common Units that are designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, of any of the economic consequences of ownership of any Series A Preferred Units or any rights with respect to such Units, (c) transfer any Series A Preferred Units to any non-U.S. resident individual, non-U.S. corporation or partnership, or any other non-U.S. entity, including any foreign governmental entity, including by means of any swap or other transaction or arrangement that transfers or that is designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, of any of the economic consequences of ownership of any Series A Preferred Units or any rights with respect to such Units, regardless of whether any transaction described above is to be settled by delivery of Series A Preferred Units, Common Units or other securities, in cash or otherwise, (provided, however, that the foregoing shall not apply if, prior to any such transfer or arrangement, such individual, corporation, partnership or other entity establishes

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to the satisfaction of the Partnership, its entitlement to a complete exemption from tax withholding, including under Code Sections 1441, 1442, 1445 and 1471 through 1474, and the Treasury Regulations thereunder), or (d) effect any transfer of Series A Preferred Units or Series A Conversion Units or any rights with respect to such Units in a manner that violates the terms of this Agreement; provided, however, that such Series A Preferred Unitholder may make a bona fide pledge of all or any portion of its Series A Preferred Units in connection with a Permitted Loan, and any foreclosure by any pledgee under such Permitted Loan on any such pledged Series A Preferred Units or related Series A Conversion Units (or any sale thereof) shall not be considered a violation or breach of this Section 5.8(b)(viii)(B), and the transfer of the Series A Preferred Units by a pledgee who has foreclosed on such a Permitted Loan shall not be considered a violation or breach of this Section 5.8(b)(viii)(B). Notwithstanding the foregoing, any transferee receiving any Series A Preferred Units pursuant to any part of this Section 5.8(b)(viii) shall agree to the restrictions set forth in this Section 5.8(b)(viii)(B) and Section 5.8(b)(iii)(C) and, to the extent still applicable take all actions necessary to become a party to any confidentiality agreement between the transferor of such Series A Preferred Units and the Partnership. For the avoidance of doubt, in no way does this Section 5.8(b)(viii)(B) prohibit changes in the composition of any Series A Preferred Unitholder or its partners or members so long as such changes in composition only relate to changes in direct or indirect ownership of such Series A Preferred Unitholder among such Series A Preferred Unitholder or its partners or members so long as such changes in composition only relate to changes in direct or indirect ownership of the Series A Preferred Unitholder among such Series A Unitholder, its Affiliates and the limited partners of the private equity fund vehicles that indirectly own such Series A Preferred Unitholder.
(C)    Subject to Section 4.7, following the first anniversary of the latest date on which any Series A Preferred Units are purchased under the Series A Purchase Agreement (for the avoidance of doubt, for purposes of the foregoing, excluding any Series A PIK Units), the Series A Preferred Unitholders may freely transfer Series A Preferred Units involving an underlying value of Common Units of at least $50 million (taking into account any concurrent transfers by Affiliates of such Series A Preferred Unitholder) based on the Closing Price of Common Units on the Trading Day immediately preceding the date of such transfer (or such lesser amount if it (i) constitutes the remaining holdings of Series A Preferred Units of such Series A Preferred Unitholder or (ii) has been approved by the General Partner), subject to compliance with applicable securities laws and this Agreement; provided, however, that this Section 5.8(b)(viii)(C) shall not eliminate, modify or reduce the obligations set forth in subclauses (b), (c) or (d) of Section 5.8(b)(viii)(B).
(ix)    Notices. For the avoidance of doubt, the Partnership shall distribute to the Record Holders of Series A Preferred Units copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the Record Holders of Common Units of the Partnership, at such times and by such method as such documents are distributed to such Record Holders of such Common Units.
(x)    OpCo Preferred Unit Terms. Without the consent of the holders of the Series A Required Voting Percentage, the Partnership shall not (i) amend the terms of the OpCo Preferred Units in a manner that is adverse to and inconsistent with the terms of the Series A Preferred Units, (ii) amend Section 5.11(b)(iii)(B) of the OpCo Partnership Agreement, (iii) transfer any OpCo Preferred Units or (iv) provide any consent of the OpCo Preferred Units required under the first paragraph of Section 5.11(b)(iv) of the OpCo Partnership Agreement.

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ARTICLE VI
ALLOCATIONS AND DISTRIBUTIONS
Section 6.1    Distributions to Record Holders.
(a)    Subject to Section 5.8(b)(i), within 45 days following the end of each Quarter commencing with the Quarter ending on September 30, 2014, an amount equal to 100% of Available Cash with respect to such Quarter shall be distributed in accordance with this Article VI by the Partnership to the Partners as of the Record Date selected by the General Partner. All distributions required to be made under this Agreement shall be made subject to Sections 17-607 and 17-804 of the Delaware Act.
(b)    The Partnership will first distribute the aggregate Series A Distribution Amount (excluding any portion paid in Series A PIK Units) and then will distribute the remaining Available Cash to all Common Unitholders, Pro Rata.
(c)    Notwithstanding Section 6.1(a), in the event of the dissolution and liquidation of the Partnership, all cash received during or after the Quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.
(d)    Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.
ARTICLE VII
MANAGEMENT AND OPERATION OF BUSINESS
Section 7.1    Management.
(a)    Except as delegated to the Manager Group as set forth in the Management Services Agreement or as otherwise provided therein, the General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, but without limitation on the ability of the General Partner to delegate its rights and power to other Persons, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner in its capacity as such shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted to a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:
(i)    the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into or exchangeable for Partnership Interests (subject to Section 5.8(b)(iv) with respect to Series A Senior Securities and Series A Parity Securities), and the incurring of any other obligations;

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(ii)    the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;
(iii)    the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3 and Article XIV);
(iv)    the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including (A) the financing of the conduct of the operations of the Partnership Group; (B) subject to Section 7.6(a), the lending of funds to other Persons (including other Group Members); (C) the repayment or guarantee of obligations of any Group Member; and (D) the making of capital contributions to any Group Member;
(v)    the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract having no recourse against the General Partner or its assets other than its interest in the Partnership, even if the same results in the terms of the transaction are less favorable to the Partnership than would otherwise be the case);
(vi)    the distribution of cash held by the Partnership;
(vii)    the selection and dismissal of employees (including employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, internal and outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;
(viii)    the maintenance of insurance for the benefit of the Partnership Group, the Partners and Indemnitees;
(ix)    the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other Persons (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time) subject to the restrictions set forth in Section 2.4;
(x)    the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;
(xi)    the indemnification of any Person against liabilities and contingencies to the extent permitted by law;
(xii)    the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.7);
(xiii)    subject to Section 5.8(b)(iv), the purchase, sale or other acquisition or disposition of Partnership Interests, or the issuance of Derivative Partnership Interests;

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(xiv)    the undertaking of any action in connection with the Partnership’s participation in the management of any Group Member; and
(xv)    the entering into of agreements with any of its Affiliates to render services to a Group Member or to itself in the discharge of its duties as General Partner of the Partnership.
(b)    Notwithstanding any other provision of this Agreement, any Group Member Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and each other Person who may acquire an interest in Partnership Interests hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement and the Group Member Agreement of each other Group Member, the Management Services Agreement, the Exchange Agreement, the Purchase Agreement and the other agreements described in or filed as exhibits to the IPO Registration Statement that are related to the transactions contemplated by the IPO Registration Statement and to which the Partnership is a party (collectively, the “Transaction Documents”) (in each case other than this Agreement, without giving effect to any amendments, supplements or restatements thereof entered into after the date such Person becomes bound by the provisions of this Agreement); (ii) agrees that the General Partner (on its own or on behalf of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the IPO Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the other Persons who may acquire an interest in Partnership Interests or otherwise bound by this Agreement; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV) shall not constitute a breach by the General Partner of any duty or any other obligation of any type whatsoever that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty existing at law, in equity or otherwise.
Section 7.2    Certificate of Limited Partnership. The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents that the General Partner determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent the General Partner determines such action to be necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.3(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.
Section 7.3    Restrictions on the General Partner’s Authority to Sell Assets of the Partnership Group. Except as provided in Article XII and Article XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions without the approval of holders of a Unit Majority; provided, however, that this provision shall not preclude or limit the General Partner’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership Group

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and shall not apply to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance.
Section 7.4    Reimbursement of the General Partner.
(a)    Except as provided in the Management Services Agreement and elsewhere in this Agreement, the General Partner shall not be compensated for its services as a general partner or managing member of any Group Member.
(b)    Subject to the Management Services Agreement, and without duplication, the General Partner and its Affiliates shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership Group and (ii) all other expenses allocable to the Partnership Group or otherwise incurred by the General Partner or its Affiliates in connection with managing and operating the Partnership Group’s business and affairs (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the Partnership Group. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7. This provision does not affect the ability of the General Partner and its Affiliates to enter into an agreement to provide services to any Group Member for a fee or otherwise than for cost.
(c)    The General Partner, without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Partnership Interests or options to purchase or rights, warrants or appreciation rights or phantom or tracking interests relating to Partnership Interests), or cause the Partnership to issue Partnership Interests in connection with, or pursuant to, any employee benefit plan, employee program or employee practice maintained or sponsored by the General Partner or any of its Affiliates in each case for the benefit of employees and directors of the General Partner or any of its Affiliates, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group. The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Partnership Interests that the General Partner or such Affiliates are obligated to provide to any employees, consultants and directors pursuant to any such employee benefit plans, employee programs or employee practices. Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliates of Partnership Interests purchased by the General Partner or such Affiliates from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.4(b). Any and all obligations of the General Partner under any employee benefit plans, employee programs or employee practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the General Partner’s General Partner Interest pursuant to Section 4.6.
Section 7.5    Outside Activities.
(a)    The General Partner, for so long as it is the General Partner of the Partnership, (i) agrees that its sole business will be to act as a general partner or managing member, as the case may be, of the Partnership and any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner or member and to undertake activities that are ancillary or related thereto (including being a Limited Partner in the Partnership) and (ii) shall not engage in any business or activity or incur any

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debts or liabilities except in connection with or incidental to (A) its performance as general partner or managing member, if any, of one or more Group Members or as described in or contemplated by the IPO Registration Statement or (B) the acquiring, owning or disposing of debt securities or equity interests in any Group Member.
(b)    Subject to the terms of Section 7.5(c) and the Right of First Offer Agreement, each Unrestricted Person (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty otherwise existing at law, in equity or otherwise, to any Group Member or any Partner; provided such Unrestricted Person does not engage in such business or activity using confidential or proprietary information provided by or on behalf of the Partnership to such Unrestricted Person. None of any Group Member, any Limited Partner or any other Person shall have any rights by virtue of this Agreement, any Group Member Agreement, or the partnership relationship established hereby in any business ventures of any Unrestricted Person.
(c)    Subject to the terms of Sections 7.5(a) and (b) and the Right of First Offer Agreement, but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Unrestricted Person (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of any duty otherwise existing at law, in equity or otherwise, of the General Partner or any other Unrestricted Person for the Unrestricted Persons (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership and (iii) the Unrestricted Persons shall have no obligation hereunder or as a result of any duty otherwise existing at law, in equity or otherwise, to present business opportunities to the Partnership. Notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Unrestricted Person (including the General Partner). No Unrestricted Person (including the General Partner) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Partnership, shall have any duty to communicate or offer such opportunity to the Partnership, and such Unrestricted Person (including the General Partner) shall not be liable to the Partnership, to any Limited Partner or any other Person bound by this Agreement for breach of any duty otherwise existing at law, in equity or otherwise, by reason of the fact that such Unrestricted Person (including the General Partner) pursues or acquires for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Partnership, provided such Unrestricted Person does not engage in such business or activity using confidential or proprietary information provided by or on behalf of the Partnership to such Unrestricted Person.
(d)    The General Partner and each of its Affiliates may acquire Units or other Partnership Interests and, except as otherwise provided in this Agreement, shall be entitled to exercise, at their option, all rights relating to all Units and/or other Partnership Interests acquired by them. The term “Affiliates” when used in this Section 7.5(d) with respect to the General Partner shall not include any Group Member.
Section 7.6    Loans from the General Partner; Loans or Contributions from the Partnership or Group Members.
(a)    The General Partner or any of its Affiliates may lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired

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by the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may charge the borrowing party interest at prevailing rates (including prevailing origination fees) that would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm’s-length basis (without reference to the lending party’s financial abilities or guarantees), all as determined by the General Partner. The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.6(a) and Section 7.6(b), the term “Group Member” shall include any Affiliate of a Group Member that is controlled by the Group Member.
(b)    The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions determined by the General Partner. No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member); provided, however, that Cash Sweep Withdrawals shall not be subject to this Section 7.6(b).
(c)    No borrowing by any Group Member or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty or any other obligation of any type whatsoever, expressed or implied, of the General Partner or its Affiliates to the Partnership or the Limited Partners existing hereunder, or existing at law, in equity or otherwise by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to enable distributions to the General Partner or its Affiliates (including in their capacities as Limited Partners) to exceed the General Partner’s or its Affiliates’ Percentage Interest of the total amount distributed to all Limited Partners.
Section 7.7    Indemnification.
(a)    To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or omitting or refraining to act) in such capacity on behalf of or for the benefit of the Partnership; provided, that the Indemnitee shall not be indemnified and held harmless pursuant to this Agreement if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful; provided, further, no indemnification pursuant to this Section 7.7 shall be available to any Indemnitee (other than a Group Member) with respect to any such Affiliate’s obligations pursuant to the Transaction Documents. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.
(b)    To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee is not entitled

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to be indemnified upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 7.7.
(c)    The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under this Agreement, any other agreement, including the Management Services Agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.
(d)    The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.
(e)    For purposes of this Section 7.7: (i) the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and (iii) action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.
(f)    In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.
(g)    An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
(h)    The provisions of this Section 7.7 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.
(i)    No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

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Section 7.8    Liability of Indemnitees.
(a)    Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, or any other Persons who have acquired interests in the Partnership Interests, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.
(b)    The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.
(c)    To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement.
(d)    Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
Section 7.9    Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.
(a)    Unless otherwise expressly provided in this Agreement or any Group Member Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, any Group Member or any Partner, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) approved by the vote of a majority of the Outstanding Common Units (excluding Common Units and Special Voting Units owned by the General Partner and its Affiliates but including the Series A Preferred Units as provided in Section 5.8(b)(iii)(A)), (iii) determined by the Board of Directors of the General Partner to be on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iv) determined by the Board of Directors of the General Partner to be fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval or Unitholder approval of such resolution, and the General Partner may also adopt a resolution or course of action that has not received Special Approval or Unitholder approval. Unless otherwise expressly provided in this Agreement or any Group Member Agreement, whenever the General Partner makes a determination to refer or not to refer any potential conflict of interest to the Conflicts Committee for Special Approval or to seek or not to seek

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Unitholder approval, then the General Partner shall be entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any duty or obligation whatsoever to the Partnership or any Limited Partner, and the General Partner shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity, and the General Partner in making such determination or taking or declining to take such other action shall be permitted to do so in its sole and absolute discretion. If Special Approval is sought, then it shall be presumed that, in making its decision, the Conflicts Committee acted in good faith, and if the Board of Directors of the General Partner determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) above, then it shall be presumed that, in making its decision, the Board of Directors of the General Partner acted in good faith. In any proceeding brought by any Limited Partner or by or on behalf of such Limited Partner or any other Limited Partner or the Partnership challenging any action by the Conflicts Committee with respect to any matter referred to the Conflicts Committee for Special Approval by the General Partner, any action by the Board of Directors of the General Partner in determining whether the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) above, the Person bringing or prosecuting such proceeding shall have the burden of overcoming the presumption that the Conflicts Committee or the Board of Directors of the General Partner, as applicable, acted in good faith; in all cases subject to the provisions for conclusive determination in Section 7.9(b). Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or equity, the existence of the conflicts of interest described in the IPO Registration Statement are hereby approved by all Partners and shall not constitute a breach of this Agreement.
(b)    Whenever the General Partner or the Board of Directors, or any committee thereof (including the Conflicts Committee), makes a determination or takes or declines to take any other action, or any Affiliate of the General Partner causes the General Partner to do so, in its capacity as the general partner of the Partnership as opposed to in its individual capacity, whether under this Agreement, any Group Member Agreement or any other agreement, then, unless another express standard is provided for in this Agreement, the General Partner, the Board of Directors or such committee or such Affiliates causing the General Partner to do so, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards (including fiduciary standards) imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. A determination or other action or inaction will conclusively be deemed to be in “good faith” for all purposes of this Agreement, if the Person or Persons making such determination or taking or declining to take such other action subjectively believe that the determination or other action or inaction is in the best interests of the Partnership Group; provided, that if the Board of Directors of the General Partner is making a determination or taking or declining to take an action pursuant to clause (iii) or clause (iv) of the first sentence of Section 7.9(a), then in lieu thereof, such determination or other action or inaction will conclusively be deemed to be in “good faith” for all purposes of this Agreement if the members of the Board of Directors of the General Partner making such determination or taking or declining to take such other action subjectively believe that the determination or other action or inaction meets the standard set forth in clause (iii) or clause (iv) of the first sentence of Section 7.9(a), as applicable.
(c)    Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its individual capacity as opposed to in its capacity as the general partner of the Partnership, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then the General Partner, or such Affiliates causing it to do so, are entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any duty or obligation whatsoever to the Partnership

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or any Limited Partner, and the General Partner, or such Affiliates causing it to do so, shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity, and the Person or Persons making such determination or taking or declining to take such other action shall be permitted to do so in their sole and absolute discretion. By way of illustration and not of limitation, whenever the phrase, “the General Partner at its option,” or some variation of that phrase, is used in this Agreement, it indicates that the General Partner is acting in its individual capacity. For the avoidance of doubt, whenever the General Partner votes or transfers its Partnership Interests, or refrains from voting or transferring its Partnership Interests, it shall be acting in its individual capacity.
(d)    The General Partner’s organizational documents may provide that determinations to take or decline to take any action in its individual, rather than representative, capacity may or shall be determined by its members, if the General Partner is a limited liability company, stockholders, if the General Partner is a corporation, or the members or stockholders of the General Partner’s general partner, if the General Partner is a partnership.
(e)    Notwithstanding anything to the contrary in this Agreement, the General Partner and its Affiliates shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the General Partner or any of its Affiliates to enter into such contracts shall be at its option.
(f)    Except as expressly set forth in this Agreement or required by the Delaware Act, neither the General Partner nor any other Indemnitee shall have any duties or liabilities, including fiduciary duties, to the Partnership or any Limited Partner and the provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of the General Partner or any other Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the General Partner or such other Indemnitee.
(g)    The Unitholders hereby authorize the General Partner, on behalf of the Partnership as a general partner or managing member of a Group Member, to approve actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.
Section 7.10    Other Matters Concerning the General Partner.
(a)    The General Partner and any other Indemnitee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.
(b)    The General Partner and any other Indemnitee may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner or such Indemnitee, respectively, reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

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(c)    The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership or any Group Member.
Section 7.11    Purchase or Sale of Partnership Interests. The General Partner may cause the Partnership to purchase or otherwise acquire Partnership Interests or Derivative Partnership Interests. As long as Partnership Interests are held by any Group Member, such Partnership Interests shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Interests for its own account, subject to the provisions of Articles IV and X.
Section 7.12    Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person (other than the General Partner and its Affiliates) dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person (other than the General Partner and its Affiliates) dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.
ARTICLE VIII
BOOKS, RECORDS, ACCOUNTING AND REPORTS
Section 8.1    Records and Accounting. The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including the Register and all other books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.3(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the Register, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP. The Partnership shall not be required to keep books maintained on a cash basis and the General Partner shall be permitted to calculate cash-based measures by making such adjustments to its accrual basis books to account for non-cash items and other adjustments as the General Partner determines to be necessary or appropriate.

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Section 8.2    Fiscal Year. The fiscal year of the Partnership shall be a fiscal year ending December 31.
Section 8.3    Reports.
(a)    Whether or not the Partnership is subject to the requirement to file reports with the Commission, as soon as practicable, but in no event later than 105 days after the close of each fiscal year of the Partnership (or such shorter period as required by the Commission), the General Partner shall cause to be mailed or made available, by any reasonable means (including posting on or accessible through the Partnership’s or the Commission’s website) to each Record Holder of a Unit as of a date selected by the General Partner, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner, and such other information as may be required by applicable law, regulation or rule of the Commission or any National Securities Exchange on which the Units are listed or admitted to trading, or as the General Partner determines to be necessary or appropriate.
(b)    Whether or not the Partnership is subject to the requirement to file reports with the Commission, as soon as practicable, but in no event later than 50 days after the close of each Quarter (or such shorter period as required by the Commission) except the last Quarter of each fiscal year, the General Partner shall cause to be mailed or made available, by any reasonable means (including posting on or accessible through the Partnership’s or the Commission’s website) to each Record Holder of a Unit, as of a date selected by the General Partner, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of the Commission or any National Securities Exchange on which the Units are listed or admitted to trading, or as the General Partner determines to be necessary or appropriate.
ARTICLE IX
TAX MATTERS
Section 9.1    Tax Characterizations, Elections and Information.
(a)    The Partnership is authorized and has elected to be treated as an association taxable as a corporation for U.S. federal income tax purposes.
(b)    The General Partner shall determine whether the Partnership shall make any other tax elections permitted by the Code or state, local or foreign tax law.
(c)    The tax information reasonably required by Record Holders for U.S. federal income tax reporting purposes shall be furnished to Record Holders on or before the date required under the Code and Treasury Regulations thereunder.
Section 9.2    Withholding. Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that may be required to cause the Partnership and other Group Members to comply with any withholding requirements established under the Code or any other federal, state or local law including pursuant to Sections 1441, 1442, 1445, 1471 and 1472 of the Code, or established under any foreign law. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner, the General Partner may treat the amount withheld as a distribution of cash pursuant to Section 6.1 in the amount of such withholding from such Partner.

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ARTICLE X
ADMISSION OF PARTNERS
Section 10.1    Admission of Limited Partners.
(a)    Upon the issuance by the Partnership of Special Voting Units to NEE Equity on the Closing Date, NEE Equity became, by acceptance of the Special Voting Units, and upon becoming the Record Holder of such Special Voting Units, was admitted to the Partnership as an Initial Limited Partner in respect of the Special Voting Units issued to it.
(b)    Upon the issuance by the Partnership of Common Units to the IPO Underwriters on the Closing Date, such Persons became, by acceptance of such Partnership Interests, and upon becoming the Record Holders of such Partnership Interests, were admitted to the Partnership as Initial Limited Partners in respect of the Common Units issued to them and are bound by this Agreement, all with or without execution of this Agreement by such Persons.
(c)    Upon the issuance by the Partnership of the Series A Preferred Units to the Series A Purchasers pursuant to the Series A Purchase Agreement, such Persons shall, by acceptance of such Partnership Interest, and upon becoming the Record Holder of such Partnership Interest, be admitted to the Partnership as Limited Partners in respect of the Series A Preferred Units issued to them and be bound by this Agreement, all with or without execution of this Agreement by such Persons.
(d)    By acceptance of any Limited Partner Interests transferred in accordance with Article IV or acceptance of any Limited Partner Interests issued pursuant to Article V or pursuant to a merger, consolidation or conversion pursuant to Article XIV, each transferee of, or other such Person acquiring, a Limited Partner Interest (including any nominee, agent or representative acquiring such Limited Partner Interests for the account of another Person or Group, which nominee, agent or representative shall be subject to Section 10.1(e) below) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred or issued to such Person when such Person becomes the Record Holder of the Limited Partner Interests so transferred or acquired, (ii) shall become bound, and shall be deemed to have agreed to be bound, by the terms of this Agreement, (iii) shall be deemed to represent that the transferee or acquirer has the capacity, power and authority to enter into this Agreement and (iv) shall be deemed to make any consents, acknowledgements or waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement. A Person may become a Limited Partner without the consent or approval of any of the Partners. A Person may not become a Limited Partner without acquiring a Limited Partner Interest and becoming the Record Holder of such Limited Partner Interest.
(e)    With respect to Units that are held for a Person’s account by another Person that is the Record Holder (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), such Record Holder shall, in exercising the rights of a Limited Partner in respect of such Units, including the right to vote, on any matter, and unless the arrangement between such Persons provides otherwise, take all action as a Limited Partner by virtue of being the Record Holder of such Units in accordance with the direction of the Person who is the beneficial owner of such Units, and the Partnership shall be entitled to assume such Record Holder is so acting without further inquiry. The provisions of this Section 10.1(e) are subject to the provisions of Section 4.3.

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(f)    The name and mailing address of each Record Holder shall be listed in the Register. The General Partner shall update the Register from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).
(g)    Any transfer of a Limited Partner Interest shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Limited Partner pursuant to Section 10.1(b).
Section 10.2    Admission of Successor General Partner. A successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the General Partner Interest pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner, pursuant to Section 11.1 or 11.2 or the transfer of the General Partner Interest pursuant to Section 4.6, provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor is hereby authorized to and shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.
Section 10.3    Amendment of Agreement and Certificate of Limited Partnership. To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary or appropriate under the Delaware Act to amend the Register and any other records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership.
ARTICLE XI
WITHDRAWAL OR REMOVAL OF PARTNERS
Section 11.1    Withdrawal of the General Partner.
(a)    The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”);
(i)    The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners pursuant to Section 11.1(b);
(ii)    The General Partner transfers all of its General Partner Interest pursuant to Section 4.6;
(iii)    The General Partner is removed pursuant to Section 11.2;
(iv)    The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a

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trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;
(v)    A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or
(vi)    (A) if the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) if the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) if the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) if the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise upon the termination of the General Partner.
If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.
(b)    Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) in respect of the Event of Withdrawal specified in Section 11.1(a)(i), at any time during the period beginning on the Closing Date and ending at 12:00 midnight, Eastern Standard Time, on June 30, 2024, the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners; provided, that prior to the effective date of such withdrawal, the withdrawal is approved by Unitholders holding at least a majority of the Outstanding Common Units (excluding Common Units and Special Voting Units held by the General Partner and its Affiliates but including the Series A Preferred Units as provided in Section 5.8(b)(iii)(A)) and the General Partner delivers to the Partnership an Opinion of Counsel (“Withdrawal Opinion of Counsel”) that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability under the Delaware Act of any Limited Partner; (ii) in respect of the Event of Withdrawal specified in Section 11.1(a)(i), at any time after 12:00 midnight, Eastern Standard Time, on June 30, 2024, the General Partner voluntarily withdraws by giving at least 90 days’ advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice; (iii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2; or (iv) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) own beneficially or of record or control at least 50% of the Outstanding Units. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, if any, to the extent applicable, of the other Group Members. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of a Unit Majority, may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.2.

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Section 11.2    Removal of the General Partner. The General Partner may be removed if such removal is approved by the Unitholders holding at least 66 2/3% of the Outstanding Units (including Units held by the General Partner and its Affiliates) voting as a single class. Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the holders of a Unit Majority. Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.2. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.2, automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. The right of the holders of Outstanding Units, voting together as a single class, to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.2.
Section 11.3    Interest of Departing General Partner and Successor General Partner.
(a)    In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the holders of Outstanding Units under circumstances where Cause does not exist, if the successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2, the Departing General Partner shall have the option, exercisable prior to the effective date of the withdrawal or removal of such Departing General Partner, to require its successor to purchase its General Partner Interest and its or its Affiliates’ general partner interest (or equivalent interest), if any, in the other Group Members (collectively, the “Combined Interest”) in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its withdrawal or removal. If the General Partner is removed by the Unitholders under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, and if a successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner), such successor shall have the option, exercisable prior to the effective date of the withdrawal or removal of such Departing General Partner (or, in the event the business of the Partnership is continued, prior to the date the business of the Partnership is continued), to purchase the Combined Interest for such fair market value of such Combined Interest. In either event, the Departing General Partner shall be entitled to receive all reimbursements due such Departing General Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing General Partner or its Affiliates (other than any Group Member) for the benefit of the Partnership or the other Group Members.
For purposes of this Section 11.3(a), the fair market value of the Combined Interest shall be determined by agreement between the Departing General Partner and its successor or, failing agreement within 30 days after the effective date of such Departing General Partner’s withdrawal or removal, by an independent investment banking firm or other independent expert that is selected by the Departing General Partner and its successor and that, in turn, may rely on other experts, and the determination by which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such withdrawal or removal, then the Departing General Partner shall designate an independent investment banking firm or other independent expert, the

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Departing General Partner’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest. In making its determination, such third independent investment banking firm or other independent expert may consider the then-current trading price of Units on any National Securities Exchange on which Units are then listed or admitted to trading, the value of the Partnership’s assets, the rights and obligations of the Departing General Partner, the value of the General Partner Interest and other factors it may deem relevant.
(b)    If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing General Partner (or its transferee) shall become a Limited Partner and its Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing General Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing General Partner (or its transferee) becomes a Limited Partner. For purposes of this Agreement, conversion of the Combined Interest of the Departing General Partner to Common Units will be characterized as if the Departing General Partner (or its transferee) contributed its Combined Interest to the Partnership in exchange for the newly issued Common Units.
(c)    If a successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner) and the option described in Section 11.3(a) is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the Partnership cash in the amount equal to the product of (x) the quotient obtained by dividing (A) the Adjusted Percentage Interest of the General Partner Interest of the Departing General Partner by (B) a percentage equal to 100% less the Adjusted Percentage Interest of the General Partner Interest of the Departing General Partner and (y) the Fair Market Value of the Partnership’s assets on such date, net of Liabilities.
(d)    In such event, such successor General Partner shall, subject to the following sentence, be entitled to its Adjusted Percentage Interest of all Partnership allocations and distributions to which the Departing General Partner was entitled. In addition, the successor General Partner shall cause this Agreement to be amended to reflect that, from and after the date of such successor General Partner’s admission, the successor General Partner’s interest in all Partnership distributions and allocations shall be its Adjusted Percentage Interest.
Section 11.4    Withdrawal of Limited Partners. No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner’s Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.
ARTICLE XII
DISSOLUTION AND LIQUIDATION
Section 12.1    Dissolution. The Partnership shall not be dissolved by the admission of additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1, Section 11.2 or Section 12.2, the Partnership shall not be dissolved and such

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successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:
(a)    an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and a Withdrawal Opinion of Counsel is received as provided in Section 11.1(b) or 11.2 and such successor is admitted to the Partnership pursuant to Section 10.2;
(b)    an election to dissolve the Partnership by the General Partner that is approved by the holders of a Unit Majority;
(c)    the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or
(d)    at any time there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Delaware Act.
Section 12.2    Continuation of the Business of the Partnership After Dissolution. Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing General Partner pursuant to Section 11.1 or Section 11.2, then, to the maximum extent permitted by law, within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v) or (vi), then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a Unit Majority may elect to continue the business of the Partnership on the same terms and conditions set forth in this Agreement by appointing as a successor General Partner a Person approved by the holders of a Unit Majority. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:
(i)    the Partnership shall continue without dissolution unless earlier dissolved in accordance with this Article XII;
(ii)    if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and
(iii)    the successor General Partner shall be admitted to the Partnership as General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement;
provided, that the right of the holders of a Unit Majority to approve a successor General Partner and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that the exercise of the right would not result in the loss of limited liability of any Limited Partner under the Delaware Act.
Section 12.3    Liquidator. Upon dissolution of the Partnership in accordance with the provisions of Article XII, the General Partner shall select one or more Persons to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of at least a majority of the Outstanding Common Units and Special Voting Units, voting together as a single class (including the Series A Preferred Units as provided in Section 5.8(b)(iii)(A)). The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders

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of at least a majority of the Outstanding Common Units and Special Voting Units, voting together as a single class (including the Series A Preferred Units as provided in Section 5.8(b)(iii)(A)). Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a majority of the Outstanding Common Units and Special Voting Units, voting together as a single class (including the Series A Preferred Units as provided in Section 5.8(b)(iii)(A)). The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.
Section 12.4    Liquidation. The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 17-804 of the Delaware Act and the following:
(a)    The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its Fair Market Value, net of Liabilities; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may defer liquidation or distribution of the Partnership’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s assets would be impractical or would cause undue loss to the Partners. The Liquidator may distribute the Partnership’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.
(b)    Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.
(c)    All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with the priorities for distributions set forth in Article VI, and such distribution shall be made by the end of such taxable period (or, if later, within 90 days after said date of such occurrence); provided, that, any cash in excess of that required to discharge liabilities as provided in Section 12.4(b), shall be distributed with respect to the Series A Preferred Units and Series A Senior Securities prior to any distribution of cash or cash equivalents with respect to the Series A Junior Securities. The amount of such distribution paid to the holders of Series A Preferred Units shall be the greater of (A) the Series A Liquidation Value and (B) the amount that holders of Series A Preferred Units would receive had they converted Series A Preferred Units into the number of Common Units determined by multiplying the number of Series A Preferred Units held by such holder by the Series A Conversion Rate immediately prior to the distribution (regardless of whether the Series A Preferred Units are then convertible).

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Section 12.5    Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.
Section 12.6    Return of Contributions. The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from assets of the Partnership.
Section 12.7    Waiver of Partition. To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.
ARTICLE XIII
AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE; VOTING
Section 13.1    Amendments to be Adopted Solely by the General Partner. Each Partner agrees that the General Partner, without the approval of any Partner, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:
(a)    a change in the name of the Partnership, the location of the principal office of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;
(b)    admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;
(c)     a change that the General Partner determines to be necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Operating Partnership and the Operating Partnership’s Subsidiaries will not be treated as associations taxable as corporations or otherwise taxed as entities for federal income tax purposes;
(d)     a change that the General Partner determines (i) does not adversely affect the Limited Partners considered as a whole or any particular class of Partnership Interests as compared to other classes of Partnership Interests in any material respect, (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Units (including the division of any class or classes of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed or admitted to trading, (iii) to be necessary or appropriate in connection with action taken by the General Partner pursuant to Section 5.6 or (iv) is required to effect the intent expressed in the IPO Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;
(e)     a change in the fiscal year or taxable year of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the fiscal year

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or taxable year of the Partnership including a change in the definition of “Quarter” and the dates on which distributions are to be made by the Partnership;
(f)    an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;
(g)    an amendment to lower the percentage thresholds set forth in clauses (a) and (b) of Section 13.13 to 10% that the General Partner determines to be necessary or appropriate to comply with Section 203 of the FPA or an act or order by FERC relating to any Group Member;
(h)    an amendment that the General Partner determines to be necessary or appropriate in connection with the authorization or issuance of any class or series of Partnership Interests pursuant to Section 5.4;
(i)    any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;
(j)    an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;
(k)    an amendment that the General Partner determines to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;
(l)    a merger, conveyance or conversion pursuant to Section 14.3(d); or
(m)    any other amendments substantially similar to the foregoing.
Section 13.2    Amendment Procedures. Amendments to this Agreement may be proposed only by the General Partner. To the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose or approve any amendment to this Agreement and may decline to do so free of any duty or obligation whatsoever to the Partnership, any Limited Partner or any other Person bound by this Agreement, and, in declining to propose or approve an amendment to this Agreement, to the fullest extent permitted by law shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity, and the General Partner in determining whether to propose or approve any amendment to this Agreement shall be permitted to do so in its sole and absolute discretion. An amendment to this Agreement shall be effective upon its approval by the General Partner and, except as otherwise provided by Section 13.1 or Section 13.3, the holders of a Unit Majority, unless a different percentage of Outstanding Units is required under this Agreement. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units or class of Limited Partners shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or class of Limited Partners or call a meeting of the Unitholders to consider and vote on such proposed amendment. The General Partner shall notify all Record Holders upon final adoption of any amendments. The General

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Partner shall be deemed to have notified all Record Holders as required by this Section 13.2 if it has posted or made accessible such amendment through the Partnership’s or the Commission’s website.
Section 13.3    Amendment Requirements.
(a)    Notwithstanding the provisions of Section 13.1 and Section 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units (including Units deemed owned by the General Partner) or class of Limited Partners required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of (i) in the case of any provision of this Agreement other than Section 11.2 or Section 13.4, reducing such percentage or (ii) in the case of Section 11.2 or Section 13.4, increasing such percentages, unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Common Units and Special Voting Units, voting together as a single class (including the Series A Preferred Units as provided in Section 5.8(b)(iii)(A)), whose aggregate Outstanding Common Units and Special Voting Units, voting together as a single class (including the Series A Preferred Units as provided in Section 5.8(b)(iii)(A)), constitute (x) in the case of a reduction as described in subclause (a)(i) hereof, not less than the voting requirement sought to be reduced, (y) in the case of an increase in the percentage in Section 11.2, not less than 90% of the Outstanding Units or (z) in the case of an increase in the percentage in Section 13.4, not less than a majority of the Outstanding Units.
(b)    Notwithstanding the provisions of Section 13.1 and Section 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c) or (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld at its option.
(c)    Except as provided in Section 14.3, and without limitation of the General Partner’s authority to adopt amendments to this Agreement without the approval of any Partner as contemplated in Section 13.1, any amendment (including by merger or otherwise) that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected. For the avoidance of doubt, any amendment (including by merger or otherwise) adversely affecting the distribution, liquidation or conversion rights (including in connection with a Series A Change of Control) of the Series A Preferred Unitholders or the ranking or seniority of the Series A Preferred Units in relation to any other class of Partnership Interests would require approval pursuant to the foregoing sentence; provided, that (i) for so long as (x) each Series A Purchase Agreement Purchaser (together with such Purchaser’s then-Affiliates) continues to be the Record Holder or beneficial owner of at least 25% of the Outstanding Series A Preferred Units, and (y) a Series A Purchaser Change of Control has not occurred with respect to any Series A Purchase Agreement Purchaser, any amendments that require approval under this sentence must be approved by Series A Preferred Unitholders holding at least 66 2/3% of the Outstanding Series A Preferred Units; and (ii) from and after such time as (x) any Series A Purchase Agreement Purchaser (together with such Purchaser’s then-Affiliates) ceases to be the Record Holder or beneficial owner of at least 25% of the Outstanding Series A Preferred Units, or (y) a Series A Purchaser Change of Control occurs with respect to any Series A Purchase Agreement Purchaser, any amendments that require approval under this sentence must be approved by holders of not less than a majority of the Outstanding Series A Preferred Unitholders (the vote required by clause (i) or (ii), as applicable, of the foregoing proviso, the “Series A Required Voting Percentage”). Without limiting the generality of the foregoing sentence, any amendment shall be deemed to have such a material adverse effect on the rights or preferences of the Series A Preferred Units if such amendment would:

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(i)    Reduce the Series A Distribution Amount, change the form of payment of distributions on the Series A Preferred Units, defer the date from which distributions on the Series A Preferred Units will accrue, cancel any accrued Series A Unpaid Distributions, or change the seniority rights of the Series A Preferred Unitholders as to the payment of distributions in relation to the holders of any other class or series of Partnership Interests;
(ii)    Reduce the amount payable or change the form of payment to the Record Holders of the Series A Preferred Units upon the voluntary or involuntary liquidation, dissolution or winding up of the Partnership, or change the seniority of the liquidation preferences of the Record Holders of the Series A Preferred Units in relation to the rights upon liquidation of the holders of any other class or series of Partnership Interests;
(iii)    Make the Series A Preferred Units redeemable or convertible at the option of the Partnership other than as set forth herein; or
(iv)    Adversely amend the provisions of Section 5.5(c), Section 5.8(b)(iii)(D) or Section 5.8(b)(x).
(d)    Notwithstanding any other provision of this Agreement, any amendment to the provisions relating to the IDR Fee contained in the Management Services Agreement that would materially amend, alter, supplement or replace the provisions relating to the IDR Fee or would otherwise materially adversely affect the holders of the Common Units shall be approved by holders of a Unit Majority.
(e)    Notwithstanding any other provision of this Agreement, prior to the approval by the Partnership, as a holder of OpCo Common Units, of (i) any amendment of the OpCo Partnership Agreement that requires approval by holders of a “Unit Majority” (as defined therein), such amendment shall also be approved by holders of a Unit Majority hereunder, (ii) any amendment of the OpCo Partnership Agreement that requires approval by holders of at least 90% of the OpCo Common Units, such amendment shall also be approved by holders of at least 90% of the Outstanding Units hereunder.
(f)    Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Units unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under applicable partnership law of the state under whose laws the Partnership is organized.
(g)    Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units; provided that clauses (d) and (e)(i) of this Section 13.3 may be amended with the approval of the holders of a Unit Majority.
Section 13.4    Special Meetings. All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed. Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the specific purposes for which the special meeting is to be called and the class or classes of Units for which the meeting is proposed. No business may be brought by any Limited Partner before such special meeting except the business listed in the related request. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements

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governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly. A meeting shall be held at a time and place determined by the General Partner on a date not less than 10 days nor more than 60 days after the time notice of the meeting is given as provided in Section 16.1. Limited Partners shall not be permitted to vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business. If any such vote were to take place, it shall be deemed null and void to the extent necessary so as not to jeopardize the Limited Partners’ limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.
Section 13.5    Notice of a Meeting. Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 16.1.
Section 13.6    Record Date. For purposes of determining the Limited Partners who are Record Holders of the class or classes of Limited Partner Interests entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11, the General Partner shall set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading or U.S. federal securities laws, in which case the rule, regulation, guideline or requirement of such National Securities Exchange or U.S. federal securities laws shall govern) or (b) in the event that approvals are sought without a meeting, the date by which such Limited Partners are requested in writing by the General Partner to give such approvals.
Section 13.7    Postponement and Adjournment. Prior to the date upon which any meeting of Limited Partners is to be held, the General Partner may postpone such meeting one or more times for any reason by giving notice to each Limited Partner entitled to vote at the meeting so postponed of the place, date and hour at which such meeting would be held. Such notice shall be given not fewer than two days before the date of such meeting and otherwise in accordance with this Article XIII. When a meeting is postponed, a new Record Date need not be fixed unless the aggregate amount of such postponement shall be for more than 45 days after the original meeting date. Any meeting of Limited Partners may be adjourned by the General Partner one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval. No vote of the Limited Partners shall be required for any adjournment. A meeting of Limited Partners may be adjourned by the General Partner as to one or more proposals regardless of whether action has been taken on other matters. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII. At any adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting.
Section 13.8    Waiver of Notice; Approval of Meeting. The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after call and notice in accordance with Sections 13.4 and 13.5, if a quorum is present either in person or by proxy. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or

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convened; and except that attendance at a meeting is not a waiver of any right to disapprove of any matters submitted for consideration or to object to the failure to submit for consideration any matters required to be included in the notice of the meeting, but not so included, if such objection is expressly made at the beginning of the meeting.
Section 13.9    Quorum and Voting. The presence, in person or by proxy, of holders of a majority of the Outstanding Units of the class or classes for which a meeting has been called (including Outstanding Units deemed owned by the General Partner and its Affiliates) shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by holders of a different percentage of such Units, in which case the quorum shall be such different percentage. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote at such meeting shall be deemed to constitute the act of all Limited Partners, unless a different percentage or class vote is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Units that in the aggregate represent at least such different percentage or the act of the Limited Partners holding the requisite percentage of the necessary class shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the exit of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units or class of Limited Partners specified in this Agreement.
Section 13.10    Conduct of a Meeting. The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the submission and revocation of approvals in writing.
Section 13.11    Action Without a Meeting. If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Units (including Units deemed owned by the General Partner and its Affiliates) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Outstanding Units held by such Limited Partners, the Partnership shall be deemed to have failed to

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receive a ballot for the Outstanding Units that were not voted. If approval of the taking of any permitted action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) approvals sufficient to take the action proposed are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are first deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.
Section 13.12    Right to Vote and Related Matters.
(a)    Only those Record Holders of the Outstanding Units on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of “Outstanding”) shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.
(b)    With respect to Units that are held for a Person’s account by another Person that is the Record Holder (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), such Record Holder shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and in accordance with the direction of, the Person who is the beneficial owner of such Units, and the Partnership shall be entitled to assume such Record Holder is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.
Section 13.13    Restricted Transactions and Reductions in Voting Power.
(a)    If any Person (other than the General Partner and its Affiliates) shall purchase or otherwise acquire Common Units in an amount that would result in such Person, together with any related Group, owning, controlling and/or holding with power to vote 10% or more of then Outstanding Limited Partner Interests such transaction shall be deemed a “Restricted Transaction.”
(i)    The entire amount of Limited Partner Interests held by a Person and any related Group that has engaged in a Restricted Transaction shall not be entitled to vote on any matter.
(ii)    To the extent any holder of Limited Partner Interests together with any related Group (other than the General Partner and its Affiliate) is able in the aggregate to exercise 10% or more of the voting power of the Outstanding Limited Partner Interests as the result of the reduction in voting power imposed pursuant to clause (i) or as the result of proportional voting pursuant to this clause (ii), such holder (together with any such Group) shall only be entitled to vote less than 10% of the voting power of the Outstanding Limited Partner Interests and the incremental voting power above this amount shall be voted proportionally with all other votes of the same class of Limited Partner Interests.
(b)    The reduction in voting power pursuant to subsections (a)(i) or (a)(ii) of this Section 13.13 shall not apply to (i) any Person or Group who acquired 10% or more of the Outstanding Partnership

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Interests of any class then Outstanding directly from the General Partner or its Affiliates (other than the Partnership), (ii) any Person or Group who acquired 10% or more of the Outstanding Partnership Interests of any class then Outstanding directly or indirectly from a Person or Group described in clause (i) provided that, upon or prior to such acquisition, the General Partner shall have notified such Person or Group in writing that such limitation shall not apply, or (iii) any Person or Group who acquired 10% or more of any Partnership Interests issued by the Partnership with the prior approval of the Board of Directors of the General Partner.
(c)    The 10% threshold set forth in subsections (a) and (b) of this Section 13.13 shall automatically increase to 20% upon approval by FERC of the FERC Application without material restriction or condition, subject to Section 13.1(g).
Section 13.14    Special Voting Units. Each of the Partners and each other Person who may acquire Partnership Interests agrees that the holders of Special Voting Units shall be entitled to receive notice of, be included in any requisite quora for and participate in any and all approvals, votes or other actions of the Partners on an pro rata basis as, and treating such Persons for all purposes as if they are, Limited Partners holding Common Units, including any and all notices, quora, approvals, votes and other actions that may be taken pursuant to the requirements of the Delaware Act or any other applicable law, rule or regulation, except as otherwise explicitly provided hereunder. The affirmative vote of the holders of a majority of the voting power of all Special Voting Units voting separately as a class shall be required to alter, amend or repeal this Section 13.14 or to adopt any provision inconsistent therewith.
ARTICLE XIV
MERGER, CONSOLIDATION OR CONVERSION
Section 14.1    Authority. The Partnership may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)) or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written plan of merger or consolidation (“Merger Agreement”) or a written plan of conversion (“Plan of Conversion”), as the case may be, in accordance with this Article XIV.
Section 14.2    Procedure for Merger, Consolidation or Conversion.
(a)    Merger, consolidation or conversion of the Partnership pursuant to this Article XIV requires the prior consent of the General Partner; provided, however, that, to the fullest extent permitted by law, the General Partner shall have no duty or obligation to consent to any merger, consolidation or conversion of the Partnership and may decline to do so free of any duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to consent to a merger, consolidation or conversion, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity, and the General Partner in determining whether to consent to any merger, consolidation or conversion of the Partnership shall be permitted to do so in its sole and absolute discretion.
(b)    If the General Partner shall determine to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:
(i)    name and state of domicile of each of the business entities proposing to merge or consolidate;

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(ii)    the name and state of domicile of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);
(iii)    the terms and conditions of the proposed merger or consolidation;
(iv)    the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (A) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights; and (B) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;
(v)    a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;
(vi)    the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of merger and stated therein); and
(vii)    such other provisions with respect to the proposed merger or consolidation that the General Partner determines to be necessary or appropriate.
(c)    If the General Partner shall determine to consent to the conversion, the General Partner shall approve the Plan of Conversion, which shall set forth:
(i)    the name of the converting entity and the converted entity;
(ii)     a statement that the Partnership is continuing its existence in the organizational form of the converted entity;
(iii)    a statement as to the type of entity that the converted entity is to be and the state or country under the laws of which the converted entity is to be incorporated, formed or organized;
(iv)    the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the converted entity;
(v)    in an attachment or exhibit, the certificate of limited partnership of the Partnership;

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(vi)    in an attachment or exhibit, the certificate of limited partnership, articles of incorporation, or other organizational documents of the converted entity;
(vii)    the effective time of the conversion, which may be the date of the filing of the articles of conversion or a later date specified in or determinable in accordance with the Plan of Conversion (provided, that if the effective time of the conversion is to be later than the date of the filing of such articles of conversion, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such articles of conversion and stated therein); and
(viii)    such other provisions with respect to the proposed conversion that the General Partner determines to be necessary or appropriate.
Section 14.3    Approval by Limited Partners. Except as provided in Section 14.3(d), the General Partner, upon its approval of the Merger Agreement or the Plan of Conversion, as the case may be, shall direct that the Merger Agreement or the Plan of Conversion, as applicable, be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement or the Plan of Conversion, as the case may be, shall be included in or enclosed with the notice of a special meeting or the written consent and, subject to any applicable requirements of Regulation 14A pursuant to the Exchange Act or successor provision, no other disclosure regarding the proposed merger, consolidation or conversion shall be required.
(a)    Except as provided in Section 14.3(d) and Section 14.3(e), the Merger Agreement or Plan of Conversion, as the case may be, shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority unless the Merger Agreement or Plan of Conversion, as the case may be, effects an amendment to any provision of this Agreement that, if contained in an amendment to this Agreement adopted pursuant to Article XIII, would require for its approval the vote or consent of a greater percentage of the Outstanding Units or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement or the Plan of Conversion, as the case may be.
(b)    Except as provided in Section 14.3(d) and Section 14.3(e), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger or articles of conversion pursuant to Section 14.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or Plan of Conversion, as the case may be.
(c)    Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to convert the Partnership or any Group Member into a new limited liability entity, to merge the Partnership or any Group Member into, or convey all of the Partnership’s assets to, another limited liability entity that shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Partnership or other Group Member if (i) the General Partner has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of limited liability under the laws of the jurisdiction governing the other limited liability entity (if that jurisdiction is not Delaware) of any Limited Partner as compared to its limited liability under the Delaware Act or cause the Operating Partnership or the Operating Partnership’s Subsidiaries to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such conversion, merger, or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the General

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Partner determines that the governing instruments of the new entity provide the Limited Partners and the General Partner with substantially the same rights and obligations as are herein contained.
(d)    Additionally, notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to merge or consolidate the Partnership with or into another limited liability entity if (i) the General Partner has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability of any Limited Partner under the laws of the jurisdiction governing the other limited liability entity (if that jurisdiction is not Delaware) as compared to its limited liability under the Delaware Act or cause the Operating Partnership or the Operating Partnership’s Subsidiaries to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the merger or consolidation would not result in an amendment to this Agreement, other than any amendments that could be adopted pursuant to Section 13.1, (iii) the Partnership is the Surviving Business Entity in such merger or consolidation, (iv) each Unit outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Unit of the Partnership after the effective date of the merger or consolidation, and (v) the number of Partnership Interests to be issued by the Partnership in such merger or consolidation does not exceed 20% of the Partnership Interests Outstanding immediately prior to the effective date of such merger or consolidation.
(e)    Pursuant to Section 17-211(g) of the Delaware Act, an agreement of merger or consolidation approved in accordance with this Article XIV may (i) effect any amendment to this Agreement or (ii) effect the adoption of a new partnership agreement for the Partnership if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.3 shall be effective at the effective time or date of the merger or consolidation.
Section 14.4    Certificate of Merger or Certificate of Conversion. Upon the required approval by the General Partner and the Unitholders of a Merger Agreement or the Plan of Conversion, as the case may be, a certificate of merger or certificate of conversion or other filing, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware or the appropriate filing office of any other jurisdiction, as applicable, in conformity with the requirements of the Delaware Act or other applicable law.
Section 14.5    Effect of Merger, Consolidation or Conversion.
(a)    At the effective time of the merger:
(i)    all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;
(ii)    the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;
(iii)    all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

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(iv)    all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.
(b)    At the effective time of the conversion:
(i)    the Partnership shall continue to exist, without interruption, but in the organizational form of the converted entity rather than in its prior organizational form;
(ii)    all rights, title, and interests to all real estate and other property owned by the Partnership shall continue to be owned by the converted entity in its new organizational form without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon;
(iii)    all liabilities and obligations of the Partnership shall continue to be liabilities and obligations of the converted entity in its new organizational form without impairment or diminution by reason of the conversion;
(iv)    all rights of creditors or other parties with respect to or against the prior interest holders or other owners of the Partnership in their capacities as such in existence as of the effective time of the conversion will continue in existence as to those liabilities and obligations and may be pursued by such creditors and obligees as if the conversion did not occur;
(v)    a proceeding pending by or against the Partnership or by or against any of Partners in their capacities as such may be continued by or against the converted entity in its new organizational form and by or against the prior partners without any need for substitution of parties; and
(vi)    the Partnership Interests that are to be converted into partnership interests, shares, evidences of ownership, or other securities in the converted entity as provided in the Plan of Conversion shall be so converted, and Partners shall be entitled only to the rights provided in the Plan of Conversion.
ARTICLE XV
RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS
Section 15.1    Right to Acquire Limited Partner Interests.
(a)    Notwithstanding any other provision of this Agreement other than Section 5.8(b)(vii), if at any time the General Partner and its Affiliates hold more than 80% of the total Limited Partner Interests of any class then Outstanding (and treating the Common Units and Special Voting Units as a single class of Limited Partner Interests), the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable at its option, to purchase all, but not less than all, of such Limited Partner Interests (other than the Series A Preferred Units, which are subject to Section 5.8(b)(vii)) of such class (and treating the Common Units and Special Voting Units as a single class of Limited Partner Interests) then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three Business Days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed.

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(b)    If the General Partner any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the applicable Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class (as of a Record Date selected by the General Partner), together with such information as may be required by law, rule or regulation, at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be filed and distributed as may be required by the Commission or any National Securities Exchange on which such Limited Partner Interests are listed. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests, upon surrender of Certificates representing such Limited Partner Interests, in the case of Limited Partner Interests evidenced by Certificates, or instructions agreeing to such redemption in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed. Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his address as reflected in the Register shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent or exchange agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate or redemption instructions shall not have been surrendered for purchase or provided, respectively, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Article IV, Article V, Article VI, and Article XII) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Limited Partner Interests, in the case of Limited Partner Interests evidenced by Certificates, or instructions agreeing to such redemption, and such Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, in the Register, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the Record Holder of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the Record Holder of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Article IV, Article V, Article VI and Article XII).
(c)    In the case of Limited Partner Interests evidenced by Certificates, at any time from and after the Purchase Date, a holder of an Outstanding Limited Partner Interest subject to purchase as provided in this Section 15.1 may surrender his Certificate evidencing such Limited Partner Interest to the Transfer Agent in exchange for payment of the amount described in Section 15.1(a), therefor, without interest thereon, in accordance with procedures set forth by the General Partner.
ARTICLE XVI
GENERAL PROVISIONS
Section 16.1    Addresses and Notices; Written Communications.

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(a)    Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner at the address described below. Except as otherwise provided herein, any notice, payment or report to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Interests at his address as shown in the Register, regardless of any claim of any Person who may have an interest in such Partnership Interests by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing in the Register is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3; provided that where a different notice address is provided herein, such notice shall be deemed given if received at such other address. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.
(b)    The terms “in writing,” “written communications,” “written notice” and words of similar import shall be deemed satisfied under this Agreement by use of e-mail and other forms of electronic communication.
(c)    Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
Section 16.2    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
Section 16.3    Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
Section 16.4    Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.
Section 16.5    Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.
Section 16.6    Third-Party Beneficiaries. Each Partner agrees that (a) any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee and (b) any Unrestricted

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Person shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Unrestricted Person.
Section 16.7    Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Limited Partner Interest, pursuant to Section 10.1(a), (b) or (c) without execution hereof.
Section 16.8    Applicable Law; Forum; Venue and Jurisdiction; Waiver of Trial by Jury.
(a)    This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.
(b)    Each of the Partners and each Person or Group holding any beneficial interest in the Partnership (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise):
(i)    irrevocably agrees that any claims, suits, actions or proceedings (A) arising out of or relating in any way to this Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of this Agreement or the duties, obligations or liabilities among Partners or of Partners to the Partnership, or the rights or powers of, or restrictions on, the Partners or the Partnership), (B) brought in a derivative manner on behalf of the Partnership, (C) asserting a claim of breach of a duty (including a fiduciary duty) owed by any director, officer, or other employee of the Partnership or the General Partner, or owed by the General Partner, to the Partnership or the Partners, (D) asserting a claim arising pursuant to any provision of the Delaware Act or (E) asserting a claim governed by the internal affairs doctrine shall be exclusively brought in the Court of Chancery of the State of Delaware, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims;
(ii)    irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in connection with any such claim, suit, action or proceeding;
(iii)    agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of the Court of Chancery of the State of Delaware or of any other court to which proceedings in the Court of Chancery of the State of Delaware may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper;
(iv)    expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; and
(v)    consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law.
Section 16.9    Invalidity of Provisions. If any provision or part of a provision of this Agreement is or becomes for any reason, invalid, illegal or unenforceable in any respect, the validity, legality and

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enforceability of the remaining provisions and/or parts thereof contained herein shall not be affected thereby and this Agreement shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions and/or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent possible.
Section 16.10    Consent of Partners. Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.
Section 16.11    Facsimile and Email Signatures. The use of facsimile signatures and signatures delivered by email in portable document (.pdf) or similar format affixed in the name and on behalf of the Transfer Agent of the Partnership on certificates representing Common Units is expressly permitted by this Agreement.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER: NextEra Energy Partners GP, Inc.

By:
Name:
Title:

Signature Page
Second Amended and Restate Agreement of Limited Partnership

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EXHIBIT A
to the Second Amended and Restated Agreement of
Limited Partnership of NextEra Energy Partners, LP
Certificate Evidencing Common Units
Representing Limited Partner Interests in
NextEra Energy Partners, LP
No. _________________________    Common Units _________________
In accordance with Section 4.1 of the First Amended and Restated Agreement of Limited Partnership of NextEra Energy Partners, LP, as amended, supplemented or restated from time to time (the “Partnership Agreement”), NextEra Energy Partners, LP, a Delaware limited partnership (the “Partnership”), hereby certifies that _______________ (the “Holder”) is the registered owner of Common Units representing limited partner interests in the Partnership (the “Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 700 Universe Boulevard, Juno Beach, Florida 33408. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.
THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF NEXTERA ENERGY PARTNERS, LP THAT THIS SECURITY MAY NOT BE TRANSFERRED IF SUCH TRANSFER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER OR (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF NEXTERA ENERGY PARTNERS, LP UNDER THE LAWS OF THE STATE OF DELAWARE. THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE PARTNERSHIP AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER AT THE PRINCIPAL OFFICE OF THE PARTNERSHIP. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.
The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, and (iii) made the waivers and given the consents and approvals contained in the Partnership Agreement.

Exhibit A - 1

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This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent. This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware

Dated:		NEXTERA ENERGY PARTNERS, LP

	By:	NextEra Energy Partners GP, Inc., its
General Partner

By:

By:

Countersigned and Registered by:
Computershare Trust Company, N.A.
as Transfer Agent and Registar

By:
Authorized Signature

Reverse of Certificate]
ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM-as tenants in common	UNIF GIFT TRANSFERS MIN ACT

TEN ENT-as tenants by the entireties	Custodian

	(Cust)	(Minor)
JT TEN-as joint tenants with right of survivorship under Uniform Gifts/Transfers to CD Minors Act (State) and not as tenants in common
Additional abbreviations, though not in the above list, may also be used.

Exhibit A - 2

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ASSIGNMENT OF COMMON UNITS OF
NEXTERA ENERGY PARTNERS, LP

FOR VALUE RECEIVED,	hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of assignee)	(Please insert Social Security or other identifying number of assignee)

________________ Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint ____________________ as its attorney-in-fact with full power of substitution to transfer the same on the books of NextEra Energy Partners, LP.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

(Signature)

(Signature)
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15
No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer.

Exhibit A - 3

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EXHIBIT B
to the Second Amended and Restated Agreement of
Limited Partnership of NextEra Energy Partners, LP
Certificate Evidencing Series A Preferred Units
Representing Limited Partner Interests in
NextEra Energy Partners, LP
No. _________________________ Series A Preferred Units _________________
In accordance with Section 4.1 of the Second Amended and Restated Agreement of Limited Partnership of NextEra Energy Partners, LP, as amended, supplemented or restated from time to time (the “Partnership Agreement”), NextEra Energy Partners, LP, a Delaware limited partnership (the “Partnership”), hereby certifies that _______________ (the “Holder”) is the registered owner of Series A Preferred Units representing limited partner interests in the Partnership (the “Series A Preferred Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed, subject to certain restrictions. The rights, preferences and limitations of the Series A Preferred Units are set forth in, and this Certificate and the Series A Preferred Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 700 Universe Boulevard, Juno Beach, Florida 33408. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.
THE SERIES A PREFERRED UNITS (ALSO REFERRED TO AS “THIS SECURITY”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SERIES A PREFERRED UNITS MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, NEXTERA ENERGY PARTNERS, LP HAS RECEIVED AN OPINION OF COUNSEL OR SUCH OTHER DOCUMENTATION SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.
THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF NEXTERA ENERGY PARTNERS, LP THAT THIS SECURITY MAY NOT BE TRANSFERRED IF SUCH TRANSFER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER; (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF NEXTERA ENERGY PARTNERS, LP UNDER THE LAWS OF THE STATE OF DELAWARE; OR (C) VIOLATE THE TRANSFER RESTRICTIONS TO WHICH THE SECURITIES ARE SUBJECT PURSUANT TO SECTIONS 5.8 AND 4.7 OF THE PARTNERSHIP AGREEMENT OR SECTION 5.4 OF THE SERIES A PREFERRED UNIT PURCHASE AGREEMENT DATED JUNE 20, 2017. THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE PARTNERSHIP AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER AT THE PRINCIPAL OFFICE OF THE PARTNERSHIP.
The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the

Exhibit B - 1

Active.21601985.20

Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, and (iii) made the waivers and given the consents and approvals contained in the Partnership Agreement.
This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent. This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

Dated:		NEXTERA ENERGY PARTNERS, LP

	By:	NextEra Energy Partners GP, Inc., its
General Partner

By:

By:

Countersigned and Registered by:
Computershare Trust Company, N.A.
as Transfer Agent and Registar

By:
Authorized Signature

Reverse of Certificate]
ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM-as tenants in common	UNIF GIFT TRANSFERS MIN ACT

TEN ENT-as tenants by the entireties	Custodian

	(Cust)	(Minor)
JT TEN-as joint tenants with right of survivorship under Uniform Gifts/Transfers to CD Minors Act (State) and not as tenants in common
Additional abbreviations, though not in the above list, may also be used.

Exhibit B - 2

Active.21601985.20

ASSIGNMENT OF SERIES A PREFERRED UNITS OF
NEXTERA ENERGY PARTNERS, LP

FOR VALUE RECEIVED,	hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of assignee)	(Please insert Social Security or other identifying number of assignee)

______________ Series A Preferred Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint _________________ as its attorney-in-fact with full power of substitution to transfer the same on the books of NextEra Energy Partners, LP.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

(Signature)

(Signature)
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15    .
No transfer of the Series A Preferred Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Series A Preferred Units to be transferred is surrendered for registration or transfer.

Exhibit B - 3

Active.21601985.20

EXHIBIT C
to the Second Amended and Restated Agreement of
Limited Partnership of NextEra Energy Partners, LP
Restrictions on Transfer of Series A Preferred Units
THE SERIES A PREFERRED UNITS (ALSO REFERRED TO AS “THIS SECURITY”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SERIES A PREFERRED UNITS MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, NEXTERA ENERGY PARTNERS, LP HAS RECEIVED AN OPINION OF COUNSEL OR SUCH OTHER DOCUMENTATION SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.
THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF NEXTERA ENERGY PARTNERS, LP THAT THIS SECURITY MAY NOT BE TRANSFERRED IF SUCH TRANSFER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER; (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF NEXTERA ENERGY PARTNERS, LP UNDER THE LAWS OF THE STATE OF DELAWARE; OR (C) VIOLATE THE TRANSFER RESTRICTIONS TO WHICH THE SECURITIES ARE SUBJECT PURSUANT TO SECTIONS 5.8 AND 4.7 OF THE PARTNERSHIP AGREEMENT OR SECTION 5.4 OF THE SERIES A PREFERRED UNIT PURCHASE AGREEMENT DATED JUNE 20, 2017. THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE PARTNERSHIP AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER AT THE PRINCIPAL OFFICE OF THE PARTNERSHIP.

Exhibit C - 1

Active.21601985.20

Exhibit C
Form of Registration Rights Agreement

See Attached

Active.21674869.11

Final Form
Form of Registration Rights Agreement

NEXTERA ENERGY PARTNERS, LP

AND

THE PURCHASERS NAMED ON SCHEDULE A

HERETO

____________________________________

REGISTRATION RIGHTS AGREEMENT

Dated [●], 2017

___________________________________

011958-1172-15614-Active.21674870.15

Schedule A	Purchaser Name: Notice and Contact Information

REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT, dated as of [●], 2017 (this “Agreement”), is entered into by and among NEXTERA ENERGY PARTNERS, LP, a Delaware limited partnership (the “Partnership”), and each of the Persons set forth on Schedule A hereto (the “Purchasers”).
WHEREAS, this Agreement is made in connection with the initial closing of the issuance and sale of the Series A Convertible Preferred Units (the date of such closing, the “Initial Closing Date”) pursuant to the Series A Preferred Unit Purchase Agreement, dated as of June 20, 2017, by and among the Partnership and the Purchasers (the “Purchase Agreement”); and
WHEREAS, the Partnership has agreed to provide the registration rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Purchase Agreement.
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01    Definitions. As used in this Agreement, the following terms have the meanings indicated:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” (including, with correlative meanings, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, (a) the Partnership, on the one hand, and any Purchaser, on the other, shall not be considered Affiliates and (b) any fund or account managed, advised or subadvised, directly or indirectly, by a Purchaser or its Affiliates, shall be considered an Affiliate of such Purchaser.
“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.
“Average VWAP” per Common Unit over a certain period shall mean the arithmetic average of the VWAP per Common Unit for each Trading Day in such period.
“BlackRock Purchaser” means Nasa A Holdings LP, a Delaware limited partnership.
“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or Florida are authorized or required by law or other governmental action to close.
“Closing Date” means the Initial Closing Date or a Subsequent Closing Date under the Purchase Agreement.
“Commission” means the United States Securities and Exchange Commission.

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“Common Units” means the common units representing limited partner interests in the Partnership and having the rights and obligations specified in the Partnership Agreement.
“Effective Date” means the date of effectiveness of any Registration Statement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
“Holder” means a record holder of any Registrable Securities.
“Holder Underwriter Registration Statement” has the meaning specified in Section 2.04(q).
“Included Registrable Securities” has the meaning specified in Section 2.02(a).
“Initial Closing Date” has the meaning set forth in the Recitals of this Agreement.
“Losses” has the meaning specified in Section 2.08(a).
“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.
“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act (or any successor to such Section) and any other securities exchange (whether or not registered with the Commission under Section 6(a) (or successor to such Section) of the Exchange Act) that the Partnership shall designate as a National Securities Exchange for purposes of this Agreement.
“Partnership” has the meaning set forth in the introductory paragraph of this Agreement.
“Partnership Agreement” has the meaning ascribed in the Purchase Agreement.
“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.
“Piggyback Notice” has the meaning specified in Section 2.02(a).
“Piggyback Opt-Out Notice” has the meaning specified in Section 2.02(a).
“Piggyback Registration” has the meaning specified in Section 2.02(a).
“Purchase Agreement” has the meaning set forth in the Recitals of this Agreement.
“Purchasers” has the meaning set forth in the introductory paragraph of this Agreement.
“Registrable Securities” means the Common Units issuable upon conversion of the Series A Preferred Units, all of which are subject to the rights provided herein until such time as such securities cease to be Registrable Securities pursuant to Section 1.02.
“Registration” means any registration pursuant to this Agreement, including pursuant to a Registration Statement or a Piggyback Registration.

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“Registration Expenses” has the meaning specified in Section 2.07(a).
“Registration Statement” means a registration statement filed with the Commission by the Partnership registering Registrable Securities pursuant to the terms of this Agreement.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
“Selling Expenses” has the meaning specified in Section 2.07(a).
“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Registration Statement.
“Selling Holder Indemnified Persons” has the meaning specified in Section 2.08(a).
“Series A Preferred Units” means the Series A Convertible Preferred Units representing limited partner interests in the Partnership and having the rights and obligations specified in the Partnership Agreement to be issued and sold to the Purchasers pursuant to the Purchase Agreement, including any PIK Units issued in connection therewith.
“Subsequent Closing Date” means a closing date for the purchase of Series A Preferred Units under the Purchase Agreement that occurs following the Initial Closing Date.
“Trading Day” means a day on which the principal National Securities Exchange on which the Common Units are listed or admitted to trading is open for the transaction of business or, if such Common Units are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.
“Underwriter” means, with respect to any Underwritten Offering, the underwriters of such Underwritten Offering.
“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Common Units are sold to an Underwriter on a firm commitment basis for reoffering to the public for cash or an offering that is a “bought deal” with one or more investment banks, in either case, in the sole discretion of the Partnership. For the avoidance of doubt, the term Underwritten Offering does not include at-the-market offerings.
“VWAP” per Common Unit on any Trading Day shall mean the per Common Unit volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “NEP <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the closing price of one Common Unit on such Trading Day as reported on the New York Stock Exchange’s website or the website of the National Securities Exchange upon which the Common Units are listed). If the VWAP cannot be calculated for the Common Units on a particular date on any of the foregoing bases, the VWAP of the Common Units on such date shall be the fair market value as determined in good faith by the Partnership in a commercially reasonable manner.
Section 1.02    Registrable Securities. Except as otherwise specifically provided herein, a Registrable Security will cease to be a Registrable Security under this Agreement upon the earliest to occur of the following: (a) when a registration statement covering such Registrable Security becomes or has been

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declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement, (b) when such Registrable Security has been disposed of (excluding transfers or assignments by a Holder to an Affiliate or to another Holder or any of its Affiliates or to any assignee or transferee to whom the rights under this Agreement have been transferred pursuant to Section 2.10) pursuant to any transaction exempt from registration pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act, (c) when such Registrable Security is held by the Partnership or one of its Affiliates, and (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.10. For the avoidance of doubt, (i) the provisions of this Section 1.02 do not modify the transfer restrictions applicable to the Holders under the Partnership Agreement and (ii) only a Holder that (A) is a named Purchaser under the Purchase Agreement or (B) is an Affiliate of a named Purchaser both (x) at the time any Registrable Securities are transferred to such Holder in compliance with the Purchase Agreement and the Partnership Agreement and (y) at the time of exercise of registration rights pursuant to Section 2.02 or Section 2.03 shall have any piggyback or demand registration rights under this Agreement.
ARTICLE II
REGISTRATION RIGHTS
Section 2.01    Shelf Registration. For the avoidance of doubt, Holder shall have no right, at any time, to require or cause the Partnership to prepare and file a registration statement under the Securities Act to permit the resale of the Registrable Securities from time to time as permitted by Rule 415 (or any similar provision adopted by the Commission then in effect) of the Securities Act.
Section 2.02    Piggyback Registration.
(a)    Participation. If at any time on or after January 1, 2019 and except in connection with the exercise of a demand registration pursuant to Section 2.03 prior to December 31, 2023, the Partnership proposes to file a Registration Statement related to an Underwritten Offering, including pursuant to Section 2.03, then the Partnership shall give not less than four Business Days’ notice (including notification by electronic mail) (the “Piggyback Notice”) of such proposed Underwritten Offering to the BlackRock Purchaser and such Piggyback Notice shall offer the BlackRock Purchaser (on behalf of itself and as representative of the other Holders ) the opportunity to include in such Underwritten Offering up to one-third (including the securities being registered pursuant to Section 2.03) of aggregate number of Registrable Securities outstanding as of the latest Closing Date (or such larger number of Registrable Securities to the extent consented to by the Partnership in its sole and absolute discretion) (the “Included Registrable Securities”), as the BlackRock Purchaser may request in writing (a “Piggyback Registration”); provided, however, that the Partnership shall not be required to offer such opportunity (A) if the BlackRock Purchaser, together with the other Holders, do not offer a minimum of $50 million of Registrable Securities, in the aggregate (determined by multiplying the number of Common Unit Registrable Securities owned by the Average VWAP for the 10 Trading Days preceding the date of such notice) or (B) if the Partnership has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the BlackRock Purchaser and such Holders will have an adverse effect on the price, timing or distribution of the Common Units in such Underwritten Offering, in which case the amount of Registrable Securities to be offered for the accounts of the BlackRock Purchaser and all other Holders shall be determined based on the provisions of Section 2.02(b). Each Piggyback Notice shall be provided to the BlackRock Purchaser on a Business Day pursuant to Section 3.01 and receipt of such notice shall be confirmed and kept confidential by the BlackRock Purchaser and the Holders (and neither the BlackRock Purchaser nor any other Holder receiving such notice shall purchase or sell Common Units) (provided that any Holder may provide such notice to its personnel, advisors and other representatives on a confidential basis) until either (x) such proposed

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Underwritten Offering has been publicly announced by the Partnership or (y) the BlackRock Purchaser has received notice from the Partnership that such proposed Underwritten Offering has been abandoned, which the Partnership shall provide to the BlackRock Purchaser reasonably promptly after the final decision to abandon a proposed Underwritten Offering has been made. The BlackRock Purchaser will have two Business Days (or one Business Days in connection with any overnight or bought Underwritten Offering) after such Piggyback Notice has been delivered to request in writing (on behalf of itself and/or the Holders) to the Partnership for the inclusion of Registrable Securities in the Underwritten Offering. If no request for inclusion from the BlackRock Purchaser is received by the Partnership within the specified time, neither the BlackRock Purchaser nor any Holder shall have any further right to participate in such Underwritten Offering. If, at any time after giving written notice of the Partnership’s intention to undertake an Underwritten Offering and prior to the pricing of such Underwritten Offering, such Underwritten Offering is terminated or delayed pursuant to the provisions of this Agreement, the Partnership may, at its election, give written notice of such determination to the BlackRock Purchaser (on behalf of itself and/or the Holders) and, (1) in the case of a termination of such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (2) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. The BlackRock Purchaser (on behalf of itself or any Selling Holder) shall have the right to withdraw the request for inclusion of such Registrable Securities, in whole or in part (subject to the other provisions of this Agreement) in such Underwritten Offering by giving written notice to the Partnership of such withdrawal at least two Business Days prior to the time of pricing of such Underwritten Offering. The BlackRock Purchaser may deliver written notice (a “Piggyback Opt-Out Notice”) to the Partnership requesting that the BlackRock Purchaser not receive notice from the Partnership of any proposed Underwritten Offering; provided, however, that the BlackRock Purchaser may later revoke any such Piggyback Opt-Out Notice in writing. Following receipt of a Piggyback Opt-Out Notice (unless subsequently revoked), the Partnership shall not be required to deliver any notice to the BlackRock Purchaser pursuant to this Section 2.02(a) and the BlackRock Purchaser and the Holders shall no longer be entitled to participate in Underwritten Offerings pursuant to this Section 2.02(a), unless such Piggyback Opt-Out Notice is subsequently revoked by the BlackRock Purchaser. The BlackRock Purchaser shall have the right (on behalf of itself and the other Holders) to exercise the piggyback registration rights set forth in this Section 2.02 up to three times, but not more frequently than once in any twelve-month period; provided, however, if the number of Included Registrable Securities included in the Underwritten Offering is reduced by 50% or more, the BlackRock Purchaser (on behalf of itself and the other Holders ) will have the right to withdraw from such Underwritten Offering by delivering written notice to the Partnership at least two Business Days prior to the time of pricing of such Underwritten Offering, and such exercise of piggyback registration rights will not decrease the number of piggyback registrations that the BlackRock Purchaser shall have the right to request under this Section 2.02(a).
(b)    Priority of Piggyback Registration. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering advise the Partnership that the total amount of Registrable Securities that Holders intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Partnership shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advise the Partnership can be sold without having such adverse effect, with such number to be allocated (i) first, to the Common Units proposed to be included in such Underwritten Offering prior to the delivery by the Partnership of the Piggyback Notice hereunder, unless such Underwritten Offering is undertaken pursuant to the exercise of a Holder’s rights under Section 2.03 below, in which case the allocation between all participating Holders shall be determined as if all such Holders were exercising piggyback registration rights in the following clause, and (ii) second, pro rata among the Persons who are exercising piggyback registration rights related to such Underwritten Offering (based,

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for each such Holder, on the percentage derived by dividing (x) the number of Common Units proposed to be sold by such Holder in such Underwritten Offering by (y) the aggregate number of Common Units proposed to be sold by all Holders and by any other Persons exercising pari passu piggyback registration rights in such Underwritten Offering).
Section 2.03    Underwritten Offerings.
(a)    Purchaser Demand Rights. On or after January 1, 2021 and prior to December 31, 2025, the BlackRock Purchaser (on behalf of itself and any other Holders) shall have the right to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering if the BlackRock Purchaser reasonably expects (for itself and/or any other Holders) (i) gross proceeds of at least $100 million from such Underwritten Offering or (ii) gross proceeds of at least $50 million from such Underwritten Offering and such Registrable Securities represent 100% of the then-outstanding Registrable Securities held by the BlackRock Purchaser and any applicable Selling Holder. The BlackRock Purchaser (on behalf of itself and any other Holders) shall exercise its demand registration right by delivering a written notice to the Partnership specifying that (x) it is exercising a demand registration right, (y) the name of each Selling Holder, and (z) the amount of Registrable Securities to be included in the Underwritten Offering. Promptly upon receipt of the written notice, the Partnership shall enter into an underwriting agreement in a form that is customary in Underwritten Offerings of securities by the Partnership with the Managing Underwriter or Underwriters selected by the Partnership, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08, and shall take all such other reasonable actions as are requested by the Managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Registrable Securities; provided, however, the BlackRock Purchaser shall have the right (on behalf of itself and the other Holders) to exercise the demand registration rights set forth in this Section 2.03 not more than three times (and not more frequently than once in any twelve-month period), and only in the event that either the Partnership has not conducted an Underwritten Offering of Common Units in the preceding twelve-month period in which the BlackRock Purchaser (on behalf of itself or other Holders) was eligible to exercise piggyback registration rights pursuant to Section 2.02 or, if the Partnership has conducted such an Underwritten Offering, the BlackRock Purchaser (on behalf of itself or other Holders) has been reduced in the amount of Registerable Securities included in such offering pursuant to Section 2.02(b) by 25% or more of the Included Registrable Securities; provided, further, the aggregate amount of Registerable Securities that may be included in an Underwritten Offering pursuant to a demand registration right exercised pursuant to this Section 2.03 shall not exceed one-third of aggregate number of Registrable Securities outstanding as of the latest Closing Date (or such larger number of Registrable Securities to the extent consented to by the Partnership in its sole and absolute discretion); provided, further, that if the Partnership or any of their respective Affiliates (A) is conducting or actively pursuing a merger, acquisition or disposition transaction with a third party, (B) is conducting or actively pursuing a securities offering of the Partnership’s Common Units with anticipated gross offering proceeds of at least $100 million (other than in connection with any at-the-market offering or similar continuous offering program), or (C) is in possession of material nonpublic information affecting the Common Units that the Partnership has determined, in the best interests of the Partnership, should not be publicly disclosed at that time, then the Partnership may suspend the BlackRock Purchaser’s right to require the Partnership to conduct an Underwritten Offering on the BlackRock Purchaser’s and such Selling Holder’s behalf pursuant to this Section 2.03; provided, however, that the Partnership may only suspend such demand registration right to require the Partnership to conduct an Underwritten Offering pursuant to this Section 2.03 once in any six-month period and in no event for a period that exceeds an aggregate of 90 days in any 180-day period or 120 days in any 365-day period.

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(b)    General Procedures. In connection with any Underwritten Offering contemplated by Section 2.02 or Section 2.03(a), the underwriting agreement into which each Selling Holder and the Partnership shall enter shall contain such representations, covenants, indemnities (subject to Section 2.08) and other rights and obligations as are customary in Underwritten Offerings of securities by the Partnership. No Selling Holder shall be required to make any representations or warranties to or agreements with the Partnership or the Underwriters, other than representations, warranties or agreements regarding such Selling Holder’s authority to enter into such underwriting agreement and to sell Registerable Securities pursuant thereto, its ownership of the securities being registered on its behalf, its intended method of distribution and any other representation regarding matters required by law. Subject to the other provisions of this Agreement, the terms of each Underwritten Offering shall be approved or disapproved in the sole reasonable discretion of the Partnership; provided, however, in an Underwritten Offering undertaken pursuant to Section 2.03, underwriting discounts and commissions shall be approved by the BlackRock Purchaser; provided, further, the Partnership and the BlackRock Purchaser shall use commercially reasonable efforts to cooperate and coordinate relating to the terms of an Underwritten Offering, including indicative pricing ranges, at all times following the time a notice of exercise a demand registration right is given pursuant to Section 2.03. If any Selling Holder disapproves of the terms of an Underwritten Offering contemplated by this Section 2.03, the BlackRock Purchaser may (on behalf of such Selling Holder) withdraw such Selling Holder’s Registerable Securities from such Underwritten Offering by written notice to the Partnership and the Managing Underwriter; provided, however, that, to be effective, such withdrawal must be made at least two Business Days prior to the time of pricing of such Underwritten Offering; provided, further, that in the event the Managing Underwriter or Underwriters of any proposed Underwritten Offering advise the Partnership that the total amount of Common Units that Holders intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Registrable Securities offered or the market for the Common Units, and the amount of Registrable Securities requested to be included in such Underwritten Offering pursuant to Section 2.03(a) is reduced by 50% or more, the BlackRock Purchaser (on behalf of itself and the other Holders) will have the right to withdraw from such Underwritten Offering by delivering written notice to the Partnership at least two Business Days prior to the time of pricing of such Underwritten Offering, in which case the Partnership will have no obligation to proceed with such Underwritten Offering and such Underwritten Offering, whether or not completed, will not decrease the number of Underwritten Offerings that the BlackRock Purchaser shall have the right to request under this Section 2.03. Notwithstanding the ability of a Holder to withdraw Registrable Securities from an Underwritten Offering, the exercise of piggyback registration rights or demand registration rights under this Agreement shall be irrevocable, and, except as otherwise specifically provided above, shall decrease the number of Underwritten Offerings that the BlackRock Purchaser (on behalf of itself and the other Holders) shall have the right to request under Section 2.02 and Section 2.03.
Section 2.04    Further Obligations. In connection with its obligations under this Article II, the Partnership will:
(a)    promptly prepare and file with the Commission the Registrations Statements and such amendments and supplements to any Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period of the Underwritten Offering and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;
(b)    if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering under a Registration Statement and the Managing Underwriter at any time shall notify the Partnership in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of such

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Underwritten Offering, the Partnership shall use its commercially reasonable efforts to include such information in such prospectus supplement;
(c)    furnish to the BlackRock Purchaser (on behalf of itself and each Selling Holder) (i) as far in advance as reasonably practicable before filing a Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide the BlackRock Purchaser the opportunity to object to any information pertaining to the BlackRock Purchaser and such Selling Holders and the plan of distribution that is contained therein and, to the extent timely received, make the corrections reasonably requested by the BlackRock Purchaser with respect to such information prior to filing such Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the resale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;
(d)    if applicable, use its commercially reasonable efforts to promptly register or qualify the Registrable Securities covered by any Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Partnership will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;
(e)    promptly notify the BlackRock Purchaser (on behalf of itself and each Selling Holder), at any time when a prospectus relating thereto is required to be delivered by any of it under the Securities Act, of (i) the filing of a Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to a Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to any such Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;
(f)    promptly notify the BlackRock Purchaser (on behalf of itself and each Selling Holder), at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Partnership agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action

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so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is reasonably necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;
(g)    upon request and subject to appropriate confidentiality obligations, furnish to the BlackRock Purchaser (on behalf of itself and each Selling Holder) copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;
(h)    in the case of an Underwritten Offering, furnish, or use its reasonable efforts to cause to be furnished, upon request, (i) an opinion of counsel for the Partnership addressed to the Underwriters, dated the date of the closing under the applicable underwriting agreement and (ii) a “comfort letter” addressed to the Underwriters, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the applicable underwriting agreement, in each case, signed by the independent public accountants who have certified the Partnership’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort letter” shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the Underwriters in Underwritten Offerings of securities by the Partnership and such other matters as such Underwriters may reasonably request;
(i)    otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;
(j)    make available to the appropriate representatives of the Managing Underwriter during normal business hours access to such information and Partnership personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that the Partnership need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Partnership;
(k)    use its commercially reasonable efforts to cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Partnership are then listed;
(l)    use its commercially reasonable efforts to cause Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership to enable the BlackRock Purchaser and the Selling Holders to consummate the disposition of such Registrable Securities;
(m)    provide a transfer agent and registrar for all Registrable Securities covered by any Registration Statement not later than the Effective Date of such Registration Statement;
(n)    enter into customary agreements and take such other actions as are reasonably requested by the BlackRock Purchaser (on behalf of itself and each Selling Holder) or the Underwriters, if any, in order to expedite or facilitate the disposition of the Registrable Securities (including making appropriate representatives of the Partnership available to participate in customary marketing activities); provided, however, that representatives of the Partnership shall not be required to dedicate an unreasonably burdensome amount of time in connection with any roadshow and related marketing activities for any

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Underwritten Offering which, in any event, shall not be more than the amount of time customarily dedicated in similar Underwritten Offerings undertaken by the Partnership and its Affiliates;
(o)    if reasonably requested by the BlackRock Purchaser (on behalf of itself and each Selling Holder), (i) incorporate in a prospectus supplement or post-effective amendment such information as the BlackRock Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;
(p)    if reasonably required by the Partnership’s transfer agent, the Partnership shall promptly deliver any authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to transfer Registrable Securities without legend upon sale by the Holder of such Registrable Securities under a Registration Statement; and
(q)    if any Holder could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with a Registration Statement and any amendment or supplement thereof (a “Holder Underwriter Registration Statement”), then the Partnership will reasonably cooperate with the BlackRock Purchaser (on behalf of itself and each Selling Holder) in allowing the BlackRock Purchaser (on behalf of itself and each Selling Holder) to conduct customary “underwriter’s due diligence” with respect to the Partnership and satisfy its obligations in respect thereof; provided, however, that the Partnership need not disclose any non-public information to any such representative unless and until the BlackRock Purchaser and its representatives has entered into a confidentiality agreement with the Partnership. In addition, at the BlackRock Purchaser’s request (on behalf of itself and each Selling Holder), the Partnership will furnish to the BlackRock Purchaser, on the date of the effectiveness of the Holder Underwriter Registration Statement and thereafter from time to time on such dates as the BlackRock Purchaser may reasonably request (provided that such request shall not be more frequently than on an annual basis), (i) a “comfort letter”, dated such date, from the Partnership’s independent certified public accountants in form and substance as has been customarily given by independent certified public accountants to underwriters in Underwritten Offerings of securities by the Partnership, (ii) an opinion, dated as of such date, of counsel representing the Partnership for purposes of the Holder Underwriter Registration Statement, in form, scope and substance as has been customarily given in Underwritten Offerings of securities by the Partnership, accompanied by standard “10b-5” negative assurance for such offerings and (iii) a standard officer’s certificate from the chief executive officer or chief financial officer, or other Persons serving such functions, as has been customarily given by such officers in Underwritten Offerings of securities by the Partnership. The Partnership will also use its reasonable efforts to provide legal counsel to the BlackRock Purchaser with an opportunity to review and comment upon any such Holder Underwriter Registration Statement, and any amendments and supplements thereto, prior to its filing with the Commission.
Notwithstanding anything to the contrary in this Section 2.04, the Partnership will not name a Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act) in any Registration Statement or Holder Underwriter Registration Statement, as applicable, without such Holder’s consent. If the staff of the Commission requires the Partnership to name any Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act), and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the applicable Registration Statement, and the Partnership shall have no further obligations hereunder with respect to Registrable Securities held by such Holder, unless the BlackRock Purchaser (on behalf of itself and each Selling Holder) has not had an opportunity to conduct customary

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underwriter’s due diligence as set forth in Section 2.04(q) with respect to the Partnership at the time such Holder’s consent is sought.
Each Selling Holder, upon receipt of notice from the Partnership or from the BlackRock Purchaser of the happening of any event of the kind described in Section 2.04(f), shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(f) or until it is advised in writing by the Partnership that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Partnership, such Selling Holder will, or will request the Managing Underwriter or Managing Underwriters, if any, to deliver to the Partnership (at the Partnership’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.
Section 2.05    Cooperation by Holders. The Partnership shall have no obligation to include Registrable Securities of a Holder in a Registration Statement or in an Underwritten Offering pursuant to Section 2.03(a) if the BlackRock Purchaser has failed to timely furnish such information that the Partnership determines, after consultation with its counsel, is reasonably required in order for any registration statement or prospectus supplement, as applicable, to comply with the Securities Act.
Section 2.06    Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities who is participating in an Underwritten Offering and is included in a Registration Statement agrees to enter into a customary letter agreement (each, a “Lockup”) with underwriters providing that such Holder will not effect any public sale or distribution of a Common Unit during the 45 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of such Underwritten Offering; provided, however, that, notwithstanding the foregoing, (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction imposed by the Underwriters on the Partnership or the officers, directors or any other Affiliate of the Partnership on whom a restriction is imposed, (ii) the restrictions set forth in this Section 2.06 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder and (iii) the Partnership will use commercially reasonable efforts to ensure that each Lockup shall include customary carve-outs, including carve-outs for the pledge, hypothecation or other granting of a security interest in Common Units or securities convertible into or exchangeable for shares of Common Units as collateral or security for any loan, advance or extension of credit and any transfer upon foreclosure upon such Common Units or such securities.
Section 2.07    Expenses.
(a)    Certain Definitions. “Registration Expenses” shall not include Selling Expenses but otherwise means all expenses incident to the Partnership’s performance under or compliance with this Agreement to effect a Piggyback Registration pursuant to Section 2.02, or an Underwritten Offering pursuant to Section 2.03, and the disposition of such Registrable Securities, including all registration, filing, securities exchange listing and National Securities Exchange fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel and independent public accountants for the Partnership, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions and transfer

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taxes allocable to the sale of the Registrable Securities, plus any costs or expenses related to any roadshows conducted in connection with the marketing of any Underwritten Offering.
(b)    Expenses. The Partnership will pay all reasonable Registration Expenses, as determined in good faith, in connection with a Piggyback Registration or an Underwritten Offering, whether or not any sale is made pursuant to such Piggyback Registration or Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 2.08, the Partnership shall not be responsible for professional fees (including legal fees) incurred by the BlackRock Purchaser or Holders in connection with the exercise of the BlackRock Purchaser’s or such Holders’ rights hereunder.
Section 2.08    Indemnification.
(a)    By the Partnership. In the event of a Registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Partnership will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, managers, partners, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, managers, partners, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in (which, for the avoidance of doubt, includes documents incorporated by reference in) the applicable Registration Statement or other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating, defending or resolving any such Loss or actions or proceedings; provided, however, that the Partnership will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by to it by the BlackRock Purchaser or such Selling Holder Indemnified Person in writing specifically for use in the applicable Registration Statement or other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.
(b)    By Each Selling Holder. Each Selling Holder severally and not jointly (other than the BlackRock Purchaser which obligations will be joint and several) agrees to indemnify and hold harmless the Partnership, the General Partner and their respective directors, officers, employees and agents and each Person, who, directly or indirectly, controls the Partnership within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Partnership to the Selling Holders, but only with respect to information regarding such Selling Holders furnished in writing by or on behalf of such Selling Holder expressly for inclusion in a Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereto or any free writing prospectus relating thereto;

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provided, however, that the liability of each Selling Holder (other than the BlackRock Purchaser in respect of its joint obligations with respect to other Selling Holders) shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holders from the sale of the Registrable Securities giving rise to such indemnification; provided, further, however, that the liability of the BlackRock Purchaser with respect to a joint obligation with respect to any other Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification .
(c)    Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.08(c), except to the extent that the indemnifying party is materially prejudiced by such failure. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably satisfactory to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party may be entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete and unconditional release from liability of, and does not contain any admission of wrongdoing by, the indemnified party.
(d)    Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that the liability of each Selling Holder (other than the BlackRock Purchaser in respect of its joint obligations with respect to other Selling Holders) shall not be greater than the maximum amount for which such Selling Holder could have been liable under the provisos contained in Section 2.08(b) and the liability of the BlackRock Purchaser with respect to a joint obligation with respect to any other Selling Holder shall not be greater than the maximum amount for which such Selling Holder could have been liable under the provisos contained in Section 2.08(b). The relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other, shall be determined by reference to, among other things,

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whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating, defending or resolving any Loss that is the subject of this paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
(e)    Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.
Section 2.09    Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the resale of the Registrable Securities without registration, the Partnership agrees to use its commercially reasonable efforts to:
(a)    make and keep public information regarding the Partnership available, as those terms are understood and defined in Rule 144 under the Securities Act (or any similar provision then in effect), at all times from and after the date hereof;
(b)    file with the Commission in a timely manner all reports and other documents required of the Partnership under the Securities Act and the Exchange Act at all times from and after the date hereof; and
(c)    so long as a Holder owns any Registrable Securities, furnish (i) to the extent accurate, forthwith upon request, a written statement of the Partnership that it has complied with the reporting requirements of Rule 144 under the Securities Act (or any similar provision then in effect) and (ii) unless otherwise available via the Commission’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Partnership, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.
Section 2.10    Transfer or Assignment of Registration Rights. The rights to cause the Partnership to register Registrable Securities under this Article II may be transferred or assigned by a Holder only if (a) such transferee or assignee is an Affiliate of such Holder, and after such transfer or assignment continues to be an Affiliate of such Holder, (b) the amount of Registrable Securities transferred or assigned to such transferee or assignee shall represent at least $50 million of Registrable Securities (determined by multiplying the number of Registrable Securities owned by the Average VWAP for the 10 Trading Days preceding the date of such transfer or assignment), or such lesser amount if it constitutes the remaining holdings of the Holder and its Affiliates, (c) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, (d) with respect to such Holder, a Series A Purchaser Change of Control (as defined in the Partnership Agreement) has not occurred and (e) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such transferring Holder under this Agreement. Notwithstanding the foregoing, the BlackRock Purchaser may not transfer

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any of the rights to give or receive notices, including in respect of the exercise of piggyback or demand registration rights hereunder, on behalf of itself and/or each Holder without the express written consent of the Partnership. Notwithstanding anything herein to the contrary, the BlackRock Purchaser may continue to give or receive notices and exercise piggyback or demand registration rights hereunder on behalf of other Holders following such time as the BlackRock Purchaser ceases to own any Registrable Securities.
Section 2.11    Limitation on Subsequent Registration Rights. From and after the date hereof, the Partnership shall not, without the prior written consent of the BlackRock Purchaser (on behalf of itself and each Selling Holder) enter into any agreement with any current or future holder of any securities of the Partnership that would allow such current or future holder to require the Partnership to include securities in any registration statement filed by the Partnership on a basis other than pari passu with, or expressly subordinate to, the piggyback rights of the Holders of Registrable Securities hereunder. For purposes of this Agreement, the term “pari passu” shall mean only the right to include Common Units in an Underwritten Offering subject to customary cutback provisions, such as contained Section 2.02(b) and shall not refer to any other term of this Agreement or any other agreement or instrument pursuant to which registration rights are granted.
ARTICLE III
MISCELLANEOUS
Section 3.01    Communications. All notices, demands and other communications provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, personal delivery or (in the case of any notice given by the Partnership to the BlackRock Purchaser or a Selling Holder) email to the following addresses:
(a)    If to the Purchasers, to the addresses set forth on Schedule A.
(b)    If to the Partnership:
NextEra Energy Partners, LP
700 Universe Boulevard
Juno Beach, Florida 33408
Attention: Treasurer and Daniel Lotano

with a copy to:

Squire Patton Boggs (US) LLP
4900 Key Tower
127 Public Square
Cleveland, Ohio 44114
Attention: David A. Zagore and Julia M. Tosi
or to such other address as the Partnership or a Purchaser may designate to each other in writing from time to time or, if to a transferee or assignee of the Purchasers or any transferee or assignee thereof, to such transferee or assignee at the address provided pursuant to Section 2.10. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the facsimile or email copy, if sent via facsimile or email; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

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Section 3.02    Binding Effect. This Agreement shall be binding upon the Partnership, each of the Purchasers and their respective successors and permitted assigns, including subsequent Holders of Registrable Securities to the extent permitted herein. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.
Section 3.03    Assignment of Rights. Except as provided in Section 2.10, neither the BlackRock Purchaser nor any Holder may assigned or transfer this Agreement or any of the rights, benefits or obligations hereunder without the prior written consent of the Partnership.
Section 3.04    Recapitalization, Exchanges, Etc. Affecting Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of the Partnership or any successor or assign of the Partnership (whether by merger, acquisition, consolidation, reorganization, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations, pro rata distributions of units and the like occurring after the date of this Agreement.
Section 3.05    Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
Section 3.06    Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.
Section 3.07    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.
Section 3.08    Governing Law, Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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Section 3.09    Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVE, AND AGREE TO CAUSE THEIR AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Section 3.10    Entire Agreement. This Agreement, the Purchase Agreement and the other agreements and documents referred to herein and therein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or in the Purchase Agreement with respect to the rights granted by the Partnership or any of its Affiliates or the Purchasers or any of their respective Affiliates set forth herein or therein. This Agreement, the Purchase Agreement and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter. Notwithstanding the foregoing, no provision of this Agreement, the Purchase Agreement and the other agreements and documents referred to herein and therein are intended to modify, amend or otherwise affect any provisions of the Partnership Agreement.
Section 3.11    Amendment. This Agreement may be amended only by means of a written amendment signed by the Partnership and the BlackRock Purchaser (on behalf of itself and each Selling Holder). Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which such amendment, supplement, modification, waiver or consent has been made or given.
Section 3.12    No Presumption. This Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.
Section 3.13    Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that, other than as set forth herein, no Person other than the Purchasers, the Holders, their respective permitted assignees and the Partnership shall have any obligation hereunder and that, notwithstanding that one or more of such Persons may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner,

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manager, member, stockholder or Affiliate of any of such Persons or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of such Persons or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligation or its creation, except, in each case, for any assignee of any Purchaser or a Selling Holder hereunder.
Section 3.14    Interpretation. Article, Section and Schedule references in this Agreement are references to the corresponding Article, Section or Schedule to this Agreement, unless otherwise specified. All Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever the Partnership has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of the Partnership unless otherwise specified. Any reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by a Purchaser, such action shall be in such Holder’s sole discretion, unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect, and (b) the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. The words such as “herein,” “hereinafter,” “hereof’ and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.
[Remainder of Page Left Intentionally Blank]

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011958-1172-15614-Active.21674870.15

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

NEXTERA ENERGY PARTNERS, LP

By:
Name:
Title:

[Signature page to Registration Rights Agreement]

011958-1172-15614-Active.21674870.15

NASA A HOLDINGS LP

By: Nasa A Holdings GP, LLC, its General Partner

By:
Name:
Title:

NASA B HOLDINGS LP

By: Nasa B Holdings GP, LLC, its General Partner

By:
Name:
Title:

NASA CO-INVEST HOLDINGS L.P.

By: First Reserve Energy Infrastructure GP II Limited,
its General Partner

By:
Name:
Title:

KKR FLATIRONS AGGREGATOR L.P.

By: KKR Flatirons Aggregator GP LLC, its General Partner

By:
Name:
Title:

[Signature page to Registration Rights Agreement]

011958-1172-15614-Active.21674870.15

SCHEDULE A

Purchaser Name; Notice and Contact Information

Purchaser	Contact Information

011958-1172-15614-Active.21674870.15

Exhibit D
Form of General Partner Waiver

See Attached

Active.21674869.11

Final Form
Form of General Partner Waiver

NextEra Energy Partners GP, Inc.

Limited Preemptive Right

Section 5.5 of the Second Amended and Restated Agreement of Limited Partnership of NextEra Energy Partners, LP, dated as of [●], 2017 (the “Partnership Agreement”), provides that NextEra Energy Partners GP, Inc., the general partner (the “General Partner”), of NextEra Energy Partners, LP (the “Partnership”), shall have the right, which the General Partner may from time to time assign in whole or in part to any of the General Partner’s Affiliates, to purchase Partnership Interests from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Interests to Persons other than the General Partner and the General Partner’s Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and the General Partner’s Affiliates equal to that which existed immediately prior to the issuance of such Partnership Interests. All capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Partnership Agreement.

In connection with the issuance of Series A Preferred Units by the Partnership pursuant to the Series A Preferred Unit Purchase Agreement, dated June 20, 2017 (the “Purchase Agreement”), between the Partnership and the purchasers set forth in Schedule A thereto (as Schedule A may be updated in accordance with the Purchaser Agreement), the General Partner hereby (i) confirms that, with respect to any Series A Preferred Units to be issued pursuant to the Purchase Agreement and any Series A PIK Units that may be issued pursuant to a Series A Quarterly Distribution, it has not assigned and will not assign, in either case in whole or in part, its right to purchase Partnership Interests pursuant to Section 5.5 of the Partnership Agreement relating to such issuance, and (ii) waives any preemptive rights it or its Affiliates may hold pursuant to Section 5.5 of the Partnership Agreement, with respect to the offering, issuance and sale of Series A Preferred Units to be issued pursuant to the Purchase Agreement, any Series A PIK Units that may be issued pursuant to a Series A Quarterly Distribution and any Series A Conversion Units in respect of any such Series A Preferred Units or Series A PIK Units.

[Signature Page Follows]

011958-1172-08899-Active.21763536.4

IN WITNESS WHEREOF, the undersigned executes this General Partner Waiver, effective as of the date first written above.

NextEra Energy Partners GP, Inc.

By:
W. Scott Seeley
Corporate Secretary

Dated: [●], 2017

011958-1172-08899-Active.21763536.4

Exhibit E
Form of OpCo Partnership Agreement Amendment

See Attached

Active.21674869.11

Final Form
Form of OpCo Partnership Agreement Amendment

SERIES A CONVERTIBLE PREFERRED UNITS AMENDMENT
to
FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP,
AS AMENDED

of
NEXTERA ENERGY OPERATING PARTNERS, LP

A Delaware Limited Partnership

Dated
[•], 2017

21716598.9

-i-
21716598.9

SERIES A CONVERTIBLE PREFERRED UNITS AMENDMENT
to
FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP,
AS AMENDED
of
NEXTERA ENERGY OPERATING PARTNERS, LP
This SERIES A CONVERTIBLE PREFERRED UNITS AMENDMENT to FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, AS AMENDED of NEXTERA ENERGY OPERATING PARTNERS, LP, dated [•], 2017 (this “Amendment”), is entered into by NextEra Energy Operating Partners GP, LLC, a Delaware limited liability company (the “General Partner”), as the General Partner of NEXTERA ENERGY OPERATING PARTNERS, LP, a Delaware limited partnership (the “Partnership”).
WHEREAS, the General Partner, NextEra Energy Equity Partners, LP, a Delaware limited partnership (“NEE Equity”) and NextEra Energy Partners, LP, a Delaware limited partnership (“NEE Partners” and, collectively with NEE Equity, the “Limited Partners”), heretofore entered into that certain First Amended and Restated Agreement of Limited Partnership, dated as of July 1, 2014, and certain amendments thereto (as amended through the date of this Amendment, and as it may be further amended, supplemented or restated from time to time, the “Agreement”);
WHEREAS, the Partnership and NEE Partners entered into that certain Equity Purchase Agreement, dated as of [•], 2017 (as amended from time to time, the “Equity Purchase Agreement”), pursuant to which NEE Partners contributed the net proceeds from the private placement of NEE Partners’ Series A convertible preferred units as a capital contribution to the Partnership, in exchange for Series A Convertible Preferred Units of the Partnership (collectively, the “Contribution Transaction”);
WHEREAS, the General Partner authorized the creation of, and issuance to NEE Partners by the Partnership of, Limited Partner Interests to be designated as “Series A Convertible Preferred Units” (the “Units Issuance” and, collectively with the Contribution Transaction, the “Transaction”), with such designations, preferences, rights, powers and duties as are set forth in this Amendment, and the General Partner desires to amend the Agreement in accordance with the authority granted to the General Partner pursuant to Section 13.1(g) of the Agreement to authorize the issuance of such Series A Convertible Preferred Units to NEE Partners, the admission of NEE Partners as a Limited Partner of the Partnership with respect to the Series A Convertible Preferred Units as provided in Section 10.1 of the Agreement and to set forth the designations, preferences, rights, powers and duties applicable to such Partnership Interests.
NOW, THEREFORE, pursuant to the authority granted to the General Partner pursuant to Section 13.1(g) of the Agreement, the General Partner hereby amends the Agreement as follows:

21716598.9

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION
Section 1.1    Revised Definitions. Capitalized terms used herein and not otherwise defined shall have the same meanings when used herein as in the Agreement. The following terms have the meanings set forth below and the related definitions in the Agreement are hereby amended to read and replaced in their entirety, as follows:
“Available Cash” means, with respect to any Quarter ending prior to the Liquidation Date:
(a)    the sum of:
(i)    all cash and cash equivalents of the Partnership Group (or the Partnership’s proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand at the end of such Quarter;
(ii)    all Unreturned Excess Funds; and
(iii)    if the General Partner so determines, all or any portion of additional cash and cash equivalents of the Partnership Group (or the Partnership’s proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand on the date of determination of Available Cash with respect to such Quarter resulting from Working Capital Borrowings made subsequent to the end of such Quarter, less
(b)    the amount of any cash reserves established by the General Partner (or the Partnership’s proportionate share of cash reserves in the case of Subsidiaries that are not wholly owned) to:
(i)    provide for the proper conduct of the business of the Partnership Group, including reserves for expected debt service requirements and future capital expenditures, subsequent to such Quarter;
(ii)    comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject; and
(iii)    provide funds for distributions under Section 5.11(b)(i), Section 6.4 or Section 6.5 in respect of any one or more of the next four Quarters, less
(c)    the amount of any Construction Contributions or Genesis Cash Grant Proceeds that would otherwise constitute Available Cash;
provided, however, that the General Partner may not establish cash reserves pursuant to subclause (b)(iii) above if the effect of such reserves would be that the Partnership is unable to distribute the Minimum Quarterly Distribution on all Common Units with respect to such Quarter plus any

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Aggregate Shortfall (as defined in the Management Services Agreement); and, provided further, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the General Partner so determines.
Notwithstanding the foregoing, “Available Cash” shall not include any proceeds received pursuant to the purchase of or contribution of cash in exchange for any Series A Preferred Units or Series A Parity Securities issued in accordance with Section 5.11 and with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.
“Certificate” means a certificate in such form (including global form if permitted by applicable rules and regulations) as may be adopted by the General Partner and issued by the Partnership evidencing ownership of one or more classes of Partnership Interests. The initial form of certificate approved by the General Partner for the Common Units is attached as Exhibit A to this Agreement. The initial form of certificate approved by the General Partner for the Series A Preferred Units is attached as Exhibit B to this Agreement.
“Common Unit” means a Limited Partner Interest having the rights and obligations specified with respect to Common Units in this Agreement. The term “Common Unit” does not refer to or include, prior to its conversion into a Common Unit pursuant to the terms hereof, any Series A Preferred Unit.
“Derivative Partnership Interests” means any options, rights, warrants, appreciation rights, tracking, profit and phantom interests and other derivative securities relating to, convertible into or exchangeable for Partnership Interests; provided, however, that a Partnership Interest relating to, convertible into or exchangeable for another Partnership Interest shall not be a Derivative Partnership Interest.
“Limited Partner Interest” means an interest of a Limited Partner in the Partnership, which may be evidenced by Series A Preferred Units, Common Units or other Partnership Interests (other than a General Partner Interest) or a combination thereof (but excluding Derivative Partnership Interests), and includes any and all benefits to which such Limited Partner is entitled as provided in this Agreement, together with all obligations of such Limited Partner pursuant to the terms and provisions of this Agreement.
“Percentage Interest” means as of any date of determination (a) as to any Unitholder with respect to Units (other than with respect to Series A Preferred Units), as the case may be, the product obtained by multiplying (i) 100% less the percentage applicable to clause (b) below by (ii) the quotient obtained by dividing (A) the number of Units (excluding Series A Preferred Units) held by such Unitholder, as the case may be, by (B) the total number of Outstanding Units (excluding Series A Preferred Units), and (b) as to the holders of other Partnership Interests (other than with respect to Series A Preferred Units) issued by the Partnership in accordance with Section 5.4, the percentage established as a part of such issuance. The Percentage Interest with respect to a Series A Preferred Unit shall at all times be zero.
“Pro Rata” means (a) when used with respect to Units or any class thereof, apportioned among all designated Units in accordance with their relative Percentage Interests, (b) when used with respect to Partners or Record Holders, apportioned among all Partners or Record Holders in accordance with their relative

3

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Percentage Interests and (c) when used with respect to Series A Preferred Unitholders, apportioned among all Series A Preferred Unitholders in accordance with the relative number or percentage of Series A Preferred Units held by each such Series A Preferred Unitholder.
“Unit” means a Partnership Interest that is designated by the General Partner as a “Unit” and shall include Series A Preferred Units and Common Units.
“Unit Majority” means (i) during the Purchase Price Adjustment Period, 100% of the Outstanding Common Units, and (ii) after the end of the Purchase Price Adjustment Period, at least a majority of the Outstanding Common Units (including the Series A Preferred Units as provided in Section 5.11).
Section 1.2    Additional Definitions. Terms defined below shall have the meanings set forth below and these defined terms are hereby added to the Agreement:
“Capital Distribution Basket” means, at the time of determination, (i) an amount equal to four times the total distributions to the Common Unitholders under this Agreement for the preceding Quarter less (ii) the sum of (x) any amounts previously distributed by the Partnership to Common Unitholders under this Agreement from Capital Surplus on or following the date of the NEE Partners Series A Purchase Agreement and (y) any amounts previously distributed by NEE Partners to the NEE Partners Common Unitholders under the NEE Partners Partnership Agreement from Capital Proceeds (as defined in the NEE Partners Partnership Agreement) on or following the date of the NEE Partners Series A Purchase Agreement; provided that if during the preceding Quarter, there was a distribution by the Partnership or NEE Partners that reduced the Capital Distribution Basket, the amount in clause (i) shall be determined by reference to the last preceding Quarter during which no such distributions were made.
“Initial Distribution Period” means, with respect to a Series A Preferred Unit, the period commencing on the date of issuance of such Series A Preferred Unit and ending on the third anniversary thereof; provided, that the Initial Distribution Period with respect to a Series A PIK Unit shall be deemed to be the same as that of the Series A Preferred Unit on which the Series A PIK Unit is paid.
“NEE Partners Series A Conversion Notice” has the meaning assigned to such term in Section 5.11(b)(vi)(C).
“NEE Partners Series A Conversion Rate” means the conversion rate applicable to a NEE Partners Series A Preferred Unit pursuant to the NEE Partners Partnership Agreement, as adjusted pursuant to the same.
“NEE Partners Series A Conversion Unit” means a NEE Partners Common Unit issued upon conversion of a NEE Partners Series A Preferred Unit pursuant to the NEE Partners Partnership Agreement.
“NEE Partners Series A Forced Conversion Notice” has the meaning assigned to such term in Section 5.11(b)(vi)(C).

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“NEE Partners Series A Preferred Units” means limited partner interests in NEE Partners having the rights and obligations specified with respect to “Series A Preferred Units” in the NEE Partners Partnership Agreement.
“NEE Partners Series A Purchase Agreement” means the Series A Preferred Unit Purchase Agreement, dated as of June 20, 2017, by and among NEE Partners and the purchasers of NEE Partners Series A Preferred Units thereunder, as may be amended from time to time.
“Partially Adjusted Capital Account Balance” means with respect to any Partner and any taxable period the Capital Account of such Partner at the beginning of such period as adjusted for contributions and distributions during such period and any allocations made pursuant to Section 6.1(b) for such period.
“Series A Conversion Rate” means the rate necessary to achieve the economic equivalent of the NEE Partners Series A Conversion Rate in effect and as applicable at the time of such conversion.
“Series A Conversion Unit” means a Common Unit issued upon conversion of a Series A Preferred Unit pursuant to Section 5.11(b)(vi)(D). Immediately upon such issuance, each Series A Conversion Unit shall be considered a Common Unit for all purposes hereunder.
“Series A Converting Unitholder” means a Series A Preferred Unitholder whose Series A Preferred Units are converted in accordance with Section 5.11(b)(vi).
“Series A Distribution Amount” means (a) with respect to any Quarter ending on or before the end of the Initial Distribution Period for a Series A Preferred Unit, an amount per Quarter per Series A Preferred Unit equal to $0.4413; (b) with respect to any Quarter ending after the end of the Quarter during which the Initial Distribution Period ends for a Series A Preferred Unit, an amount per Quarter per Series A Preferred Unit equal to the greater of (i) the amount set forth in clause (a) and (ii) the amount of distributions for such Quarter that would have been payable with respect to such Series A Preferred Unit if such Series A Preferred Unit had converted immediately prior to the Record Date for such Quarter in respect of which such distributions are being paid into the number of Common Unit(s) into which such Series A Preferred Unit would be convertible at the then-applicable Series A Conversion Rate (regardless of whether the Series A Preferred Units are then convertible); and (c) with respect to the Quarter during which the Initial Distribution Period ends, a prorated amount based on the date that the Initial Distribution Period ends, which amount shall equal the sum of (i) the amount set forth in clause (a) of this paragraph, multiplied by a fraction, the numerator of which equals the number of days in such Quarter commencing on the start of the applicable Quarter and ending on, and including, the last day of the Initial Distribution Period, and the denominator of which equals the total number of days in such Quarter, and (ii) the amount determined as provided in clause (b) of this paragraph, multiplied by a fraction, the numerator of which equals the number of days in such Quarter commencing on the day following the last day of the Initial Distribution Period and ending on, and including, the last day of such Quarter, and the denominator of which equals the total number of days in such Quarter; provided, however, that the Series A Distribution Amount for the Quarter during which the Initial Distribution Period commences shall be prorated for such period, and shall equal the amount calculated by multiplying the amount set forth in clause (a) of this paragraph by a fraction, the numerator of which equals the number of days in such Quarter commencing on the applicable issuance date and ending on, and

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including, the last day of such Quarter, and the denominator of which equals the total number of days in such Quarter.
“Series A Distribution Payment Date” has the meaning assigned to such term in Section 5.11(b)(i)(A).
“Series A Initial Issuance Date” means the date on which Series A Preferred Units are first issued to NEE Partners.
“Series A Issue Price” means $39.2253 per Series A Preferred Unit.
“Series A Junior Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests and distributions upon liquidation of the Partnership, ranks junior to the Series A Preferred Units, including Common Units, but excluding any Series A Parity Securities and Series A Senior Securities.
“Series A Parity Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests or distributions upon liquidation of the Partnership, ranks pari passu with (but not senior to) the Series A Preferred Units.
“Series A PIK Payment Date” has the meaning assigned to such term in Section 5.11(b)(i)(E).
“Series A PIK Units” means any Series A Preferred Units issued pursuant to a Series A Quarterly Distribution in accordance with Section 5.11(b)(i).
“Series A Preferred Unitholder” means a Record Holder of Series A Preferred Units.
“Series A Preferred Units” means any Units designated as “Series A Convertible Preferred Units” and issued pursuant to Section 5.11, including any Units issued under Section 5.11(b)(ii) and any Series A PIK Units.
“Series A Quarterly Distribution” has the meaning assigned to such term in Section 5.11(b)(i)(A).
“Series A Senior Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests or distributions upon liquidation of the Partnership, ranks senior to the Series A Preferred Units.
“Series A Unpaid Distributions” has the meaning assigned to such term in Section 5.11(b)(i)(B).
“Targeted Capital Account Balance” means with respect to any Partner and any taxable period an amount (which may be either a positive number of a negative number) equal to the hypothetical distribution such Partner would receive pursuant to the hypothetical distribution described below, minus the Partner’s share of Company minimum gain determined in accordance with Regulations Section 1.704-2(g) and Partner’s share of Partner Nonrecourse Debt Minimum Gain. The hypothetical distribution to a Partner is the amount the Partner would receive by such Partner if all of the Partnership’s assets were sold for cash

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equal to their Carrying Value, all Company liabilities were satisfied to the extent required by their terms (limited with respect to each nonrecourse liability or Partner Nonrecourse Debt to the Carrying Value of the assets securing such property) and the proceeds were distributed to the Partners in accordance with Section 12.4(c).
Section 1.3    Definitions Removed. The following definitions are hereby removed and deleted from the Agreement:
Curative Allocations
Section 1.4    Construction. The rules of construction set forth in Section 1.2 of the Agreement shall also apply to this Amendment.
ARTICLE II

AUTHORIZATION OF ADDITIONAL LIMITED PARTNER INTERESTS
Section 2.1    Authorization. Pursuant to the authority vested in the General Partner by Section 5.4 of the Agreement, the General Partner does hereby authorize a series of Limited Partner Interests of the Partnership, designated as the “Series A Convertible Preferred Units,” having, to the extent that the powers, designations, preferences, limitations, restrictions and relative rights thereof are not stated and expressed in the Agreement, the designations, preferences, rights, powers and duties as are set forth in Section 2.2 hereof.
Section 2.2    Addition of Section 5.11 to Agreement. The following Section 5.11 is hereby added to the Agreement:
Section 5.11    Establishment of Series A Preferred Units.
(a)    General. There is hereby created a class of Units designated as “Series A Convertible Preferred Units”, with the designations, preferences and relative, participating, optional or other special rights, powers and duties as set forth in this Section 5.11 and elsewhere in this Agreement.
(b)    Rights of Series A Preferred Units. The Series A Preferred Units shall have the following rights, preferences and privileges and the Series A Preferred Unitholders shall be subject to the following duties and obligations:
(i)    Distributions.
(A)     Subject to Section 5.11(b)(i)(B), commencing with the Quarter that includes the Series A Initial Issuance Date, subject to Section 5.11(b)(i)(D), the Record Holders of the Series A Preferred Units as of the applicable Record Date for each Quarter shall be entitled to receive, in respect of each Outstanding Series A Preferred Unit, cumulative distributions in respect of such Quarter equal to the sum of (1) the Series A Distribution Amount for such Quarter and (2) any Series A Unpaid Distributions (collectively, a “Series A Quarterly Distribution”).
With respect to any Quarter (or portion thereof for which a Series A Quarterly Distribution is due) ending on or before the end of the Initial Distribution Period for a Series A Preferred Unit, such

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Series A Quarterly Distribution shall be paid, as determined by the General Partner, in Series A PIK Units or in cash, or in a combination of Series A PIK Units and cash; provided, however, that the Partnership and NEE Partners must effect all distributions on corresponding Series A Preferred Units and NEE Partners Series A Preferred Units on an equivalent and consistent basis; and NEE Partners agrees that it will pay and elect to pay all distributions on the corresponding NEE Partners Series A Preferred Units in cash or in kind on an equivalent basis consistent with the determination made by the General Partner of the Partnership.
For any Quarter ending after the end of the Initial Distribution Period for a Series A Preferred Unit, each Series A Quarterly Distribution on such Series A Preferred Unit shall be paid, as determined by the General Partner, in cash or in a combination of Series A PIK Units and cash; provided that, no more than one-ninth (1/9th) of any such Series A Quarterly Distribution shall consist of Series A PIK Units for any Quarter following the Quarter during which the Initial Distribution Period ends; provided, further, that for the Quarter during which the Initial Distribution Period ends, (i) the portion of the Series A Distribution Amount calculated through the end of the Initial Distribution Period shall not be subject to the foregoing one-ninth (1/9th) limitation, and (ii) the portion of the Series A Distribution Amount calculated after the end of the Initial Distribution Period shall be subject to the foregoing one-ninth (1/9th) limitation; and provided, further, that the Partnership and NEE Partners must effect all distributions on corresponding Series A Preferred Units and NEE Partners Series A Preferred Units on an equivalent and consistent basis; and NEE Partners agrees that it will pay and elect to pay all distributions on the corresponding NEE Partners Series A Preferred Units in cash or in kind on an equivalent basis consistent with the determination made by the General Partner of the Partnership.
If the General Partner elects to pay all or any portion of a Series A Quarterly Distribution in Series A PIK Units, the number of Series A PIK Units to be issued in connection with such Series A Quarterly Distribution shall equal the quotient of (A) the applicable Series A Distribution Amount (or portion thereof to be paid in Series A PIK Units) divided by (B) the Series A Issue Price; provided that instead of issuing any fractional Series A PIK Unit, the Partnership shall round the number of Series A PIK Units issued to each Series A Preferred Unitholder down to the nearest whole Series A PIK Unit and pay cash in lieu of any resulting fractional unit (with the amount of such cash payment being based on the value of such fractional Series A PIK Unit, which shall be the product of the Series A Issue Price multiplied by the number of Series A Conversion Units into which such fractional Series A PIK Units would be convertible at the applicable Series A Conversion Rate on such Record Date (without regard to whether any Series A Preferred Units are then convertible)).
Each Series A Quarterly Distribution shall be paid within 45 days following the end of each Quarter (each such payment date, a “Series A Distribution Payment Date”) and, unless otherwise determined by the General Partner, shall have the same Record Date as established by the Partnership for any distribution to be made by the Partnership on other Partnership Interests in respect of such Quarter. For the avoidance of doubt, subject to Section 5.11(b)(i)(D), distributions on the Series A Preferred Units shall be subject to the provisions of Section 6.4.
(B)    If the Partnership fails to pay in full the Series A Distribution Amount of any Series A Quarterly Distribution (in cash or Series A PIK Units) when due for any Quarter during the applicable Initial Distribution Period, then the Series A Preferred Unitholders entitled to such unpaid Series A Quarterly Distribution shall be deemed to have nonetheless received such Series A Quarterly Distribution in Series A PIK Units and, accordingly, shall have all other

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rights under this Agreement as if such Series A PIK Units had, in fact, been issued on the date such distribution was due. If the Partnership fails to pay in full the Series A Distribution Amount of any Series A Quarterly Distribution (in cash or Series A PIK Units) in accordance with Section 5.11(b)(i)(A) when due for any Quarter following the applicable Initial Distribution Period, then (i) the Series A Preferred Unitholders entitled to such unpaid Series A Quarterly Distribution shall be deemed to have nonetheless received one-ninth (1/9th) of such Series A Quarterly Distribution in Series A PIK Units and, accordingly, shall have all other rights under this Agreement as if such Series A PIK Units had, in fact, been issued on the date such distribution was due and (ii) from and after the first date of such failure and continuing until such failure is cured by payment in full in cash of all such arrearages (which arrearages shall exclude, for the avoidance of doubt, the Series A PIK Units deemed received under the immediately preceding clause (i)), (1) the amount of such unpaid cash distributions (on a per Series A Preferred Unit basis, “Series A Unpaid Distributions”) unless and until paid will accrue and accumulate from and including the first day of the Quarter immediately following the Quarter in respect of which such payment is due until paid in full and (2) the Partnership shall not be permitted to, and shall not, declare or make, any distributions, redemptions or repurchases in respect of any Series A Junior Securities or Series A Parity Securities (including, for the avoidance of doubt, with respect to the Quarter for which the Partnership first failed to pay in full any such cash Series A Distribution Amount when due); provided, however, that pro rata distributions may be declared and paid on the Series A Preferred Units and the Series A Parity Securities in amounts per Series A Preferred Unit and Series A Parity Security that bear to each other the same ratio that accrued and accumulated distributions per Series A Preferred Unit and Series A Parity Security bear to each other.
(C)    The aggregate Series A Distribution Amount (excluding any portion paid in Series A PIK Units) shall be paid out of Available Cash and, for the avoidance of doubt, shall be paid in accordance with Section 6.4.
(D)    Notwithstanding anything in this Section 5.11(b)(i) to the contrary, with respect to any Series A Preferred Unit that is converted into a Common Unit, (i) with respect to a distribution to be made to Record Holders as of the Record Date preceding such conversion, the Record Holder as of such Record Date of such Series A Preferred Unit shall be entitled to receive such distribution in respect of such Series A Preferred Unit on the corresponding Series A Distribution Payment Date, but shall not be entitled to receive such distribution in respect of the Common Units into which such Series A Preferred Unit was converted on the payment date thereof, and (ii) with respect to a distribution to be made to Record Holders as of any Record Date following such conversion, the Record Holder as of such Record Date of the Common Units into which such Series A Preferred Unit was converted shall be entitled to receive such distribution in respect of such converted Common Units on the payment date thereof, but shall not be entitled to receive such distribution in respect of such Series A Preferred Unit on the corresponding Series A Distribution Payment Date. For the avoidance of doubt, if a Series A Preferred Unit is converted into Common Units pursuant to the terms hereof following a Record Date but prior to the corresponding Series A Distribution Payment Date, then the Record Holder of such Series A Preferred Unit as of such Record Date shall nonetheless remain entitled to receive on the Series A Distribution Payment Date a

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distribution in respect of such Series A Preferred Unit pursuant to Section 5.11(b)(i)(A) and, until such distribution is received, Section 5.11(b)(i)(B) shall continue to apply, but shall not be entitled to receive such distribution in respect of the Common Units into which such Series A Preferred Unit was converted on the Series A Distribution Payment Date.
(E)    When any Series A PIK Units are payable to a Series A Preferred Unitholder pursuant to this Section 5.11, the Partnership shall issue the Series A PIK Units to such holder in accordance with Section 5.11(b)(i)(A) (the date of issuance of such Series A PIK Units, the “Series A PIK Payment Date”). On the Series A PIK Payment Date, the Partnership shall have the option to (i) issue to such Series A Preferred Unitholder a certificate or certificates for the number of Series A PIK Units to which such Series A Preferred Unitholder shall be entitled, or (ii) cause the Transfer Agent to make a notation in book entry form in the books of the Partnership.
(ii)    Issuance of the Series A Preferred Units. The Series A Preferred Units shall be issued by the Partnership pursuant to the terms and conditions of an equity purchase or contribution agreement or otherwise as provided in this Agreement.
(iii)    Voting Rights.
(A)    The Outstanding Series A Preferred Units shall have voting rights that are identical to the voting rights of the Common Units and shall vote with the Common Units as a single class, so that each Outstanding Series A Preferred Unit will be entitled to one vote for each Common Unit into which such Series A Preferred Unit would be convertible at the then applicable Series A Conversion Rate (regardless of whether the Series A Preferred Units are then convertible) on each matter with respect to which each Record Holder of a Common Unit is entitled to vote. Each reference in this Agreement to a vote of Record Holders of Common Units shall be deemed to be a reference to the Record Holders of Common Units and Series A Preferred Units, voting together as a single class during any period in which any Series A Preferred Units are Outstanding.
(B)    Notwithstanding any other provision of this Agreement, the Partnership shall not declare or pay distributions from Capital Surplus in any given Quarter that exceed an amount equal to the then available Capital Distribution Basket.
(iv)    No Series A Senior Securities; Series A Parity Securities. The Partnership shall not, without the consent of a majority of the Outstanding Series A Preferred Units, issue any (A) Series A Senior Securities (or amend the provisions of any class of Partnership Interests to make such class of Partnership Interests a class of Series A Senior Securities) or (B) Series A Parity Securities (or amend the provisions of any class of Partnership Interests to make such class of Partnership Interests a class of Series A Parity Securities) or Series A Preferred Units; provided that, without the consent or vote of any of the Outstanding Series A Preferred Unitholders (but without prejudice to their rights under Section 5.11(b)(iii)(A)), the Partnership may issue after the Series A Initial Issuance Date additional Series A Preferred Units or Series A Parity Securities if, when and to the same extent that NEE Partners may issue corresponding NEE Partners Series A Preferred Units or NEE Partners Series A Parity Securities under the NEE Partners Partnership Agreement.

10

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NEE Partners shall not issue any additional NEE Partners Series A Preferred Units or NEE Partners Series A Parity Securities unless NEE Partners contributes the cash proceeds or other consideration received from the issuance of such additional NEE Partners Series A Preferred Units or NEE Partners Series A Parity Securities to the Partnership in exchange for an equivalent number of Series A Preferred Units or Series A Parity Securities, as applicable. In the event that NEE Partners issues any additional NEE Partners Series A Preferred Units or NEE Partners Series A Parity Securities and contributes the cash proceeds or other consideration received from the issuance thereof to the Partnership, the Partnership is authorized to issue, and shall issue, a number of Series A Preferred Units or Series A Parity Securities, as applicable, equal to the number of NEE Partners Series A Preferred Units or NEE Partners Series A Parity Securities so issued without any further act, approval or vote of any Partner or any other Persons.
Subject to Section 5.11(b)(vi)(E), the Partnership may, without any consent or vote of the holders of Outstanding Series A Preferred Units (but without prejudice to their rights under Section 5.11(b)(iii)(A)), issue the Series A PIK Units contemplated by this Agreement or create (by reclassification or otherwise) and issue Series A Junior Securities in an unlimited amount.
(v)    Legends. Each certificate or book entry evidencing a Series A Preferred Unit shall bear a conspicuous legend in substantially the form set forth in Exhibit C of this Agreement.
(vi)    Conversion.
(A)    The Series A Preferred Units shall be converted into Series A Conversion Units automatically if, when and to the same extent as the corresponding NEE Partners Series A Preferred Units are converted into NEE Partners Series A Conversion Units pursuant to the NEE Partners Partnership Agreement, and the Partnership is authorized to issue, and shall issue, a number of Series A Conversion Units equal to the number of NEE Partners Series A Conversion Units so issued without any further act, approval or vote of any Partner or any other Persons.
(B)    Immediately upon the issuance of Common Units as a result of any conversion of Series A Preferred Units, subject to Section 5.11(b)(i)(D), all rights of the Series A Converting Unitholder with respect to such Series A Preferred Units shall cease, including any further accrual of distributions, and such Series A Converting Unitholder thereafter shall be treated for all purposes as the owner of Common Units. Fractional Common Units shall not be issued to any Person pursuant to this Section 5.11(b)(vi)(A) (each fractional Common Unit shall be rounded down with the remainder being paid an amount in cash equal to the amount of cash paid with respect to any fractional corresponding NEE Partners Common Units).
(C)    Conversion Notice. NEE Partners shall promptly notify the Partnership upon receipt of written notice from a NEE Partners Series A Converting Unitholder stating that such converting unitholder elects to convert its NEE Partners Series A Preferred Units pursuant to the NEE Partners Partnership Agreement (a “NEE Partners Series A Conversion Notice”). NEE Partners shall simultaneously notify the Partnership if NEE Partners gives notice to a NEE Partners Series A Preferred Unitholder of NEE Partners’ election to force conversion of NEE Partners Series A Preferred Units (a “NEE Partners Series A Forced Conversion Notice”).

11

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(D)    Timing. NEE Partners and the Partnership agree to use commercially reasonable efforts to accomplish the objectives of this Section 5.11(b)(vi) on the time frames and in the manner contemplated in the corresponding provisions of the NEE Partners Partnership Agreement. Subject to Section 5.11(b)(i)(D), upon issuance of Series A Conversion Units to the Series A Converting Unitholder, all rights under the converted Series A Preferred Units shall cease, and such Series A Converting Unitholder shall be treated for all purposes as the Record Holder of such Series A Conversion Units.
(E)    Distributions, Combinations, Subdivisions and Reclassifications by NEE Partners. If, when and to the same extent that the NEE Partners Series A Conversion Rate, the NEE Partners Series A Issue Price or any other term(s) of the NEE Partners Series A Preferred Units are adjusted under or pursuant to Section 5.8(b)(vi)(E) of the NEE Partners Partnership Agreement, the Series A Conversion Rate, Series A Issue Price or other corresponding term(s) of the Partnership’s Series A Preferred Units shall be simultaneously and automatically adjusted in a manner that achieves the economic equivalent adjustment with respect to the Partnership’s Series A Preferred Units, without any further act, approval or vote of any Partner or any other Persons. Such adjustments shall be made successively if, when and to the same extent as provided in the NEE Partners Partnership Agreement.
(F)    No Adjustments for Certain Items. The limitations on adjustments to the NEE Partners Series A Preferred Units under Section 5.8(b)(vi)(F) of the NEE Partners Partnership Agreement shall apply to the Partnership’s Series A Preferred Units on a corresponding and equivalent basis.
(vii)    Series A Change of Control. If a Series A Change of Control (as defined in the NEE Partners Partnership Agreement) occurs:
(A)    If the corresponding NEE Partners Series A Preferred Units are converted under or pursuant to the NEE Partners Partnership Agreement, the Series A Preferred Units shall be converted automatically if, when and to the same extent as the corresponding NEE Partners Series A Preferred Units are so converted, without any further act, approval or vote of any Partner or any other Persons.
(B)    If the corresponding NEE Partners Series A Preferred Units continue to be held after the Series A Change of Control pursuant to the NEE Partners Partnership Agreement, the Series A Preferred Units shall continue to be held by NEE Partners.
(C)    If the corresponding NEE Partners Series A Preferred Units are redeemed, repurchased or otherwise acquired (whether by exercise of a put or call, by forfeiture, automatically or by means of another arrangement) by NEE Partners, or if the corresponding NEE Partners Series A Preferred Units are exchanged for a Series A Substantially Equivalent Unit (as defined in the NEE Partners Partnership Agreement), then, immediately prior to such redemption, repurchase or acquisition of NEE Partners Series A Preferred Units, or immediately prior to such exchange for a Series A Substantially Equivalent Unit, as applicable, the Partnership shall redeem a number of Series A Units held by NEE Partners equal to the number of NEE Partners Series A

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Units so redeemed, repurchased, acquired or exchanged, with such redemption to be upon the same or substantially economically equivalent terms as the redemption, repurchase, acquisition or exchange of such NEE Partners Series A Preferred Units.
(viii)    Series A Preferred Unit Transfer Restrictions. NEE Partners shall not transfer any Series A Preferred Units issued to it under this Agreement.
Section 2.3    Revision of Sections 6.1, 6.4 and 12.4 of the Agreement.
Section 6.1(a) of the Agreement is hereby amended to read as follows:
(a)    Net Income and Net Loss. After giving effect to the special allocations set forth in Section 6.1(b), if there is Net Income remaining for a taxable period, the remaining Net Income shall be allocated among the Partners so as to reduce proportionately (based on the amounts that need to be reduced) the differences between their respective Target Capital Account Balances and Partially Adjusted Capital Account Balances for the taxable period. After giving effect to the special allocations set forth in Section 6.1(b), if there is Net Loss remaining for a taxable period, the remaining Net Loss shall be allocated among the Partners so as to reduce proportionately (based on the amounts that need to be reduced) the differences between their respective Partially Adjusted Capital Account Balances and Target Capital Account Balances for the taxable period. If in the fiscal period of liquidation of the Company or in the fiscal period of the sale of substantially all of its assets, at least one Partner has a Targeted Capital Account Balance in excess of its Partially Adjusted Capital Account Balance or at least one Partner has a Partially Adjusted Capital Account Balance in excess of its Targeted Capital Account Balance, the General Partner may apply the foregoing provisions by allocating items of income and gain taken into account in determining Net Income or Net Loss (other than items allocated pursuant to Section 6.1(b)) in lieu of Net Income and by allocating items of loss and deduction taken into account in determining Net Income or Net Loss (other than items allocated pursuant to Section 6.1(b)) in lieu of Net Loss.
Section 6.1(b)(x) is hereby deleted from the Agreement.
Section 6.1(c)(i) is hereby amended to read and replaced in its entirety, as follows:
(i)    [Reserved].
Section 6.4 of the Agreement is hereby amended to read and replaced in its entirety, as follows:
Section 6.4    Distributions and Payments of Available Cash from Operating Surplus. Available Cash with respect to any Quarter that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or Section 6.5 shall be distributed or paid in the following order of priority:
(a)    First, as distributions or payments with respect to Series A Preferred Units as required by Section 5.11; and
(b)    Second, to the holders of the Common Units, Pro Rata.

13

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Section 12.4(c) of the Agreement is hereby amended to read and replaced in its entirety, as follows:
(c)    All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in the following order:
(i)    First, to the Series A Preferred Unitholders in amounts equal to the amount of distributions that would be paid under Section 12.4 of the NEE Partners Partnership Agreement with respect to the corresponding Series A Preferred Units held pursuant to the NEE Partners Partnership Agreement if such partnership were liquidated; and
(ii)    Second, to the holders of the Common Units, Pro Rata.
Section 2.4    Addition of Exhibits B and C to the Agreement. Attachment 1 to this Amendment is hereby added as Exhibit B to the Agreement and Attachment 2 to this Amendment is hereby added as Exhibit C to the Agreement.
ARTICLE III

MISCELLANEOUS
Section 3.1    Effective Date. This Amendment shall be effective on the date first above written (such date, the “Effective Date”).
Section 3.2    No Other Amendments. Except as specifically provided in this Amendment, no other amendments, revisions or changes are made to the Agreement. All other terms and conditions of the Agreement remain in full force and effect. Any reference to the Agreement set forth in any document delivered in connection with the Agreement shall be deemed to include a reference to the Agreement as amended by this Amendment, whether or not so stated in such document. Except as specifically set forth in this Amendment, nothing in this Amendment and no action taken by the parties to this Amendment shall be deemed or construed to, in any manner enlarge, diminish or otherwise affect in any way the rights, remedies or defenses of the parties to the Agreement, at law, in equity or otherwise.
Section 3.3    Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Partners and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
Section 3.4    Modification. This Amendment may not be amended or modified in any way except by a written instrument executed by the General Partner and the Series A Preferred Unit Limited Partners holding one hundred percent (100%) of the Series A Preferred Units then outstanding.
Section 3.5    Headings. Headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

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Section 3.6    Integration. This Amendment together with the Agreement constitutes the entire agreement of the Partners pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
Section 3.7    Creditors. None of the provisions of this Amendment shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.
Section 3.8    Waiver. No failure by any Partner to insist upon the strict performance of any covenant, duty, agreement or condition of this Amendment or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.
Section 3.9    No Third-Party Beneficiaries. Except as specified in Section 15.6 of the Agreement, the terms and provisions of this Amendment and the Agreement are intended solely for the benefit of the Partners and their respective successors or permitted assigns, and it is not the intention of the General Partner to confer third-party beneficiary rights upon any other Person by reason of the execution and delivery of this Amendment.
Section 3.10    Invalidity of Provisions. If any provision or part of a provision of this Amendment is or becomes for any reason, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or parts thereof contained herein shall not be affected thereby and this Amendment shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent possible.
Section 3.11    Coordination with Equity Purchase Agreement and Agreement. The Equity Purchase Agreement includes covenants, rights and obligations that survive the closing of the Transaction. In the event of any conflict or inconsistency between the provisions of this Amendment and the Equity Purchase Agreement, on one hand, and the provisions of the Agreement, on the other hand, this Amendment and the Equity Purchase Agreement shall govern and control.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the General Partner caused this Amendment to be executed by its authorized representative on [•], 2017, and effective as of the Effective Date.

NEXTERA ENERGY OPERATING PARTNERS GP, LLC

By:
Name: Title:

21716598.9

Attachment 1
Exhibit B to the Agreement
(See Attached)

21716598.9

EXHIBIT B
to the First Amended and Restated
Agreement of Limited Partnership, as Amended
of NextEra Energy Operating Partners, LP
Certificate Evidencing Series A Preferred Units
Representing Limited Partner Interests in
NextEra Energy Operating Partners, LP
No. _________________________ Series A Preferred Units _________________
In accordance with Section 4.1 of the First Amended and Restated Agreement of Limited Partnership of NextEra Energy Operating Partners, LP, as amended, supplemented or restated from time to time (the “Partnership Agreement”), NextEra Energy Operating Partners, LP, a Delaware limited partnership (the “Partnership”), hereby certifies that _______________ (the “Holder”) is the registered owner of Series A Preferred Units representing limited partner interests in the Partnership (the “Series A Preferred Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Series A Preferred Units are set forth in, and this Certificate and the Series A Preferred Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 700 Universe Boulevard, Juno Beach, Florida 33408. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.
THE SERIES A PREFERRED UNITS (ALSO REFERRED TO AS “THIS SECURITY”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SERIES A PREFERRED UNITS MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, NEXTERA ENERGY OPERATING PARTNERS, LP HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.
THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF NEXTERA ENERGY OPERATING PARTNERS, LP THAT THIS SECURITY MAY NOT BE TRANSFERRED IF SUCH TRANSFER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF NEXTERA ENERGY OPERATING PARTNERS, LP UNDER THE LAWS OF THE STATE OF DELAWARE, (C) CAUSE NEXTERA ENERGY OPERATING PARTNERS, LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES, OR (D) RESULT IN A TERMINATION OF THE PARTNERSHIP UNDER INTERNAL

Exhibit B - 1
21716598.9

REVENUE CODE OF 1986, AS AMENDED, SECTION 708 UNLESS, PRIOR TO SUCH TRANSFER, THE TRANSFERRING PARTNER AGREES TO INDEMNIFY THE PARTNERSHIP AND THE OTHER PARTNERS FOR ANY ADVERSE TAX CONSEQUENCES CAUSED AS A RESULT OF SUCH TERMINATION. THE GENERAL PARTNER OF NEXTERA ENERGY OPERATING PARTNERS, LP MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF NEXTERA ENERGY OPERATING PARTNERS, LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE PARTNERSHIP AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER AT THE PRINCIPAL OFFICE OF THE PARTNERSHIP.
The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, and (iii) made the waivers and given the consents and approvals contained in the Partnership Agreement.

Exhibit B - 2
21716598.9

This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

Dated: _____________________________	NEXTERA ENERGY OPERATING PARTNERS, LP

By: NextEra Energy Operating Partners GP,
LLC

By: ________________________________

By: ________________________________

[Reverse of Certificate]
ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM-as tenants in common	UNIF GIFT TRANSFERS MIN ACT

TEN ENT-as tenants by the entireties	Custodian

	(Cust)	(Minor)
JT TEN-as joint tenants with right of survivorship under Uniform Gifts/Transfers to CD Minors Act (State) and not as tenants in common.
Additional abbreviations, though not in the above list, may also be used.

Exhibit B - 3
21716598.9

ASSIGNMENT OF SERIES A PREFERRED UNITS OF
NEXTERA ENERGY OPERATING PARTNERS, LP

FOR VALUE RECEIVED,	hereby assigns, conveys, sells and transfers unto

______________________________________
______________________________________
______________________________________	________________________________________
(Please print or typewrite name and address of assignee)	(Please insert Social Security or other identifying number of assignee)

_____________ Series A Preferred Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint _________________ as its attorney-in-fact with full power of substitution to transfer the same on the books of NextEra Energy Operating Partners, LP.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.
__________________________________________________________________
(Signature)

__________________________________________________________________
(Signature)
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15    .
No transfer of the Series A Preferred Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Series A Preferred Units to be transferred is surrendered for registration or transfer.

Exhibit B - 4
21716598.9

Attachment 2
Exhibit C to the Agreement
(See Attached)

21716598.9

EXHIBIT C
to the First Amended and Restated
Agreement of Limited Partnership, as Amended
of NextEra Energy Operating Partners, LP
Restrictions on Transfer of Series A Preferred Units
THE SERIES A PREFERRED UNITS (ALSO REFERRED TO AS “THIS SECURITY”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SERIES A PREFERRED UNITS MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, NEXTERA ENERGY OPERATING PARTNERS, LP HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.
THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF NEXTERA ENERGY OPERATING PARTNERS, LP THAT THIS SECURITY MAY NOT BE TRANSFERRED IF SUCH TRANSFER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF NEXTERA ENERGY OPERATING PARTNERS, LP UNDER THE LAWS OF THE STATE OF DELAWARE, (C) CAUSE NEXTERA ENERGY OPERATING PARTNERS, LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES, OR (D) RESULT IN A TERMINATION OF THE PARTNERSHIP UNDER INTERNAL REVENUE CODE OF 1986, AS AMENDED, SECTION 708 UNLESS, PRIOR TO SUCH TRANSFER, THE TRANSFERRING PARTNER AGREES TO INDEMNIFY THE PARTNERSHIP AND THE OTHER PARTNERS FOR ANY ADVERSE TAX CONSEQUENCES CAUSED AS A RESULT OF SUCH TERMINATION. THE GENERAL PARTNER OF NEXTERA ENERGY OPERATING PARTNERS, LP MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF NEXTERA ENERGY OPERATING PARTNERS, LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE PARTNERSHIP AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER AT THE PRINCIPAL OFFICE OF THE PARTNERSHIP.

Exhibit C - 1
21716598.9